Exhibit 10.1

First Amendment to Amended and Restated Credit Agreement

This First Amendment to Amended and Restated Credit Agreement (herein, this “Amendment”) is entered into as of September 30, 2019 (the “First Amendment Effective Date”), among Global Medical REIT L.P., a Delaware limited partnership (the “Borrower”), Global Medical REIT Inc., a Maryland corporation (the “Parent” or “Global Medical REIT”), as a Guarantor, the other Guarantors party hereto, the Lenders party hereto, and BMO Harris Bank N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

Preliminary Statements

A.            Borrower, Parent, the other Guarantors party thereto, the Lenders party thereto, and the Administrative Agent have heretofore entered into that certain Amended and Restated Credit Agreement, dated as of August 7, 2018 (such Credit Agreement being referred to herein as the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement, as amended by this Amendment.

B.             Borrower has requested that (i) the Revolving Credit Commitment be reduced to $200,000,000, (ii) the Term Loan Commitment be increased to $300,000,000 by new Series B Incremental Term Loan Commitments and (iii) certain other changes be made to the Credit Agreement, and Administrative Agent and the Lenders are willing to do so pursuant to the terms below.

C.             This Amendment shall constitute a Loan Document and these Preliminary Statements shall be construed as part of this Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.            Incremental Term Loans and Amendment to Credit Agreement.

1.1            The Borrower confirms and agrees that (i) it has requested an increase in the aggregate amount of Term Loans, to be referred to in the Credit Agreement as Series B Incremental Term Loans, in the aggregate principal amount of $125,000,000 from the Incremental Term Loan Lenders pursuant to and on the terms set forth in Section 1.15 of the Credit Agreement, effective on the First Amendment Effective Date and (ii) on the First Amendment Effective Date, the Borrower will borrow the full amount of the Series B Incremental Term Loans from the Incremental Term Loan Lenders.

1.2            Each Incremental Term Loan Lender agrees that (i) effective on and at all times after the First Amendment Effective Date, in addition to all Term Loans of such Incremental Term Loan Lender (if any) outstanding immediately prior to the First Amendment Effective Date, such Incremental Term Loan Lender will be bound by all obligations of a Lender under the Credit Agreement in respect of its Series B Incremental Term Loan Commitment and its Series B Incremental Term Loan and (ii) subject to the terms and conditions set forth herein and in the Credit Agreement, on the First Amendment Effective Date, such Incremental Term Loan Lender will fund its Series B Incremental Term Loan in the amount of its Series B Incremental Term Loan Commitment.

1.3            Upon funding of the Series B Incremental Term Loans on the First Amendment Effective Date, such Series B Incremental Term Loans shall automatically (and without any further action or notice by any party), (x) constitute an increase in the amount of Term Loans outstanding immediately prior to the First Amendment Effective Date, and (y) constitute Term Loans for all purposes of the Credit Agreement and the other Loan Documents except as otherwise set forth herein. Further to the foregoing, pursuant to Section 1.15 of the Credit Agreement, the Series B Incremental Term Loans shall have the same terms as the Term Loans outstanding immediately prior to the First Amendment Effective Date (after giving effect to this Amendment).

1.4.           Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement (including all Schedules and Exhibits thereto) shall be and hereby is amended to delete the struck text (indicated textually in the same manner as the following example: ~~struck text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto.

Section 2.            Reaffirmation of Guaranties.

Each Guarantor hereby (i) acknowledges and consents to the terms of this Amendment and the Credit Agreement as amended by this Amendment, (ii) confirms that its Guaranty in favor of the Administrative Agent, for the benefit of the Lenders, and all of its obligations thereunder, as amended, remain in full force and effect and (iii) reaffirms all of the terms, provisions, agreements and covenants contained in its Guaranty. Each Guarantor agrees that its consent to any further amendments or modifications to the Credit Agreement and other Loan Documents shall not be required solely as a result of this acknowledgment and consent having been obtained, except to the extent, if any, required by any Guaranty.

Section 3.            Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1.           The Administrative Agent shall have received this Amendment duly executed by the Borrower, each Guarantor, and the Lenders.

3.2.           Each Lender, as applicable, shall have received a Second Amended and Restated Revolving Promissory Note (or Third Amended and Restated Revolving Promissory Note, as applicable) and Series B Incremental Term Note in the amount of such Lender’s Series B Incremental Term Loan Commitment, duly executed by the Borrower.

3.3.           The Administrative Agent shall have received specimen signatures of the persons authorized to execute such documents on the Borrower’s and each Guarantor’s behalf and a written certificate of an Authorized Representative of Borrower and each Guarantor that (i) either affirms that there has been no change to Borrower’s or such Guarantor’s articles of incorporation or articles of organization, as applicable, and bylaws or operating agreement, as applicable, or attaches any amendments to Borrower’s or such Guarantor’s articles of incorporation or articles of organization, as applicable, and/or bylaws or operating agreement, as applicable, and (ii) certifies that attached thereto are a true, correct and completed copy of the written resolutions or other evidence reasonably acceptable to the Administrative Agent of the Borrower’s and each such Guarantor’s Board of Directors (or similar governing body) authorizing the execution and delivery of this Amendment and performance of this Amendment and the Credit Agreement as amended by this Amendment.

3.4.           The Administrative Agent shall have received a written opinion of counsel to the Borrower and each Guarantor, in form and substance reasonably satisfactory to the Administrative Agent;

3.5.           The Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request, and legal matters incident to the execution and delivery of this Amendment shall be reasonably satisfactory to the Administrative Agent and its counsel.

3.6            All fees set forth in the Fee Letter between Borrower and Administrative Agent dated of even date with this Amendment shall have been paid in full in immediately available funds.

Section 4.            Representations.

In order to induce the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower and each other Guarantor hereby represents to the Administrative Agent and the Lenders that (a) after giving effect to this Amendment, the representations and warranties set forth in Section 6 of the Credit Agreement, as amended by this Amendment, are and shall be and remain true and correct in all material respects as of the date hereof (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date) and (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

Section 5.            Miscellaneous.

5.1.          Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, the other Loan Documents, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

5.2.           The Borrower agrees to pay on demand all reasonable costs and out-of-pocket expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

5.3.           This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York) without regard to conflicts of law principles that would require application of the laws of another jurisdiction.

5.4.          Subject to the satisfaction of the conditions precedent set forth in Section 2 below, upon the First Amendment Effective Date, all loans outstanding under the Credit Agreement shall remain outstanding as the initial Borrowing of Revolving Loans under the Credit Agreement, as amended by this Amendment, and, in connection therewith, the Borrower shall be deemed to have prepaid all outstanding Eurodollar Loans on the First Amendment Effective Date and shall pay to each Lender who is currently a party to the Credit Agreement any compensation due such Lender under Section 1.11 of the Credit Agreement as a result thereof (to the extent invoiced prior to the First Amendment Effective Date and if not waived by any Lender under the Credit Agreement).  On the First Amendment Effective Date, the Lenders each agree to make such purchases and sales of interests in the outstanding Revolving Loans between themselves so that each Lender is then holding its relevant Revolver Percentage of outstanding Revolving Loans.  Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith.

[Signature Pages Follow]

This First Amendment to Amended and Restated Credit Agreement is entered into as of the date and year first above written.

Borrower:

Global Medical REIT L.P.

By:	Global Medical REIT GP, LLC, a Delaware limited liability company, its General Partner

	By:	Global Medical REIT Inc., a Maryland Corporation, its Sole Member

	By:	/s/ Robert J. Kiernan
	Name:	Robert Kiernan
	Date:	Treasurer and Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Credit Agreement (Global Medical REIT L.P.)]

Guarantors:

GLOBAL MEDICAL REIT INC.

By	/s/ Robert J. Kiernan
Name:	Robert Kiernan
Title:	Treasurer and Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Credit Agreement (Global Medical REIT L.P.)]

GMR ALBERTVILLE, LLC
GMR ALTOONA, LLC
GMR AMARILLO, LLC
GMR ASHEVILLE, LLC
GMR AURORA, LLC
GMR AUSTIN, LLC
GMR BANNOCKBURN, LLC
GMR BOUNTIFUL, LLC
GMR BROCKPORT, LLC
GMR CAPE CORAL, LLC
GMR CARSON CITY, LLC
GMR CHANDLER DOBSON, LLC
GMR CHANDLER PECOS I, LLC
GMR CHANDLER PECOS II, LLC
GMR CHANDLER VAL VISTA I, LLC
GMR CINCINNATI BEECHMONT, LLC
GMR CLERMONT, LLC
GMR CORONA, LLC
GMR DERBY, LLC
GMR EAST DALLAS HOSPITAL, LLC
GMR EAST DALLAS LAND, LLC
GMR EAST ORANGE, LLC
GMR ELLIJAY, LLC
GMR FLOWER MOUND, LLC
GMR FORT WORTH, LLC
GMR FREMONT, LLC
GMR GAINESVILLE, LLC
GMR GERMANTOWN, LLC
GMR GREAT BEND, LLC
GMR LANSING JOLLY 3390, LLC
GMR LANSING JOLLY 3400, LLC
GMR LANSING JOLLY PATIENT, LLC
GMR LAS CRUCES, LLC
GMR LAS VEGAS, LLC
GMR LEE’S SUMMIT, LLC
GMR LEWISBURG, LLC
GMR LIVONIA, LLC
GMR LUBBOCK, LLC
GMR MCALLEN, LLC

[Signature Page to First Amendment to Amended and Restated Credit Agreement (Global Medical REIT L.P.)]

GMR MECHANICSBURG, LLC
GMR MELBOURNE PINE, LLC
GMR MESA, LLC
GMR MOLINE, LLC
GMR OKLAHOMA CITY, LLC
GMR OKLAHOMA NORTHWEST, LLC
GMR OMAHA, LLC
GMR ORLANDO, LLC
GMR PRESCOTT, LLC
GMR READING, LLC
GMR SAINT GEORGE, LLC
GMR SAN MARCOS, LLC
GMR SANDUSKY, LLC
GMR SHERMAN, LLC
GMR SOUTH BEND, LLC
GMR SOUTHERN IL, LLC
GMR SOUTHERN IL SHILOH 1191, LLC
GMR SOUTHERN IL SHILOH 1197, LLC
GMR SOUTHERN IL CARBONDALE, LLC
GMR SURPRISE, LLC
GMR VERNON, LLC
GMR VERNON KEYNOTE, LLC
GMR WATERTOWN, LLC
GMR WYOMISSING, LLC
GMR ZACHARY, LLC

By:	Global Medical REIT L.P., a Delaware limited partnership, its Sole Member

	By:	Global Medical REIT GP, LLC, a Delaware limited liability company, its General Partner

		By:	Global Medical REIT Inc., a Maryland Corporation, its Sole Member

		By:	/s/ Robert J. Kiernan
		Name:	Robert Kiernan
		Title:	Treasurer and Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Credit Agreement (Global Medical REIT L.P.)]

Administrative Agent:

BMO Harris Bank N.A., as L/C Issuer and as Administrative Agent

By:	/s/ Michael Kauffman
Name: Michael Kauffman
Title: Managing Director

Lenders:

BMO Harris Bank N.A., as a Lender

By:	/s/ Michael Kauffman
Name: Michael Kauffman
Title: Managing Director

[Signature Page to First Amendment to Amended and Restated Credit Agreement (Global Medical REIT L.P.)]

Citizens Bank, N.A.

By	/s/ Donald Woods
	Name	Donald Woods
	Title	SVP

[Signature Page to First Amendment to Amended and Restated Credit Agreement (Global Medical REIT L.P.)]

SunTrust Bank

By	/s/ John Cappellari
	Name	John Cappellari
	Title	Director

[Signature Page to First Amendment to Amended and Restated Credit Agreement (Global Medical REIT L.P.)]

The Huntington National Bank

By	/s/ Eva S. McQuillen
	Name	Eva S. McQuillen
	Title	Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement (Global Medical REIT L.P.)]

Wells Fargo Bank, National Association

By	/s/ Darin J. Mullis
	Name	Darin Mullis
	Title	Managing Director

[Signature Page to First Amendment to Amended and Restated Credit Agreement (Global Medical REIT L.P.)]

Comerica Bank

By	/s/ Casey L. Stevenson
	Name	Casey L. Stevenson
	Title	Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement (Global Medical REIT L.P.)]

KeyBank National Association

By	/s/ Gregory W. Lou
	Name	Gregory W. Lou
	Title	SVP

[Signature Page to First Amendment to Amended and Restated Credit Agreement (Global Medical REIT L.P.)]

Franklin Synergy Bank

By	/s/ Lisa Fletcher
	Name	Lisa Fletcher
	Title	Senior Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement (Global Medical REIT L.P.)]

Annex I to

First Amendment to Credit Agreement,

[See attached.]

~~EXECUTION VERSION~~ANNEX I

AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF AUGUST 7, 2018

AMONG

GLOBAL MEDICAL REIT L.P.,
AS BORROWER

THE GUARANTORS FROM TIME TO TIME PARTY HERETO,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

AND

BMO HARRIS BANK N.A.,
AS ADMINISTRATIVE AGENT

BMO CAPITAL MARKETS,
CITIZENS BANK, N.A.,
SUNTRUST ROBINSON HUMPHREY, INC.,
AND
KEYBANK NATIONAL ASSOCIATION
AS CO-SYNDICATION AGENTS, JOINT LEAD ARRANGERS AND JOINT BOOK RUNNERS

TABLE OF CONTENTS

Section	Heading	Page

Section 1.	The Credit Facilities	1

Section 1.1.	Commitments	1
Section 1.2.	Swing Loans	2
Section 1.3.	Letters of Credit	~~3~~3
Section 1.4.	Applicable Interest Rates	~~7~~7
Section 1.5.	Minimum Borrowing Amounts; Maximum Eurodollar Loans	9
Section 1.6.	Manner of Borrowing Loans and Designating Applicable Interest Rates	9
Section 1.7.	Maturity of Loans	11
Section 1.8.	Prepayments	11
Section 1.9.	Default Rate	12
Section 1.10.	Evidence of Indebtedness	13
Section 1.11.	Funding Indemnity	~~13~~13
Section 1.12.	Commitment Terminations	14
Section 1.13.	Substitution of Lenders	~~14~~14
Section 1.14.	Defaulting Lenders	14
Section 1.15.	Incremental Facilities	17
Section 1.16.	Extension of Termination Date	19

Section 2.	Fees	20

Section 2.1.	Fees	20

Section 3.	Place and application of payments	21

Section 3.1.	Place and Application of Payments	21
Section 3.2.	Account Debit	22

Section 4.	Guaranties	22

Section 4.1.	Guaranties	22
Section 4.2.	Further Assurances	23
Section 4.3.	Depository Bank	~~23~~23

Section 5.	Definitions; interpretation	23

Section 5.1.	Definitions	23
Section 5.2.	Interpretation	~~52~~55
Section 5.3.	Change in Accounting Principles	~~53~~55

Section 6.	Representations and warranties	~~53~~56

Section 6.1.	Organization and Qualification	~~53~~56

Section 6.2.	Subsidiaries	~~54~~56
Section 6.3.	Authority and Validity of Obligations	~~54~~57
Section 6.4.	Use of Proceeds; Margin Stock	~~55~~57
Section 6.5.	Financial Reports	~~55~~58
Section 6.6.	No Material Adverse Change	~~55~~58
Section 6.7.	Full Disclosure	~~55~~58
Section 6.8.	Trademarks, Franchises, and Licenses	~~56~~58
Section 6.9.	Governmental Authority and Licensing	~~56~~58
Section 6.10.	Good Title	~~56~~59
Section 6.11.	Litigation and Other Controversies	~~56~~59
Section 6.12.	Taxes	~~56~~59
Section 6.13.	Approvals	~~57~~59
Section 6.14.	Affiliate Transactions	~~57~~59
Section 6.15.	Investment Company	~~57~~59
Section 6.16.	ERISA	~~57~~59
Section 6.17.	Compliance with Laws	~~57~~60
Section 6.18.	OFAC	~~58~~61
Section 6.19.	Other Agreements	~~59~~61
Section 6.20.	Solvency	~~59~~61
Section 6.21.	No Default	~~59~~61
Section 6.22.	No Broker Fees	~~59~~61
Section 6.23.	Condition of Property; Casualties; Condemnation	~~59~~62
Section 6.24.	Legal Requirements, and Zoning	~~60~~62
Section 6.25.	REIT Status	~~60~~62

Section 7.	Conditions precedent	~~60~~62

Section 7.1.	All Credit Events	~~60~~63
Section 7.2.	Initial Credit Event	~~61~~64
Section 7.3.	Eligible Property Additions and Deletions of Borrowing Base Properties	~~63~~65

Section 8.	Covenants	~~64~~66

Section 8.1.	Maintenance of Existence	~~64~~66
Section 8.2.	Maintenance of Properties	~~64~~66
Section 8.3.	Taxes and Assessments	~~64~~66
Section 8.4.	Insurance	~~65~~66
Section 8.5.	Financial Reports	~~65~~66
Section 8.6.	Inspection	~~67~~69
Section 8.7.	Liens	~~68~~69
Section 8.8.	Investments, Acquisitions, Loans and Advances	~~68~~69
Section 8.9.	Mergers, Consolidations and Sales	~~70~~71
Section 8.10.	Maintenance of Subsidiaries	~~71~~72
Section 8.11.	ERISA	~~71~~72
Section 8.12.	Compliance with Laws	~~72~~73
Section 8.13.	Compliance with OFAC Sanctions Programs and Anti-Corruption Laws	~~72~~74

-ii-

Section 8.14.	Burdensome Contracts With Affiliates	~~74~~75
Section 8.15.	No Changes in Fiscal Year	~~74~~75
Section 8.16.	Formation of Subsidiaries	~~74~~75
Section 8.17.	Change in the Nature of Business	~~74~~75
Section 8.18.	Use of Proceeds	~~74~~75
Section 8.19.	No Restrictions	~~74~~75
Section 8.20.	Financial Covenants	~~74~~75
Section 8.21.	Borrowing Base Requirements	~~75~~76
Section 8.22.	Electronic Delivery of Certain Information	~~75~~76
Section 8.23.	REIT Status	~~76~~77
Section 8.24.	Restricted Payments	~~76~~77
Section 8.25.	Pledge of Equity Interest in Material Subsidiaries	~~77~~78

Section 9.	Events of Default and Remedies	~~77~~78

Section 9.1.	Events of Default	~~77~~78
Section 9.2.	Non-Bankruptcy Defaults	~~80~~81
Section 9.3.	Bankruptcy Defaults	~~80~~81
Section 9.4.	Collateral for Undrawn Letters of Credit	~~80~~81

Section 10.	Change In Circumstances	~~82~~83

Section 10.1.	Change of Law	~~82~~83
Section 10.2.	Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR	~~82~~84
Section 10.3.	Increased Cost and Reduced Return	~~83~~84
Section 10.4.	Lending Offices	~~84~~85
Section 10.5.	Discretion of Lender as to Manner of Funding	~~85~~86
Section 10.6.	Effect of Benchmark Transition Event	86

Section 11.	The Administrative Agent	~~85~~87

Section 11.1.	Appointment and Authority	~~85~~87
Section 11.2.	Rights as a Lender	~~85~~87
Section 11.3.	Action by Administrative Agent; Exculpatory Provisions	~~85~~87
Section 11.4.	Reliance by Administrative Agent	~~87~~88
Section 11.5.	Delegation of Duties	~~87~~89
Section 11.6.	Resignation of Administrative Agent; Removal of Administrative Agent	~~87~~89
Section 11.7.	Non-Reliance on Administrative Agent and Other Lenders	~~88~~90
Section 11.8.	L/C Issuer and Swing Line Lender	~~89~~90
Section 11.9.	Hedging Liability and Bank Product Obligations	~~89~~91
Section 11.10.	Designation of Additional Agents	~~90~~91
Section 11.11.	Authorization to Enter into, and Enforcement of, the Collateral Documents; Possession of Collateral	~~90~~91
Section 11.12.	Authorization to Release, Limit or Subordinate Liens or to Release Guaranties	~~91~~92
Section 11.13.	Authorization of Administrative Agent to File Proofs of Claim	~~92~~92

-iii-

Section 12.	Miscellaneous	~~92~~93

Section 12.1.	Taxes	~~92~~93
Section 12.2.	Documentary Taxes	~~96~~97
Section 12.3.	No Waiver, Cumulative Remedies	~~96~~97
Section 12.4.	Non-Business Days	~~96~~97
Section 12.5.	Survival of Representations	~~97~~97
Section 12.6.	Survival of Indemnities	~~97~~97
Section 12.7.	Sharing of Set-Off	~~97~~97
Section 12.8.	Notices	~~97~~98
Section 12.9.	Counterparts; Integration; Effectiveness	~~99~~99
Section 12.10.	Successors and Assigns	~~99~~99
Section 12.11.	Participants	~~99~~100
Section 12.12.	Assignments	~~100~~100
Section 12.13.	Amendments	~~103~~103
Section 12.14.	Headings	~~104~~104
Section 12.15.	Costs and Expenses; Indemnification	~~104~~105
Section 12.16.	Set-off	~~106~~106
Section 12.17.	Entire Agreement	~~106~~106
Section 12.18.	Waiver of Jury Trial	~~106~~107
Section 12.19.	Severability of Provisions	~~107~~107
Section 12.20.	Excess Interest	~~107~~107
Section 12.21.	Construction	~~107~~108
Section 12.22.	Lender’s and L/C Issuer’s Obligations Several	~~108~~108
Section 12.23.	Governing Law; Jurisdiction; Consent to Service of Process	~~108~~108
Section 12.24.	USA Patriot Act	~~108~~109
Section 12.25.	Confidentiality	~~109~~109
Section 12.26.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~109~~110
Section 12.27.	Amendment and Restatement; No Novation	~~110~~110
Section 12.28.	Equalization of Loans and Commitments	110

Section 13.	The guarantees	~~110~~111

Section 13.1.	The Guarantees	~~110~~111
Section 13.2.	Guarantee Unconditional	~~111~~111
Section 13.3.	Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances	~~112~~112
Section 13.4.	Subrogation	~~112~~112
Section 13.5.	Waivers	~~112~~113
Section 13.6.	Limit on Recovery	~~112~~113
Section 13.7.	Stay of Acceleration	~~112~~113

-iv-

Section 13.8.	Benefit to Guarantors	~~113~~113
Section 13.9.	Guarantor Covenants	~~113~~113
Section 13.10.	Subordination	~~113~~113
Section 13.11.	Keepwell	~~113~~114
~~Section 13.12.~~	~~Equalization of Loans and Commitments~~	~~113~~

Signature Page		1

EXHIBIT A	—	Notice of Payment Request
EXHIBIT B	—	Notice of Borrowing
EXHIBIT C	—	Notice of Continuation/Conversion
EXHIBIT D-1	—	Revolving Note
EXHIBIT D-2	—	Swing Note
EXHIBIT D-3	—	Term Note
EXHIBIT D-4	—	Incremental Term Note
EXHIBIT E	—	Compliance Certificate
EXHIBIT F	—	Assignment and Acceptance
EXHIBIT G	—	Additional Guarantor Supplement
EXHIBIT H	—	Commitment Amount Increase Request
EXHIBIT I	—	Borrowing Base Certificate
EXHIBIT J-1	—	Form of U.S. Tax Compliance Certificate
EXHIBIT J-2	—	Form of U.S. Tax Compliance Certificate
EXHIBIT J-3	—	Form of U.S. Tax Compliance Certificate
EXHIBIT J-4	—	Form of U.S. Tax Compliance Certificate

SCHEDULE 1	—	Commitments
SCHEDULE 1.1	—	Initial Borrowing Base Properties
SCHEDULE 1.2	—	Existing Liens
SCHEDULE 6.2	—	Subsidiaries
SCHEDULE 6.11	—	Litigation
SCHEDULE 7.3	—	Eligibility Conditions
SCHEDULE 8.8	—	Investments

-v-

Amended And Restated Credit Agreement

This Amended and Restated Credit Agreement (this “Agreement”) is entered into as of August 7, 2018 by and among GLOBAL MEDICAL REIT L.P., a Delaware limited partnership (the “Borrower”), GLOBAL MEDICAL REIT INC., a Maryland corporation (the “Parent” or “Global Medical REIT”), the certain Subsidiaries from time to time party to this Agreement as Guarantors, the several financial institutions from time to time party to this Agreement, as Lenders, and BMO HARRIS BANK N.A., as Administrative Agent as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.

Preliminary Statement

Whereas, the Borrower and certain Material Subsidiaries of the Borrower, as Guarantors, the financial institutions party thereto as “Lenders” and BMO Harris Bank N.A., as Administrative Agent, Swing Line Lender and the L/C Issuer, previously entered into a Credit Agreement dated as of December 2, 2016 (as heretofore extended, renewed, amended, modified, amended and restated or supplemented, the “Prior Credit Agreement”).

Whereas, the Borrower has requested that, among other things, (i) a term loan facility be added, (ii) the Revolving Credit Termination Date be extended, (iii) certain financial covenants be revised to increase the thresholds provided therein, (iv) the Applicable Margins be revised, and (v) certain other amendments be made to the Prior Credit Agreement, and the Administrative Agent, the L/C Issuer and the Lenders have agreed to such requests on the terms and conditions set forth in this Agreement, which, for the sake of clarity and convenience, amends and restates the Prior Credit Agreement in its entirety.

Now, Therefore, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.            The Credit Facilities.

Section 1.1.           Commitments. (a) Revolving Credit Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Revolving Loan” and collectively for all the Lenders the “Revolving Loans”) in U.S. Dollars to the Borrower from time to time on a revolving basis up to the amount of such Lender’s Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. The sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations at any time outstanding shall not exceed the lesser of (i) the Revolving Credit Commitments of all Lenders in effect at such time and (ii) the Borrowing Base as then determined and computed minus the then outstanding principal balance of the Term Loans and Incremental Term Loans. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Revolver Percentages. As provided in Section 1.6(a) hereof, the Borrower may elect that each Borrowing of Revolving Loans be either Base Rate Loans or Eurodollar Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to the terms and conditions hereof.

(b)           Original Term Loan Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan ~~(individually, a “Term Loan” and collectively for all the Lenders, the “Term Loans”)~~ in U.S. Dollars to the Borrower in the amount of such Lender’s Original Term Loan Commitment. The Original Term ~~Loans~~Loan shall be advanced in a single Borrowing on the Restatement Effective Date and shall be made ratably by the Lenders in proportion to their respective Term Loan Percentages, at which time the Original Term Loan ~~Commitments~~Commitment shall expire. As provided in Section 1.6(a) hereof, the Borrower may elect that the Term Loans be outstanding as Base Rate Loans or Eurodollar Loans. No amount repaid or prepaid on any Term Loan may be borrowed again.

Section 1.2.           Swing Loans. (a) Generally. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Swing Line Lender may make loans in U.S. Dollars to the Borrower under the Swing Line (individually a “Swing Loan” and collectively the “Swing Loans”) which shall not in the aggregate at any time outstanding exceed the Swing Line Sublimit. Swing Loans may be availed of from time to time and borrowings thereunder may be repaid and used again during the period ending on the Termination Date. Each Swing Loan shall be in a minimum amount of $100,000 or such greater amount which is an integral multiple of $50,000 (or such other minimum amounts as may be agreed to by the Swing Line Lender and the Borrower).

(b)           Interest on Swing Loans. Each Swing Loan shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum equal to (i) the sum of the Base Rate plus the Applicable Margin for Base Rate Loans under the Revolving Credit as from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed) or (ii) the Swing Line Lender’s Quoted Rate (computed on the basis of a year of 360 days for the actual number of days elapsed). Interest on each Swing Loan shall be due and payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).

(c)           Requests for Swing Loans. The Borrower shall give the Administrative Agent prior notice (which may be written or oral) no later than 2:00 p.m. (Chicago time) on the date upon which the Borrower requests that any Swing Loan be made, of the amount and date of such Swing Loan, and, if applicable, the Interest Period requested therefor. The Administrative Agent shall promptly advise the Swing Line Lender of any such notice received from the Borrower. After receiving such notice, the Swing Line Lender shall in its discretion quote an interest rate to the Borrower at which the Swing Line Lender would be willing to make such Swing Loan available to the Borrower for the Interest Period so requested (the rate so quoted for a given Interest Period being herein referred to as “Swing Line Lender’s Quoted Rate”). The Borrower acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance. If the Borrower does not so immediately accept the Swing Line Lender’s Quoted Rate for the full amount requested by the Borrower for such Swing Loan, the Swing Line Lender’s Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the rate per annum determined by adding the Applicable Margin for Base Rate Loans under the Revolving Credit to the Base Rate as from time to time in effect. Subject to the terms and conditions hereof, the proceeds of each Swing Loan extended to the Borrower shall be deposited or otherwise wire transferred to an account of the Borrower’s maintained with the Administrative Agent or its Affiliate or as the Borrower, the Administrative Agent, and the Swing Line Lender may otherwise agree. Anything contained in the foregoing to the contrary notwithstanding, the undertaking of the Swing Line Lender to make Swing Loans shall be subject to all of the terms and conditions of this Agreement (provided that the Swing Line Lender shall be entitled to assume that the conditions precedent to an advance of any Swing Loan have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders).

(d)           Refunding Loans. In its sole and absolute discretion, the Swing Line Lender may at any time (and shall no later than the ninth Business Day after each Swing Line Loan is advanced if such Loan has not been sooner repaid), on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to act on its behalf for such purpose) and with notice to the Borrower and the Administrative Agent, request each Lender to make a Revolving Loan in the form of a Base Rate Loan in an amount equal to such Lender’s Percentage of the amount of the Swing Loans outstanding on the date such notice is given (which Loans shall thereafter bear interest as provided for in Section 1.4(a) hereof). Unless an Event of Default described in Section 9.1(j) or 9.1(k) exists, regardless of the existence of any other Event of Default, each Lender shall make the proceeds of its requested Revolving Loan available to the Administrative Agent for the account of the Swing Line Lender in immediately available funds, at the Administrative Agent’s office in Chicago, Illinois (or such other location designated by the Administrative Agent), before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The Administrative Agent shall promptly remit the proceeds of such Borrowing to the Swing Line Lender to repay the outstanding Swing Loans.

(e)           Participations. If any Lender refuses or otherwise fails to make a Revolving Loan when requested by the Swing Line Lender pursuant to Section 1.2(d) above (because an Event of Default described in Section 9.1(j) or 9.1(k) exists with respect to the Borrower or otherwise), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Swing Line Lender, purchase from the Swing Line Lender an undivided participating interest in the outstanding Swing Loans in an amount equal to its Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Loans. From and after the date of any such purchase, such Swing Loans shall thereafter bear interest as provided for in Section 1.2(b)(i) above. Each Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Percentage of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Lender funded to the Swing Line Lender its participation in such Loan. The several obligations of the Lenders under this Section shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against the Borrower, any other Lender, or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Commitments of any Lender, and each payment made by a Lender under this Section shall be made without any offset, abatement, withholding, or reduction whatsoever.

Section 1.3.           Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the L/C Issuer shall issue standby letters of credit (each a “Letter of Credit”) or amend or extend Letters of Credit issued by it for the account of the Borrower or for the account of the Borrower and one or more of its Subsidiaries in an aggregate undrawn face amount up to the L/C Sublimit. Each Letter of Credit shall be issued by the L/C Issuer, but each Lender shall be obligated to reimburse the L/C Issuer for such Lender’s Revolver Percentage of the amount of each drawing thereunder and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding.

(b)           Applications. At any time prior to thirty (30) days before the Termination Date, the L/C Issuer shall, at the request of the Borrower, issue one or more Letters of Credit in U.S. Dollars, in a form reasonably satisfactory to the L/C Issuer, with expiration dates no later than the earlier of 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) or thirty (30) days prior to the Termination Date (subject to the sentence below in respect of Letters of Credit with expiration dates that are automatically extended), in an aggregate face amount up to the L/C Sublimit, upon the receipt of an application duly executed by the Borrower and, if such Letter of Credit is for the account of one of its Subsidiaries, such Subsidiary for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an “Application”); provided, however, that the L/C Issuer may issue Letters of Credit with expiration dates later than the date that is thirty (30) days prior to the Termination Date if the Borrower and the L/C Issuer enter into arrangements for the Cash Collateralization or backstop of such Letters of Credit in a manner reasonably satisfactory to the L/C Issuer. Notwithstanding anything contained in any Application to the contrary: (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.1 hereof, (ii) except as otherwise provided in Section 1.8 or Section 1.14 hereof, unless an Event of Default is then continuing, the L/C Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, unless a Loan shall be made on such date in the amount of the Reimbursement Obligations and the proceeds thereof applied to pay such Reimbursement Obligations as contemplated by the last sentence of Section 1.3(c) hereof, the Reimbursement Obligations for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). If the L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended unless the L/C Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, then the L/C Issuer will, unless the Administrative Agent and the Required Lenders instruct the L/C Issuer otherwise, give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date: (i) the expiration date of such Letter of Credit if so extended would be after the date that is thirty (30) days prior to the Termination Date unless such Letter of Credit is addressed in accordance with the provisions of the proviso of the final sentence of this Section 1.3(b), (ii) the Revolving Credit Commitments have been terminated, or (iii) a Default or an Event of Default is then continuing and the Required Lenders (or the Administrative Agent at their direction) have given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 7 hereof and the other terms of this Section 1.3. Notwithstanding anything contained herein to the contrary, the L/C Issuer shall be under no obligation to issue, extend or amend any Letter of Credit if a default of any Lender’s obligations to fund under Section 1.3(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into arrangements with Borrower or such Lender satisfactory to the L/C Issuer to eliminate the L/C Issuer’s risk with respect to such Lender.

(c)           The Reimbursement Obligations. Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall promptly notify the Borrower and the Administrative Agent thereof. Subject to Section 1.3(b) hereof, the obligation of the Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 1:00 p.m. (Chicago time) on the date when each drawing is to be paid if the Borrower has been informed of such drawing by the L/C Issuer on or before 11:00 a.m. (Chicago time) on the date when such drawing is to be paid or, if notice of such drawing is given to the Borrower after 11:00 a.m. (Chicago time) on the date when such drawing is to be paid, by no later than 1:00 p.m. (Chicago time) on the following Business Day, in immediately available funds at the Administrative Agent’s principal office in Chicago, Illinois or such other office as the Administrative Agent may designate in writing to the Borrower, and the Administrative Agent (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds). If the Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.3(e) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.3(e) below.

(d)           Obligations Absolute. The Borrower’s obligation to reimburse L/C Obligations as provided in subsection (c) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the relevant Application under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder, except, in each case, to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Legal Requirements) suffered by the Borrower that are caused by the L/C Issuer’s gross negligence, bad faith or willful misconduct on the part of the L/C Issuer (as determined by a court of competent jurisdiction by final and non-appealable judgment). None of the Administrative Agent, the Lenders, or the L/C Issuer shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Legal Requirements) suffered by the Borrower that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the L/C Issuer (as determined by a court of competent jurisdiction by final and non-appealable judgment), the L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(e)            The Participating Interests. Each Lender (other than the Lender acting as L/C Issuer in issuing the relevant Letter of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a “Participating Lender”), an undivided percentage participating interest (a “Participating Interest”), to the extent of its Revolver Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is to be paid, as set forth in Section 1.3(c) above, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than 1:00 p.m. (Chicago time), on the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender’s Revolver Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by the L/C Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Revolver Percentage thereof as a Lender hereunder. The several obligations of the Participating Lenders to the L/C Issuer under this Section 1.3 shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against the Borrower, the L/C Issuer, the Administrative Agent, any Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Lender, and each payment by a Participating Lender under this Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever.

(f)            Indemnification. The Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this Section 1.3(f) and all other parts of this Section 1.3 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.

(g)           Manner of Requesting a Letter of Credit. The Borrower shall provide at least five (5) Business Days’ advance written notice to the Administrative Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by the Borrower and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form reasonably acceptable to the Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement. The Administrative Agent shall promptly notify the L/C Issuer of the Administrative Agent’s receipt of each such notice (and the L/C Issuer shall be entitled to assume that the conditions precedent to any such issuance, extension, amendment or increase have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders) and the L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of the Letter of Credit so requested.

(h)           Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by any other Lender or an Affiliate of any Lender by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement of a L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

Section 1.4.            Applicable Interest Rates. (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a Eurodollar Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).

“Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate, or its equivalent, for U.S. Dollar loans to borrowers located in the United States as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent’s best or lowest rate), (b) the sum of (i) the Federal Funds Rate for such day, plus (ii) 1/2 of 1%, and (c) the LIBOR Quoted Rate for such day plus 1.00%. As used herein, the term “LIBOR Quoted Rate” means, for any day, the rate per annum equal to the quotient of (i) the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a one-month interest period as reported on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) as of 11:00 a.m. (London, England time) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) divided by (ii) one (1) minus the Eurodollar Reserve Percentage, provided that in no event shall the “LIBOR Quoted Rate” be less than 0.00%.

(b)           Eurodollar Loans. Each Eurodollar Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).

“Adjusted LIBOR” means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:

Adjusted LIBOR	=	LIBOR
1 - Eurodollar Reserve Percentage

“Eurodollar Reserve Percentage” means the maximum reserve percentage, expressed as a decimal, at which reserves (including, without limitation, any emergency, marginal, special, and supplemental reserves) are imposed by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board’s Regulation D (or any successor thereto), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the relevant Loans shall be deemed to be “eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

“LIBOR” means, for an Interest Period for a Borrowing of Eurodollar Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made as part of such Borrowing, subject to Section 10.2 in the event that the Administrative Agent shall conclude that it shall not be possible to determine such interpolated rate (which conclusion shall be conclusive and binding absent manifest error); provided that in no event shall “LIBOR” be less than 0.00%.

“LIBOR Index Rate” means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, as reported on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

(c)           Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder and shall promptly, upon each such determination, notify the Borrower thereof, and its good faith determination thereof shall be conclusive and binding except in the case of manifest error.

Section 1.5.           Minimum Borrowing Amounts; Maximum Eurodollar Loans. Each Borrowing of Base Rate Loans advanced under a Credit shall be in an amount not less than $100,000. Each Borrowing of Eurodollar Loans advanced, continued or converted to under a Credit shall be in an amount equal to $500,000 or such greater amount which is an integral multiple of $100,000. Without the Administrative Agent’s consent, there shall not be more than seven (7) Borrowings of Eurodollar Loans outstanding hereunder.

Section 1.6.            Manner of Borrowing Loans and Designating Applicable Interest Rates. (a) Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 2:00 p.m. (Chicago time): (i) at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans and (ii) one Business Day before the date the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing set forth in Section 1.5 hereof, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurodollar Loans or convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Notice of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Base Rate Loans into Eurodollar Loans must be given by no later than 2:00 p.m. (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. Upon the election of the Required Lenders, no Borrowing of Eurodollar Loans shall be advanced, continued, or created by conversion during the continuance of an Event of Default. The Borrower agrees that the Administrative Agent may rely on any such telephonic, telecopy or other telecommunication notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

(b)           Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from the Borrower received pursuant to Section 1.6(a) above and, if such notice requests the Lenders to make Eurodollar Loans, the Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.

(c)            Borrower’s Failure to Notify. If the Borrower fails to give notice pursuant to Section 1.6(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 1.6(a) and such Borrowing is not prepaid in accordance with Section 1.8(a), such Borrowing shall automatically be continued as a Borrowing of Eurodollar Loans with an Interest Period of one (1) month. In the event the Borrower fails to give notice pursuant to Section 1.6(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Administrative Agent by 2:00 p.m. (Chicago time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans under the Revolving Credit (or, at the option of the Swing Line Lender, under the Swing Line) on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due.

(d)           Disbursement of Loans. Not later than 1:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing, subject to Section 7 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois (or at such other location as the Administrative Agent shall designate). The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower on the date of such Borrowing as instructed by the Borrower.

(e)            Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. (Chicago time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 1.11 hereof so that the Borrower will have no liability under such Section with respect to such payment. Nothing in this Section 1.6(e) shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

Section 1.7.            Maturity of Loans. Each Term Loan and each Revolving Loan, including both the outstanding principal balance thereof and any accrued but unpaid interest thereon, shall mature and be due and payable by the Borrower on the Termination Date.

Section 1.8.            Prepayments. (a) Optional. The Borrower may prepay in whole or in part (but, if in part, only in an amount (x) not less than $50,000 and (y) such that the minimum amount required for a Borrowing pursuant to Section 1.2 or 1.5 hereof remains outstanding) any Borrowing (i) in the case of a Borrowing of Eurodollar Loans, at any time upon three (3) Business Days prior written notice by the Borrower to the Administrative Agent or (ii) in the case of a Borrowing of Base Rate Loans, upon written notice delivered by the Borrower to the Administrative Agent no later than 12:00 noon (Chicago time) on the date of prepayment (or, in any case, such shorter period of time then agreed to by the Administrative Agent), each such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loans or Swing Loans, accrued interest thereon to the date fixed for prepayment plus, in the case of any Eurodollar Loans or Swing Loans bearing interest at the Swing Line Lender’s Quoted Rate, any amounts due the Lenders under Section 1.11 hereof.

(b)           Mandatory.

(i)            If at any time the sum of the unpaid principal balance of the Term Loans, the Incremental Term Loans (if any), the Revolving Loans, Swing Loans and the L/C Obligations then outstanding shall be in excess of the Borrowing Base as determined and computed in the most recent Borrowing Base Certificate delivered in accordance with Section 8.5(d) hereof, the Borrower shall, within three (3) Business Days, and without notice or demand pay over the amount of the excess to the Administrative Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the Revolving Loans until paid in full, then to the Term Loans and the Incremental Term Loans (if any) on a combined ratable basis with respect to all such Loans until such Loans are paid in full, with any remaining balance to be held by the Administrative Agent in the Collateral Account as security for the Obligations owing with respect to the Letters of Credit.

(ii)           Unless the Borrower otherwise directs, prepayments of Loans under this Section 1.8(b) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurodollar Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 1.8(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loans or Swing Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 1.11 hereof. Each prefunding of L/C Obligations shall be made in accordance with Section 9.4 hereof.

(c)           Borrowings. Any amount of Revolving Loans paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again. No amount of Term Loans or Incremental Term Loans paid or prepaid may be reborrowed.

Section 1.9.            Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default is continuing or after acceleration of the Obligations as a result of an Event of Default, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and Reimbursement Obligations and other amounts of outstanding Obligations, and shall pay letter of credit fees, in each case, at a rate per annum equal to:

(a)            for any Base Rate Loan or any Swing Loan bearing interest based on the Base Rate, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect;

(b)           for any Eurodollar Loan or any Swing Loan bearing interest at the Swing Line Lender’s Quoted Rate, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect;

(c)            for any Reimbursement Obligation, the sum of 2.0% plus the amounts due under Section 1.3(b)(iii) with respect to interest on such Reimbursement Obligation;

(d)            for any Letter of Credit, the sum of 2.0% plus the amounts due under this Agreement with respect to such Letter of Credit (for the avoidance of doubt, this shall not affect the Borrower’s obligation to pay a letter of credit fee due under Section 2.1 with respect to such Letter of Credit); and

(e)            for any other amount owing hereunder not covered by clauses (a) through (d) above, the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect;

provided, however, that in the absence of an acceleration of the Obligations as a result of an Event of Default, any adjustments pursuant to this Section 1.9 shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower. Interest accruing pursuant to this Section 1.9 shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

Section 1.10.         Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)           The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c)           The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d)           Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit D-1 (each a “Revolving Note” and collectively, the “Revolving Notes”), Exhibit D-2 (the “Swing Note”), Exhibit D-3 (each, a “Term Note” and collectively, the “Term Notes”), or Exhibit D-4 (each, an “Incremental Term Note” and collectively, the “Incremental Term Notes”), as applicable (the Revolving Notes, Swing Notes, Term Note and Incremental Term Notes being hereinafter referred to collectively as the “Notes” ” and individually as a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the amount of the relevant Term Loan, Incremental Term Loan, Revolving Credit Commitment or Swing Line Sublimit, as applicable. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 12.12) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.12, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.

Section 1.11.         Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or Swing Loan bearing interest at the Swing Line Lender’s Quoted Rate or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

(a)           any payment, prepayment or conversion of a Eurodollar Loan or such Swing Loan on a date other than the last day of its Interest Period,

(b)           any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the Borrower to borrow or continue a Eurodollar Loan or such Swing Loan, or to convert a Base Rate Loan into a Eurodollar Loan or such Swing Loan, on the date specified in a notice given pursuant to Section 1.2 or 1.6(a) hereof,

(c)           any failure by the Borrower to make any payment of principal on any Eurodollar Loan or such Swing Loan when due (whether by acceleration or otherwise), or

(d)           any acceleration of the maturity of a Eurodollar Loan or such Swing Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be deemed prima facie correct absent manifest error.

Section 1.12.         Commitment Terminations. (a) Optional Revolving Credit Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations then outstanding. Any termination of the Revolving Credit Commitments below the L/C Sublimit or the Swing Line Sublimit then in effect shall reduce the L/C Sublimit and the Swing Line Sublimit, as applicable, by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments.

(b)           Reinstatement. Any termination of the Commitments pursuant to this Section 1.12 may not be reinstated.

Section 1.13.          Substitution of Lenders. In the event (a) the Borrower receives a claim from any Lender for compensation under Section 10.3 or 12.1 hereof, (b) the Borrower receives notice from any Lender of any illegality pursuant to Section 10.1 hereof, (c) any Lender is then a Defaulting Lender, or (d) a Lender fails to consent to an amendment or waiver requested under Section 12.13 hereof requiring the consent of all Lenders at a time when the Required Lenders have approved such amendment or waiver (any such Lender referred to in clause (a), (b), (c), or (d) above being hereinafter referred to as an “Affected Lender”), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable Legal Requirements, require, at its expense, any such Affected Lender to assign, at par, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitments and the Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to an Eligible Assignee specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 1.11 hereof as if the Loans owing to it were prepaid rather than assigned) other than such principal owing to it hereunder, and (iii) the assignment is entered into in accordance with, and subject to the consents required by, Section 12.12 hereof (provided any assignment fees and reimbursable expenses due thereunder shall be paid by the Borrower).

Section 1.14.         Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Legal Requirements:

(i)             Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.13 hereof.

(ii)            Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.7 hereto shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or the Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 9.4; fourth, as the Borrower may request (so long as no Default or Event of Default is then continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 9.4; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default is then continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.1 hereof were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Loans are held by the Lenders pro rata in accordance with their Percentages of the relevant Commitments without giving effect to Section 1.14(a)(iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 1.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees.

(A)           No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)           Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 9.4 hereof.

(C)           With respect to any L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below.

(iv)          Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentages of the relevant Commitments (calculated without regard to such Defaulting Lender’s Commitments) but only to the extent that (x) the conditions set forth in Section 7.1 hereof are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Loans and interests in L/C Obligations and Swing Loans of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)           Cash Collateral; Repayment of Swing Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swing Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 9.4.

(b)           Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held pro rata by the Lenders in accordance with their respective Percentages of the relevant Commitments (without giving effect to Section 1.14(a)(iv) hereof), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)            New Swing Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Loan and (ii) no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d)           Purchase of Defaulting Lender’s Commitment. During any period that a Lender is a Defaulting Lender, the Borrower may, by the Borrower giving written notice thereof to the Administrative Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitment and Loans to an Eligible Assignee subject and in accordance with the provisions of Section 12.12. No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. In addition, any Lender who is not a Defaulting Lender may, but shall not be obligated to, in its sole discretion, acquire the face amount of all or a portion of such Defaulting Lender’s Commitment and Loans via an assignment subject to and in accordance with the provisions of Section 12.12. In connection with any such assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Acceptance and shall pay to the Administrative Agent an assignment fee in the amount of $3,500. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders.

Section 1.15.         Incremental Facilities. (a) Incremental Facilities. The Borrower may request, from time to time, on any Business Day prior to the date that is six (6) months prior to the Scheduled Termination Date or the Term Loan Termination Date, as applicable, by written notice to the Administrative Agent in the form attached hereto as Exhibit H or in such other form acceptable to the Administrative Agent (a “Commitment Amount Increase Request”) at least five (5) Business Days prior to the desired effective date of such increase (the “Commitment Amount Increase”) (i) an increase to the then existing Revolving Credit Commitments (any such increase, the “Incremental Revolving Credit Commitments”) and/or (ii) the establishment of one or more new term loan commitments (any such increase, the “Incremental Term Loan Commitments”), by an amount not in excess of $150,000,000 in the aggregate so that the aggregate Commitments are not in excess of $~~500,000,000~~650,000,000 and not less than $5,000,000 individually. Each such Commitment Amount Increase Request shall identify (x) the Business Day (each an “Increased Amount Date”) on which the Borrower proposes that the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, shall be effective, and (y) the identity of each Lender, or other Person that is an Eligible Assignee (each, an “Incremental Revolving Loan Lender” or an “Incremental Term Loan Lender”, as applicable), to whom the Borrower proposes any portion of such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, be allocated and the amount of such allocations; provided that Administrative Agent may elect or decline to arrange such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments in its sole discretion and any Lender approached to provide all or a portion of the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments may elect or decline, in its sole discretion, to provide an Incremental Revolving Credit Commitment or an Incremental Term Loan Commitment. Any Incremental Term Loans made on an Increased Amount Date shall be designated a separate series (each, a “Series”) of Incremental Term Loans for all purposes of this Agreement.

(b)           Conditions to Incremental Loans. Such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments shall become effective as of such Increased Amount Date; provided that (i) no Default or Event of Default shall have occurred and be continuing on such Increased Amount Date before or after giving effect to such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable; (ii) all representations and warranties contained in Section 6 hereof shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) at the time of such request and on the effective date of such Commitment Amount Increase (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of such date). The effective date of the Commitment Amount Increase shall be as set forth in the related Commitment Amount Increase Request. Upon the effectiveness thereof, the Increasing Lenders shall advance Loans in an amount sufficient such that after giving effect to its advance each Lender shall have outstanding its Percentage of Loans. It shall be a condition to such effectiveness that if any Eurodollar Loans are outstanding on the date of such effectiveness, such Eurodollar Loans shall be deemed to be prepaid on such date and the Borrower shall pay any amounts owing to the Lenders pursuant to Section 1.11 hereof. The Borrower agrees to pay any reasonable and documented, out-of-pocket expenses of the Administrative Agent relating to any Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, and arrangement fees related thereto as agreed upon in writing between Administrative Agent and the Borrower.

(c)           Incremental Revolving Loans. On any Increased Amount Date on which Incremental Revolving Credit Commitments are effected, subject to the satisfaction of the terms and conditions expressed in the foregoing clauses (a) and (b), (i) each of the Lenders shall assign to each of the Incremental Revolving Loan Lenders, and each of the Incremental Revolving Loan Lenders shall purchase from each of the Lenders, at the principal amount thereof (together with accrued interest), Revolving Loans and interests in Letters of Credit outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Loans and interests in Letters of Credit will be held by the Lenders according to their then-existing Revolver Percentages after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Loan Commitments, (ii) the share of each respective Incremental Revolving Credit Commitment held by each respective Incremental Revolving Loan Lender shall be deemed for all purposes a Revolving Loan Commitment of such Lender and each Loan made thereunder (an “Incremental Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and all references to the Loan Documents to Revolving Credit Commitments and Revolving Loans shall be deemed to include the Incremental Revolving Credit Commitments and Incremental Revolving Loans made pursuant to this Section and (iii) each Incremental Revolving Loan Lender with a Revolving Credit Commitment shall become a Lender with a Revolving Credit Commitment with respect to its respective share of the Incremental Revolving Credit Commitments and all matters relating thereto.

(d)           Incremental Term Loans. On any Increased Amount Date on which any Incremental Term Loan Commitments of any Series are effective, subject to the satisfaction of the terms and conditions expressed in the foregoing clauses (a) and (b), (i) each Incremental Term Loan Lender of any Series shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Percentage of the Incremental Term Loan Commitment of such Series, and (ii) each Incremental Term Loan Lender of any Series shall become a Lender hereunder with respect to its Incremental Term Loan.

(e)           Incremental Loan Notices. Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s Commitment Amount Increase and in respect thereof (i) the Incremental Revolving Credit Commitments and the Incremental Revolving Loan Lenders or the Series of Incremental Term Loan Commitments and the Incremental Term Loan Lenders of such Series, as applicable, and (ii) in the case of each notice to any Lender of Revolving Loans, the new Revolver Percentage for such Lender, in each case subject to the assignments contemplated by clause (c) of this section. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.

(f)            Terms and Provisions of Incremental Loans. The terms and provisions of the Incremental Term Loans and Incremental Term Loan Commitments of any Series shall be identical to the Term Loans and the terms and provisions of the Incremental Revolving Loans shall be identical to the Revolving Loans. Each Commitment Amount Increase may, without the consent of any other Lenders, effect such amendments to this Agreement and any other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to effect the provision of this Section 1.15.

(g)           Equal and Ratable Benefit. The Incremental Revolving Loans, Incremental Revolving Credit Commitments, Incremental Term Loans and Incremental Term Loan Commitments established pursuant to this Section 1.15 shall constitute Loans and Credit under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratable with the other Obligations from the Guarantors.

Section 1.16.         Extension of Termination Date. The Borrower may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) given at least thirty (30) days and not more than ninety (90) days prior to the Initial Termination Date, request that Lenders extend the date on which the Revolving Credit Commitments are scheduled to expire hereunder to August 7, 2023 (the “Extended Termination Date”). On the Initial Termination Date, such extension will become effective subject to the Borrower’s timely delivery of such notice to the Administrative Agent and payment of the Extension Fee, and provided that both on the notice delivery date and on the Initial Termination Date (i) no Default or Event of Default shall have occurred and be continuing, (ii) all representations and warranties contained in Section 6 hereof shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) on the Initial Termination Date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of such date), (iii) the Administrative Agent shall have received an Appraisal for any Borrowing Base Property for which an Appraisal has not been completed within the twelve (12) months preceding the Initial Termination Date, and (iv) Borrower shall have delivered to Administrative Agent a pro forma Borrowing Base Certificate which shall establish that, as of the Initial Termination Date, the sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations outstanding shall not exceed the Borrowing Base. Should such extension become effective, the terms and conditions of this Agreement will apply during the extension period, and from and after the date of such extension, the defined term “Scheduled Termination Date” shall mean August 7, 2023.

Section 2.            Fees.

Section 2.1.           Fees. (a) Revolving Credit Commitment Fee. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Revolver Percentages a commitment fee on the average daily Unused Revolving Credit Commitments at a rate per annum equal to (x) 0.25% if the average daily Unused Revolving Credit Commitments are less than 50% of the Revolving Credit Commitments then in effect and (y) 0.20% if the average daily Unused Revolving Credit Commitments are greater than or equal to 50% of the Revolving Credit Commitments then in effect (in each case, computed on the basis of a year of 360 days and the actual number of days elapsed) and determined based on the average daily Unused Revolving Credit Commitments during such previous quarter. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing September 30, 2018) and on the Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be calculated and paid on the date of such termination. Any such commitment fee for the first quarter ending after the Closing Date shall be prorated according to the number of days this Agreement was in effect during such quarter.

(b)           Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 1.3 hereof, the Borrower shall pay to the L/C Issuer for its own account a fronting fee equal to 0.25% of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the date hereof, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders in accordance with their Revolver Percentages, a letter of credit fee (the “L/C Participation Fee”) at a rate per annum equal to the Applicable Margin for Eurodollar Loans (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter. In addition, the Borrower shall pay to the L/C Issuer for its own account the L/C Issuer’s customary issuance, drawing, negotiation, amendment, cancellation, assignment, and other administrative fees for each Letter of Credit as established by the L/C Issuer from time to time.

(c)            Administrative Agent and Other Fees. The Borrower shall pay to the Administrative Agent, for its own use and benefit and for the benefit of the Lenders, as applicable, the fees agreed to between the Administrative Agent and the Borrower in a fee letter dated July 31, 2018, or as otherwise agreed to in writing between the Borrower and the Administrative Agent. The Borrower shall pay to the Lenders, for their own use and benefit, the fees agreed to between (i) Citizens Bank, N.A. and the Borrower in a fee letter dated August 6, 2018, (ii) SunTrust Bank and the Borrower in a fee letter dated August 3, 2018, and (iii) KeyBank National Association and the Borrower in a fee letter dated August 7, 2018, or as otherwise agreed to in writing between the Borrower and the Administrative Agent.

Section 3.            Place and Application of Payments.

Section 3.1.           Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 1:00 p.m. (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), for the benefit of the Lender(s) or L/C Issuer entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement; provided, that if the Administrative Agent does not distribute such funds to the Lenders on the date the Administrative Agent receives (or is deemed to receive) payment from the Borrower, the Administrative Agent shall promptly thereafter distribute such funds together with interest thereon in respect of each day during the period commencing on the date such payment from the Borrower was received by the Administrative Agent (or the date the Administrative Agent was deemed to receive such payment) and ending on (but excluding) the date the Administrative Agent distributes such funds to the Lenders, at a rate per annum equal to the Federal Funds Rate for each such day. If the Administrative Agent causes amounts to be distributed to the Lenders in reliance upon the assumption that the Borrower will make a scheduled payment and such scheduled payment is not so made, each Lender shall, on demand, repay to the Administrative Agent the amount distributed to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Lender and ending on (but excluding) the date such Lender repays such amount to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day.

Anything contained herein to the contrary notwithstanding (including, without limitation, Section 1.8(b) hereof), all payments and collections received in respect of the Obligations and all payments under or in respect of the Guaranties received, in each instance, by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

(a)           first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Borrower has agreed to pay the Administrative Agent under Section 12.15 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

(b)           second, to the payment of the Swing Loans, both for principal and accrued but unpaid interest;

(c)           third, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(d)           fourth, to the payment of principal on the Loans, unpaid Reimbursement Obligations, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 9.4 hereof (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), Bank Product Obligations, and Hedging Liability, the aggregate amount paid to, or held as collateral security for, the Lenders and L/C Issuer and, in the case of Hedging Liability and Bank Product Obligations, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(e)           fifth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower and the Guarantors evidenced by the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

(f)            finally, to the Borrower or whoever else may be lawfully entitled thereto.

Section 3.2.            Account Debit. The Borrower hereby irrevocably authorizes the Administrative Agent to, solely during the continuation of an Event of Default, charge any of the Borrower’s deposit accounts maintained with the Administrative Agent for the amounts from time to time necessary to pay any then due Obligations; provided that the Borrower acknowledges and agrees that the Administrative Agent shall not be under an obligation to do so and the Administrative Agent shall not incur any liability to the Borrower or any other Person for the Administrative Agent’s failure to do so.

Section 4.            Guaranties.

Section 4.1.           Guaranties. The payment and performance of the Obligations, Hedging Liability, and Bank Product Obligations shall at all times be guaranteed by Global Medical REIT and each wholly-owned Subsidiary of the Borrower that owns a Borrowing Base Property pursuant to Section 13 hereof or pursuant to one or more guaranty agreements in form and substance reasonably acceptable to the Administrative Agent, as the same may be amended, modified or supplemented from time to time (individually a “Guaranty” and collectively the “Guaranties”; and Global Medical REIT and each such wholly-owned Subsidiary executing and delivering this Agreement as a Guarantor or any such separate Guaranty being referred to herein as a “Guarantor” and collectively the “Guarantors”).

Section 4.2.           Further Assurances. In the event the Borrower desires to include any additional Eligible Property in the Borrowing Base after the Closing Date, to the extent that such Eligible Property is not owned by an existing Guarantor, as a condition to the inclusion of such Eligible Property in the Borrowing Base and in addition to the requirements set forth in Sections 7.3 and 8.25 hereof, the Borrower shall cause the Subsidiary which owns such Eligible Property to execute a Guaranty or an Additional Guarantor Supplement in the form of Exhibit G attached hereto (the “Additional Guarantor Supplement”) as the Administrative Agent may then require, and the Borrower shall also deliver to the Administrative Agent, or cause such Subsidiary to deliver to the Administrative Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith. Borrower and each Material Subsidiary (including any Material Subsidiary formed or acquired after the Closing Date) further agrees that it shall, from time to time at the request of the Administrative Agent, execute and deliver such documents and do such acts and things as the Administrative Agent may reasonably request in order to provide for or perfect or protect such Liens on the Collateral.

Section 4.3.            Depository Bank. The Borrower shall maintain all of its Depository Accounts with the Administrative Agent (or one of its Affiliates, as designated in writing by the Administrative Agent to the Borrower).

Section 5.           Definitions; Interpretation.

Section 5.1.           Definitions. The following terms when used herein shall have the following meanings:

“Act” is defined in Section 12.24 hereof.

“Acquisition Cost” means the purchase price for such Real Property plus (i) any and all capitalized fees and expenses for such Real Property and (ii) amounts invested by the Borrower or any Subsidiary in capital improvements to such Real Property including, without limitation, Tenant improvements, Tenant improvement allowances, capital additions financed for a tenant, any obligations to purchase Tenant improvements made upon termination of a Lease and the purchase of any fee interest in Real Property under a Lease.

“Additional Guarantor Supplement” is defined in Section 4.2 hereof.

“Adjusted EBITDA” means, at any date of its determination, an amount equal to (i) EBITDA for the most recently completed Rolling Period or computed on an Annualized basis, as applicable, plus (ii) acquisition expenses with respect to any Real Property for the most recently completed Rolling Period or computed on an Annualized basis, as applicable, minus (iii) the Capital Reserve on such date.

“Adjusted LIBOR” is defined in Section 1.4(b) hereof.

“Adjusted FFO” means for any period, “funds from operations” as defined in accordance with resolutions adopted by the Board of Governors of the National Association of Real Estate Investment Trusts as in effect from time to time; provided that Adjusted FFO shall (i) be based on net income after payment of distributions to holders of preferred partnership units in Global Medical REIT and distributions necessary to pay holders of preferred stock of Global Medical REIT, and (ii) at all times exclude (a) charges for impairment losses from property sales, (b) stock-based compensation, (c) write-offs or reserves of straight-line rent related to sold assets, (d) amortization of debt costs, and (e) non-recurring charges, including, without limitation, acquisition expenses, non-cash charges related to the write-off of deferred equity and financing costs and one-time charges related to the transition to self-management

“Adjusted Property NOI” means, at any date of its determination, with respect to any Real Property, (a) with respect to Real Property owned or leased for less than one full Fiscal Quarter as of such date of calculation, the projected Property NOI for the following Fiscal Quarter computed by the Borrower in good faith and multiplied by four, (b) with respect to Real Property owned or leased for at least one full Fiscal Quarter but less than four full Fiscal Quarters, the Property NOI for such completed Fiscal Quarter(s) computed by the Borrower in good faith on an Annualized basis, and (c) otherwise, the Property NOI for the most recently completed Rolling Period computed by the Borrower in good faith, in each case, minus (i) the Capital Reserve and (ii) the greater of (x) a management fee of 3% of Property Income for the most recently completed Fiscal Quarter computed on an annualized basis and (y) actual management fees paid in cash to third party managers for the most recently completed Fiscal Quarter computed on an annualized basis.

“Administrative Agent” means BMO Harris Bank N.A., in its capacity as administrative agent for the Revolving Credit hereunder, and any successor in such capacity pursuant to Section 11.7 hereof.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Lender” is defined in Section 1.13 hereof.

“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 10% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 10% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

“Agreement” means this Amended and Restated Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.

“Annualized” means, with respect to any calculation as of any date of determination, (a) if no more than one full Fiscal Quarter has passed since the Closing Date on such date of determination, such calculation performed for the completed Fiscal Quarter multiplied by four (4), (b) if no more than two full Fiscal Quarters have passed since the Closing Date on such date of determination, such calculation performed for the two completed Fiscal Quarters multiplied by two (2), and (c) if no more than three full Fiscal Quarters have passed since the Closing Date on such date of determination, such calculation performed for the three completed Fiscal Quarters multiplied by one and one-third (1 1/3).

“Anti-Corruption Law” means the FCPA and any law, rule or regulation of any jurisdiction concerning or relating to bribery or corruption that are applicable to the Borrower or any Guarantor or any Subsidiary or Affiliate of the Borrower or any Guarantor.

“Applicable Margin” means, with respect to Loans, Reimbursement Obligations, and L/C Participation Fees:

(a)           Until the first Pricing Date, the rates per annum shown opposite Level III in the schedule below.

(b)           Thereafter, from one Pricing Date to the next, the rates per annum determined in accordance with the following schedule:

Level	Consolidated Leverage Ratio for Such Pricing Date	Applicable Margin for Base Rate Revolving Loans and Reimbursement Obligations shall be:	Applicable Margin for Eurodollar Revolving Loans and L/C Participation Fees Shall Be:	Applicable Margin for Base Rate Term Loans shall be:	Applicable Margin for Eurodollar Term Loans Shall Be:
I	Less than or equal to 0.45 to 1.00	0.40%	1.40%	0.35%	1.35%
II	Less than or equal to 0.50 to 1.00, but greater than 0.45 to 1.00	0.65%	1.65%	0.60%	1.60%
III	Less than or equal to 0.55 to 1.00, but greater than 0.50 to 1.00	0.90%	1.90%	0.85%	1.85%
IV	Greater than 0.55 to 1.00	1.15%	2.15%	1.10%	2.10%

For purposes hereof, the term “Pricing Date” means, for any Fiscal Quarter of the Borrower ending on or after September 30, 2018, the date on which the Administrative Agent is in receipt of the Borrower’s most recent Compliance Certificate and financial statements (and, in the case of the year-end financial statements, audit report) (the “Borrower Information”) for the Fiscal Quarter then ended, pursuant to Section 8.5 hereof. The Applicable Margin shall be established based on the Consolidated Leverage Ratio for the most recently completed Fiscal Quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered the Borrower Information by the date the same is required to be delivered under Section 8.5 hereof, then until such Borrower Information is delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level IV shall apply); provided, the Administrative Agent will provide notice to Borrower when such highest Applicable Margin goes into effect. If the Borrower subsequently delivers such Borrower Information before the next Pricing Date, the Applicable Margin established by such late delivered Borrower Information shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such Borrower Information shall be in effect from the Pricing Date that occurs immediately after the end of the Fiscal Quarter covered by such Borrower Information until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined. The parties understand that the Applicable Margin set forth herein shall be determined and may be adjusted from time to time based upon the Borrower Information. If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including, without limitation, because of a subsequent restatement of earnings by the Borrower or Global Medical REIT) at the time it was delivered to the Administrative Agent and the Lenders, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then such Applicable Margin for such period shall be automatically recalculated using the correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay within five (5) Business Days of receipt of such written notice such additional interest or fees due to the Administrative Agent, for the account of each Lender holding Commitments and Loans at the time the additional interest and fee payment is received. Any recalculation of the Applicable Margin required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s or any Lender’s other rights under this Agreement.

“Application” is defined in Section 1.3(b) hereof.

“Appraisal” means an appraisal performed by an appraiser acceptable to the Administrative Agent according to FIRREA standards.

“Appraised Value” means, with respect to any Real Property, the “as-is” appraised value of such Real Property set forth in the most recent Appraisal prepared for the Administrative Agent by an appraiser, which appraisal report describes the fair market value of such Real Property and otherwise meets the requirements of applicable law for appraisals prepared for federally insured depository institutions and has been approved by the Administrative Agent.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Under Development” means any Real Property under construction (excluding (i) any completed Real Property under minor renovation (including minor Tenant improvements in an existing building that are being made), (ii) any Real Property that is contiguous to and purchased simultaneously with any completed Real Property, and (iii) any Real Property that is substantially completed with an Occupancy Rate of at least 65%).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.12 hereof), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.

“Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.2 hereof or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” means, with respect to any Person, any event of the type described in clause (j) or (k) of Section 9.1 hereof with respect to such Person.

“Bank Products” means each and any of the following bank products and services provided to Borrower or any Guarantor by BMO Harris Bank N.A. or any Lender or any of their Affiliates: (a) credit or charge cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, and (c) depository, cash management, and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bank Product Obligations” of the Borrower and Guarantors means any and all of their obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products.

“Base Rate” is defined in Section 1.4(a) hereof.

“Base Rate Loan” means a Loan bearing interest at a rate specified in Section 1.4(a) hereof.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(1)             a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(3)            a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with the Section 10.6 and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to the Section 10.6.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to Administrative Agent.

“Beneficial Ownership Regulation” means 31 C.F.R. § 10 10.230.

“Borrower” is defined in the introductory paragraph of this Agreement.

“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders on a single date and, in the case of Eurodollar Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders under a Credit according to their Percentages of such Credit. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to the Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 1.6 hereof. Borrowings of Swing Loans are made by the Swing Line Lender in accordance with the procedures set forth in Section 1.2 hereof.

“Borrowing Base” means, as of any date of determination, the sum of Borrowing Base Values of all Borrowing Base Properties.

“Borrowing Base Certificate” means the certificate in the form of Exhibit I hereto, or in such other form reasonably acceptable to the Administrative Agent, to be delivered to the Administrative Agent pursuant to Sections 7.2(j), 7.3, 8.5 and 8.21 hereof.

“Borrowing Base Determination Date” means each date on which the Borrowing Base is certified in writing to the Administrative Agent, which shall occur as follows:

(a)           Quarterly. For quarterly certifications, as of the date on which a Borrowing Base Certificate is delivered pursuant to Section 8.5(d).

(b)           Property Adjustments. Following each addition of an Eligible Property, the date on which a Borrowing Base Certificate is delivered pursuant to Section 7.3; following each deletion of an Eligible Property, promptly following such deletion.

“Borrowing Base Property” means, as at any date of determination, any Eligible Property which is taken into account in calculating the Borrowing Base.

“Borrowing Base Requirements” means with respect to the calculation of the Borrowing Base, collectively, that:

(a)           there shall be not less than fifteen (15) Borrowing Base Properties at all times;

(b)           the aggregate Appraised Value of all Borrowing Base Properties shall be not less than $250,000,000 at all times;

(c)            no more than 20% of the aggregate Borrowing Base Value may be composed of Borrowing Base Value attributable to any one Borrowing Base Property or multiple Borrowing Base Properties with the same Tenant (for the avoidance of doubt, an Eligible Property that exceeds this sublimit may be included in the calculation of the Borrowing Base, provided that any amount over 20% of the Borrowing Base attributable to such Borrowing Base Property is excluded from the calculation of the Borrowing Base);

(d)           no more than 10% of the aggregate Borrowing Base Value may be composed of Borrowing Base Value attributable to Borrowing Base Properties subject to Qualified Ground Leases (for the avoidance of doubt, an Eligible Property that exceeds this sublimit may be included in the calculation of the Borrowing Base, provided that any amount over 10% of the aggregate Borrowing Base Value attributable to such Borrowing Base Property is excluded from the calculation of the Borrowing Base);

(e)           the weighted average term of the Leases at Borrowing Base Properties shall be no less than five (5) years; and

(f)            the minimum aggregate Occupancy Rate of all Borrowing Base Properties shall be no less than 90% at all times.

“Borrowing Base Value” means, with respect to each Borrowing Base Property, as at any date of its determination,

(a)           an amount equal to the lesser of:

(x)            (i) prior to the first anniversary of the Closing Date, 65%, and (ii) on and after the first anniversary of the Closing Date, 60%, multiplied by the lesser of (x) the Appraised Value of such Borrowing Base Property and (y) the Acquisition Cost of such Borrowing Base Property; and

(y)            the maximum amount of Debt Service Indebtedness that could be incurred with respect to such Borrowing Base Property without causing the Implied Debt Service Coverage Ratio attributable to such Borrowing Base Property to be less than 1.50 to 1.00; minus

(b)           any reserves required at such time by the Administrative Agent, in its reasonable discretion, for necessary repairs identified in the property condition report relating to such Borrowing Base Property.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a Eurodollar Loan, on which banks are dealing in U.S. Dollar deposits in the interbank eurodollar market in London, England.

“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

“Capital Reserve” means, as at any date of its determination, an amount equal to the product of (i) $0.50 multiplied by (ii) the gross leasable square footage of such Real Property on such date.

“Capitalized Lease Obligation” means, for any Person, the principal amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances subject to a first priority perfected security interest in favor of the Administrative Agent or, if the Administrative Agent and each applicable L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq., and any future amendments.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary,(x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following: (a) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) at any time of beneficial ownership of more than 35% of the outstanding capital stock or other equity interests of Global Medical REIT entitled to vote for members of the board of directors or equivalent governing body of Global Medical REIT on a fully-diluted basis; (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Global Medical REIT cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (c) the failure of Global Medical REIT to directly or indirectly (i) control the Borrower and (ii) own more than 51% of the total economic interest in the Equity Interests of the Borrower. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 7.2 shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Collateral” means all properties, rights, interests, and privileges from time to time subject to the Liens granted to the Administrative Agent, or any security trustee therefor, by the Collateral Documents.

“Collateral Account” is defined in Section 9.4 hereof.

“Collateral Documents” means the Omnibus Master Reaffirmation, Pledge Agreement, Mortgages (if any), and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements, control agreements, and other documents as shall from time to time secure the Obligations or any part thereof.

“Commitment” means the Revolving Credit Commitment and Term Loan Commitment.

“Commitment Amount Increase Request” is defined in Section 1.15 hereof.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” is defined in Section 8.5 hereof.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Consolidated Leverage Ratio” means, as at any date of determination, the ratio of (i) Total Indebtedness as of such date to (ii) Total Asset Value as of such date.

“Consolidated Secured Recourse Leverage Ratio” means, as at any date of determination, the ratio of (i) Total Secured Recourse Indebtedness as of such date to (ii) Total Asset Value as of such date.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Credit” means any of the Revolving Credit, the Term Credit, the Incremental Revolving Credit and the Incremental Term Credit.

“Credit Event” means the advancing of any Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

“Customary Recourse Exceptions” means, with respect to any Indebtedness, personal recourse that is limited to fraud, misrepresentation, misapplication of cash, waste, Environmental Claims and liabilities, failure to pay taxes and insurance, bankruptcy, prohibited transfers, prohibited lease amendments or terminations by the relevant Loan Party, violations of single purpose entity covenants and other customary exceptions.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Debt Service” means, with reference to any period, the sum of (a) Interest Expense for such period and (b) the greater of (i) zero or (ii) scheduled principal amortization paid on Total Indebtedness for such period (exclusive of any balloon payments or prepayments of principal paid on such Total Indebtedness).

“Debt Service Indebtedness” means, as at any date of determination, Indebtedness which (i) amortizes over a period of twenty-five (25) years with equal payments of principal and interest due and payable on a monthly basis, and (ii) bears interest at a per annum rate equal to the greater of (x) 6.00% per annum, and (y) the current yield on United States treasuries having the closest maturity date to the tenth (10th) anniversary of the date of determination, plus 2.50%.

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Defaulting Lender” means, subject to Section 1.14(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 1.14(b)) upon delivery of written notice of such determination to the Borrower, the L/C Issuer, the Swing Line Lender and each Lender.

“Depository Account” means the Borrower’s central operating account or any successor account thereto relating to the Borrowing Base Properties.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the 91st day following the Scheduled Termination Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the 91st day following the Scheduled Termination Date as of the date on which such Equity Interest is issued; provided, however, that any Equity Interest of a Person that is issued with the benefit of provisions requiring a change of control offer to be made for such Equity Interest in the event of a change of control of such Person will not be deemed to be Disqualified Stock solely by virtue of such provisions.

“Early Opt-in Election” means the occurrence of:

(1)            (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section 10,6, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2)            (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“EBITDA” means, for any period, determined on a consolidated basis of Global Medical REIT and its Subsidiaries, in accordance with GAAP, the sum of net income (or loss) plus, to the extent included as an expense in the calculation of net income (or loss): (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; (iv) extraordinary, unrealized or non-recurring losses, including impairment charges and losses from the sale of assets; (v) fees and expenses incurred in connection with dispositions, the incurrence of Indebtedness or the issuance of Capital Stock (whether or not consummated); and (vi) non-cash losses, (provided that any cash payment made with respect to any such non-cash loss shall be subtracted in computing EBITDA during the period in which such cash payment is made) minus: (a) extraordinary, unrealized or non-recurring gains, including the write-up of assets and gain from the sale of assets; (b) non-cash gains (provided that any receipt of cash in respect of such non-cash gains shall be added in computing EBITDA during the period in which such cash was received); and (c) income tax benefits.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) subject to and in accordance with the terms and provisions of Section 12.12 hereof.

“Eligible Property” means, (i) as of the date any Real Property first becomes a Borrowing Base Property, such Real Property has an Occupancy Rate of 80% and (ii) as of any Borrowing Base Determination Date, any Real Property owned or leased by a Material Subsidiary which satisfies the following conditions:

(a)            such Real Property is one hundred percent (100%) owned in fee simple or one hundred percent (100%) leased pursuant to a Qualified Ground Lease, individually or collectively, by the Borrower or a wholly-owned Subsidiary;

(b)            such Real Property is a medical office building, outpatient center, group medical practice clinic, ASC (hospital-sponsored or seasoned group practice-sponsored), specialty hospital (short-term stay surgery, IRH, oncology), acute care hospital, or selected post-acute/long-term care facility located in the United States (but none of its territories);

(c)            (i) neither the Borrower’s beneficial ownership interest in any such Subsidiary nor the Real Property is subject to any Lien (other than Permitted Liens) or to any negative pledge, (ii) the Borrower or the applicable Subsidiary has the unilateral right to sell, transfer or otherwise dispose of such Real Property and to create a Lien on such Real Property as security for Indebtedness, and (iii) any such Subsidiary shall have either executed this Agreement as a Guarantor or shall have delivered to the Administrative Agent (A) an Additional Guarantor Supplement or a separate Guaranty pursuant to Section 4.2 hereof, and (B) each of the documents required by Section 7.3 hereof;

(d)            such Real Property, is free of all material structural defects, material title defects, conditions that could give rise to a material Environmental Claim or other adverse physical matters not covered by insurance or for which no reserves have been established and which, individually or collectively, materially impair the value of such Real Property;

(e)           Tenants of such Real Property under Significant Leases, if any, are no more than 90 days in arrears on base rental or other similar payments due under their applicable Significant Leases and there exists no default (after the expiration of any applicable notice and/or cure period) under the applicable Significant Leases for such Real Property that would have a material adverse effect on the value of such Real Property;

(f)            No required rental payment (except for rental payments which are being contested in good faith which such contest prevents the termination of the Ground Lease), principal or interest payment, payments of Taxes (except Taxes which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP) or payments of premiums of insurance policies, in each case, payable by the Borrower or the applicable Subsidiary with respect to such Real Property is past due beyond the applicable grace period with respect thereto, if any; and

(g)           to the extent such Real Property (i) constitutes a Borrowing Base Property encumbered by a Mortgage in favor of the Administrative Agent as of the Closing Date and (ii) has not previously been deleted as a Borrowing Base Property pursuant to Section 7.3 hereof, such Real Property continues to be encumbered by the applicable Mortgage.

“Environmental Claim” means any investigation, notice, violation, demand, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) in connection with an actual or alleged violation of or liability under any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a Governmental Authority under Environmental Law or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

“Equity Interests” means with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Loan” means a Loan bearing interest at the rate specified in Section 1.4(b) hereof.

“Eurodollar Reserve Percentage” is defined in Section 1.4(b) hereof.

“Event of Default” means any event or condition identified as such in Section 9.1 hereof.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 1.13 hereof) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 12.1 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 12.1(g) or Section 12.1(j), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extended Termination Date” is defined in Section 1.16 hereof.

“Extension Fee” means an extension fee payable by the Borrower to the Administrative Agent for the ratable benefit of the Lenders as a condition to the extension of the Initial Termination Date pursuant to Section 1.16 hereto in an amount equal to 0.15% of (i) the Revolving Credit Commitments then in effect and (ii) the aggregate amount of Term Loans then outstanding.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any law or regulation adopted pursuant to any such intergovernmental agreement.

“FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §§78dd-1, et seq.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent; provided that in no event shall the Federal Funds Rate be less than 0.00%.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“FIRREA” means the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and all regulations promulgated pursuant thereto.

“First Amendment Effective Date” means September [24], 2019.

“First Increase Effective Date” means April 15, 2019.

“Fiscal Quarter” means each of the three-month periods ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.

“Fiscal Year” means the twelve-month period ending on December 31 of each calendar year.

“Fixed Charge Coverage Ratio” means, as at any date of determination, the ratio of (i) Adjusted EBITDA for the Rolling Period then ended or computed on an Annualized basis, as applicable, to (ii) Fixed Charges for such Rolling Period or computed on an Annualized basis, as applicable.

“Fixed Charges” means, for any period of determination, (a) Debt Service for such period, plus (b) Dividends and required distributions on the Borrower’s preferred equity securities for such period plus (c) all income taxes (federal, state and local) paid by Borrower during such period.

“Foreign Lender” means a Lender that is not any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Percentage of outstanding Swing Loans made by the Swing Line Lender other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Global Medical REIT” is defined in the introductory paragraph of this Agreement.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Ground Lease” means a ground lease of Real Property where the owner of the fee interest thereunder is not an Affiliate of the Borrower and the fee interest is not pledged to secured the Obligations.

“guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” and “Guarantors” are defined in Section 4.1 hereof.

“Guaranty” and “Guaranties” are defined in Section 4.1 hereof.

“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic and is regulated under Environmental Law, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Hazardous Material Activity” means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Hedging Agreement.

“Hedging Liability” means the liability of the Borrower or any Guarantor to any counterparty in respect of any Hedging Agreement as the Borrower or such Guarantor, as the case may be, may from time to time enter into with any one or more of the Lenders party to this Agreement at the time such Hedging Agreement was entered into or their Affiliates, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor).

“Increased Amount Date” is defined in Section 1.15(a) hereof.

“Incremental Facilities” means the Incremental Revolving Credit and/or the Incremental Term Credit established hereunder after the Closing Date in accordance with Section 1.15 hereof.

“Incremental Revolving Credit” means the credit facility for making Incremental Revolving Loans described in Section 1.15 hereof.

“Incremental Revolving Credit Commitments” is defined in Section 1.15(a) hereof.

“Incremental Revolving Loan” is defined in Section 1.15(c) hereof, and, as so defined, includes a Base Rate Loan or an Eurodollar Loan, each of which is a type of Incremental Revolving Loan hereunder.

“Incremental Revolving Loan Lender” is defined in Section 1.15(a) hereof.

“Incremental Term Credit” means the credit facility for making Incremental Term Loans described in Section 1.15 hereof.

“Incremental Term Loan” is defined in Section 1.15(d) hereof, and, as so defined, includes a Base Rate Loan or an Eurodollar Loan, each of which is a type of Incremental Term Loan hereunder.

“Incremental Term Loan Commitments” is defined in Section 1.15(a) hereof.

“Incremental Term Loan Lender” as defined in Section 1.15(a) hereof.

“Incremental Term Loan Percentage” means for each Lender, with respect to each Series, the percentage of the aggregate Incremental Term Loan Commitments of such Series represented by such Lender’s portion thereof or, if such Incremental Term Loan Commitments have been terminated, the percentage held by such Lender of the aggregate principal amount of all Incremental Term Loans of such Series then outstanding.

“Incremental Term Note” is defined in Section 1.10 hereof.

“Implied Debt Service” means, with reference to any period, the aggregate Debt Service that would be due and payable during such period on the Debt Service Indebtedness.

“Implied Debt Service Coverage Ratio” means, as of the last day of any Fiscal Quarter of the Borrower, the ratio of (i) the Adjusted Property NOI for such Borrowing Base Property to (ii) Implied Debt Service attributable to such Borrowing Base Property (computed for the Rolling Period ending on such day or on an annualized basis in accordance with the definition of “Adjusted Property NOI”, as applicable).

“Increasing Lenders” is defined in Section 1.15 hereof.

“Indebtedness” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including as evidenced by bonds, debentures, notes, loan agreements and other similar instruments), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not more than one hundred eighty (180) days past due and which are being contested in good faith by appropriate proceedings diligently conducted), (c) all Capitalized Lease Obligations of such Person, (d) all direct or contingent obligations of such Person on or with respect to letters of credit, bankers’ acceptances, bank guarantees, surety bonds and other similar extensions of credit whether or not representing obligations for borrowed money, (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of Disqualified Stock, (f) guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (e) above, (g) the negative net mark-to-market value of interest rate swaps, and (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien upon Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, but limited to the lesser of (1) the fair market value of the Property subject to such Lien and (2) the aggregate amount of the obligations so secured. Indebtedness of the type described in clause (g) will constitute Indebtedness solely for the purposes of determining whether an Event of Default arising from a default under other Indebtedness shall have occurred pursuant to Section 9.1(f).

“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes and (b) to the extent not otherwise described in (a), Other Taxes.

“Ineligible Property” is defined in Section 8.21 hereof

“Initial Borrowing Base Properties” means, collectively, the Real Property listed on Schedule 1.1 and “Initial Borrowing Base Property” means any of such Real Property.

“Initial Termination Date” means August 7, 2022.

“Interest Expense” means, with respect to a Person for any period of time, the interest expense whether paid, accrued or capitalized (without deduction of consolidated interest income) of such Person for such period. Interest Expense shall exclude any amortization of (i) deferred financing fees, including the write-off of such fees relating to the early retirement of the related Indebtedness, and (ii) debt premiums and discounts.

“Interest Payment Date” means (a) with respect to any Eurodollar Loan, the last day of each Interest Period with respect to such Eurodollar Loan and, if the applicable Interest Period is longer than (3) three months, each day occurring every three (3) months after the commencement of such Interest Period, (b) with respect to any Base Rate Loan (other than Swing Loans), the last day of every calendar quarter, (c) with respect to any Eurodollar Loan and/or any Base Rate Loan, the Termination Date, and (d) as to any Swing Loan, (i) bearing interest by reference to the Base Rate, the last day of every calendar month, and on the Termination Date and (ii) bearing interest by reference to the Swing Line Lender’s Quoted Rate, the last day of the Interest Period with respect to such Swing Loan, and on the Termination Date.

“Interest Period” means the period commencing on the date a Borrowing of Eurodollar Loans or Swing Loans (bearing interest at the Swing Line Lender’s Quoted Rate) is advanced, continued, or created by conversion and ending (a) in the case of Eurodollar Loans, 1, 2, 3, or 6 months thereafter and (b) in the case of Swing Loans bearing interest at the Swing Line Lender’s Quoted Rate, on the date one (1) to ten (10) Business Days thereafter as mutually agreed by the Borrower and the Swing Line Lender, provided, however, that:

(i)            no Interest Period shall extend beyond the Termination Date;

(ii)           whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

(iii)          for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

“Land Assets” means any Real Property which is not an Asset Under Development and on which no significant improvements have been constructed (excluding any Real Property that is contiguous to and purchased simultaneously with any completed Real Property or any Asset Under Development).

“L/C Issuer” means BMO Harris Bank N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 1.3(h) hereof.

“L/C Obligations” means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

“L/C Participation Fee” is defined in Section 2.1(b) hereof.

“L/C Sublimit” means $10,000,000, as such amount may be reduced pursuant to the terms hereof.

“Lease” means each existing or future lease, sublease (to the extent of any property owner’s rights thereunder), license, or other similar agreement under the terms of which any Person has or acquires any right to occupy or use any Real Property or any part thereof, or interest therein, as the same may be amended, supplemented or modified.

“Legal Requirement” means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority, whether federal, state, or local.

“Lenders” means and includes BMO Harris Bank N.A. and each other financial institution party hereto as a “Lender” from time to time, including, without limitation, pursuant to Section 1.13, 1.14, 1.15 or 12.12 hereof and, unless the context otherwise requires, the Swing Line Lender, and in each case, for so long as such Person shall hold Commitments, Loans or L/C Obligations hereunder.

“Lending Office” is defined in Section 10.4 hereof.

“Letter of Credit” is defined in Section 1.3(a) hereof.

“LIBOR” is defined in Section 1.4(b) hereof.

“LIBOR Index Rate” is defined in Section 1.4(b) hereof.

“LIBOR Quoted Rate” is defined in Section 1.4(a) hereof.

“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

“Loan” means any Revolving Loan, Swing Loan, Term Loan or Incremental Term Loan, whether outstanding as a Base Rate Loan or Eurodollar Loan or otherwise, each of which is a “type” of Loan hereunder.

“Loan Documents” means this Agreement, the Notes (if any), the Applications, the Guaranties, if any, the Collateral Documents and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, performance, business, Property or financial condition of Global Medical REIT and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any Guarantor to perform its payment or other material obligations under any Loan Document to which it is a party or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Loan Document to which it is a party or the rights and remedies of the Administrative Agent and the Lenders thereunder or (ii) the perfection or priority of any Lien granted under any Collateral Document.

“Material Subsidiary” means each wholly-owned Subsidiary that owns a Borrowing Base Property.

“Minimum Collateral Amount” means, at any time, with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the L/C Issuers with respect to Letters of Credit issued and outstanding at such time.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereof.

“Mortgages” means, collectively, each mortgage and deed of trust delivered to the Administrative Agent hereunder, as the same may be amended, modified, supplemented or restated from time to time.

“Net Worth” means for each applicable period, total equity reflected on Global Medical REIT’s consolidated balance sheet as reported in its Form 10-K or 10-Q, as applicable, plus any non-controlling equity interests reflected in Global Medical REIT’s consolidated balance sheets.

“Note” and “Notes” are defined in Section 1.10 hereof.

“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any Guarantor arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

“Occupancy Rate” means for any Real Property, the percentage of the rentable area of such Real Property occupied by bona fide Tenants of such Property or leased by Tenants pursuant to bona fide Tenant Leases, in each case, which Tenant is (a) not more than 30 days in arrears on base rental or other similar payments due under its Tenant Lease and (b) not subject to a then continuing Bankruptcy Event, or if subject to a then continuing Bankruptcy Event (i) the trustee in bankruptcy of such Tenant shall have accepted and assumed such Lease or the Tenant shall be not more than 30 days in arrears on base rental or other similar payments described above in clause (a); (ii) to the extent that the Tenant shall have filed, and the bankruptcy court shall have approved, the Tenant’s plan for reorganization, the Tenant shall be performing its obligations pursuant to the approved plan of reorganization; or (iii) the status of such Tenant’s Lease shall be otherwise reasonably acceptable to the Administrative Agent; provided, that if any Real Property is subject to a master Lease, such Real Property shall be deemed occupied to the extent of the Real Property leased pursuant to such master Lease (even if any such Tenant is not physically occupying its space).

“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

“OFAC Event” is defined in Section 8.13(c) hereof.

“OFAC Sanctions Programs” means all laws, regulations, and Executive Orders administered by OFAC, including without limitation, the Bank Secrecy Act, anti-money laundering laws (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act)), and all economic and trade sanction programs administered by OFAC, any and all similar United States federal laws, regulations or Executive Orders (whether administered by OFAC or otherwise), and any similar laws, regulations or orders adopted by any State within the United States.

“Omnibus Master Reaffirmation” means that certain Omnibus Amendment and General Reaffirmation dated as of August 7, 2018 among the Borrower, the Guarantors, and the Administrative Agent.

“Original Term Loan” means the Term Loan made by each Lender in the amount of such Lender’s Original Term Loan Commitment pursuant to Section 1.1(b) hereof.

“Original Term Loan Commitment” means, as to any Lender, the obligation of such Lender to make its Term Loan on the Restatement Effective Date in the principal amount not to exceed the amount set forth opposite such Lender’s name under the heading Original Term Loan Commitment on Schedule 1 attached hereto and made a part hereof. The Borrower and the Lenders acknowledge and agree that the Original Term Loan Commitments of the Lenders aggregate $100,000,000 on the Restatement Effective Date.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 1.13 hereof).

“Parent” is defined in the introductory paragraph of this Agreement.

“Participating Interest” is defined in Section 1.3(e) hereof.

“Participating Lender” is defined in Section 1.3(e) hereof.

“Patriot Act” is defined in Section 7.2(q) hereof.

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

“Percentage” means, for any Lender, its Revolver Percentage, Term Loan Percentage or Incremental Term Loan Percentage, as applicable; and where the term “Percentage” is applied on an aggregate basis (including, without limitation, Section 11.6 hereof), such aggregate percentage shall be calculated by aggregating the separate components of the Revolver Percentage, Term Loan Percentage or Incremental Term Loan Percentage and expressing such components on a single percentage basis.

“Permitted Liens” means each of the following: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 8.3; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, zoning restrictions, rights of way and other encumbrances on title to real property that do not materially and adversely affect the value of such real property or the use of such real property for its present purposes; (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business; (f) Liens in favor of the United States of America for amounts paid to the Borrower or any Guarantor as progress payments under government contracts entered into by it; (g) attachment, judgment and other similar Liens arising in connection with court, reference or arbitration proceedings, provided that the same do not constitute an Event of Default under Section 9.1(g); (h) the rights of tenants or lessees under leases or subleases not materially interfering with the ordinary conduct of business of such Person; (i) Liens granted pursuant to the Collateral Documents; (j) Liens on Property owned by non-Guarantor Subsidiaries and Liens on the Equity Interests of non-Guarantor Subsidiaries; (k) Liens existing on the date hereof and listed on Schedule 1.2 attached hereto; (l) Liens securing obligations in the nature of personal property financing leases for furniture, furnishings or similar assets, Capital Lease Obligations and other purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the obligations secured thereby does not exceed the cost of the property being acquired on the date of acquisition, and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capital Leases; (m) such other title and survey exceptions as the Administrative Agent has approved in writing in the Administrative Agent’s reasonable discretion and (n) with respect to any Property that is not a Borrowing Base Property, other Liens not otherwise permitted above securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed $5,000,000 determined as of the date of incurrence.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Pledge Agreement” means a Pledge Agreement dated as of December 2, 2016 among the Borrower and the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time, related to a pledge of the Equity Interests of each Material Subsidiary to secure the Obligations.

“Prior Credit Agreement” is defined in the recitals to this Agreement.

“Property” or “Properties” means, as to any Person, all types of real (including Real Property), personal, tangible, intangible or mixed property, including leasehold estates created by Ground Leases, owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP, including, as to any Subsidiary, any Real Property owned by it.

“Property Expenses” means, as to any Real Property, the costs (including, but not limited to, management fees, payments under Ground Leases, bad debt expenses, payroll, real estate taxes, assessments, insurance, utilities, landscaping and other similar charges) of operating and maintaining such Real Property, which are the responsibility of the Borrower or the applicable Subsidiary that are not paid directly by the applicable Tenant, but excluding Debt Service, income tax expense, capital expenses, depreciation, amortization, interest costs, other non-cash expenses, general and administrative expenses related to the operation of the Borrower or the applicable Subsidiary and real estate acquisition costs and expenses.

“Property Income” means, as to any Real Property, straight-line rents as determined in accordance with GAAP, but excluding security deposits and prepaid rent except to the extent applied in satisfaction of applicable Tenants’ obligations for rent.

“Property NOI” means, with respect to any Real Property for any period (without duplication) the aggregate amount of (i) Property Income for such period minus (ii) Property Expenses for such period.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Ground Lease” means any Ground Lease (a) which is a direct Ground Lease granted by the fee owner of real property, (b) which may be transferred and/or assigned without the consent of the lessor (or as to which the lease expressly provides that (i) such lease may be transferred and/or assigned with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed) or subject to certain reasonable pre-defined requirements, (c) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least thirty (30) years, (d) under which no material default has occurred and is continuing, (e) with respect to which a Lien may be granted without the consent of the lessor, (f) for any Ground Lease executed at or after the time Borrower or the Subsidiary acquires the Property which contains lender protection provisions reasonably acceptable to the Administrative Agent, including, without limitation, provisions to the effect that (i) the lessor shall notify any holder of a leasehold mortgage Lien in such lease of the occurrence of any default by the lessee under such lease and shall afford such holder the option to cure such default, and (ii) in the event that such lease is terminated or rejected in a bankruptcy, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated or rejected lease and (g) which is otherwise reasonably acceptable in form and substance to the Administrative Agent.

“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§6901 et seq., and any future amendments.

“Real Property” or “Real Properties” means any real property owned or leased by the Borrower or any Subsidiary.

“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) any L/C Issuer, as applicable.

“Reimbursement Obligation” is defined in Section 1.3(c) hereof.

“REIT” means a “real estate investment trust” in accordance with Section 856 et seq. of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Replacement Property” is defined in Section 8.21 hereof~~.~~

“Required Lenders” means, as of the date of determination thereof, (i) if there are fewer than three (3) unaffiliated Lenders, all Lenders and (ii) if there are three (3) or more unaffiliated Lenders, at least three (3) unaffiliated Lenders whose outstanding Loans, interests in Letters of Credit and Unused Commitments constitute more than 50% of the sum of the total outstanding Loans, interests in Letters of Credit, and Unused Commitments of the Lenders on such date. To the extent provided in Section 12.13, the Loans, interests in Letters of Credit and Unused Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Responsible Officer” means, with respect to Global Medical REIT or the Borrower, the chief executive officer, president, chief financial officer, chief accounting officer, treasurer, assistant treasurer, controller, or chief legal officer or the chief operating officer of such Person.

“Restatement Effective Date” means August 8, 2018.

“Restricted Payments” means dividends on or other distributions in respect of any class or series of Stock, Stock Equivalents or other Equity Interests of Global Medical REIT, the Borrower or its Subsidiaries or the direct or indirect purchase, redemption, acquisition, or retirement of any of Global Medical REIT’s, the Borrower’s or a Subsidiaries’ Stock, Stock Equivalents or other Equity Interest.

“Revolver Percentage” means, for each Lender, the percentage of the Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through Participating Interests in L/C Obligations) of the aggregate principal amount of all Revolving Loans and L/C Obligations then outstanding.

“Revolving Credit” means the credit facility for making Loans and issuing Letters of Credit described in Sections 1.1, 1.2 and 1.3 hereof.

“Revolving Credit Availability” means, as of any time the same is to be determined, the amount (if any) by which (a) the lesser of (1) the Borrowing Base as then determined and computed in accordance with this Agreement, and (2) the Commitments as then in effect, exceeds (b) the aggregate principal amount of Loans and L/C Obligations then outstanding.

“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swing Loans and Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders, in the aggregate, are equal to $~~250,000,000~~200,000,000 on the ~~Restatement~~First Amendment Effective Date.

“Revolving Loan” is defined in Section 1.1 hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Revolving Loan hereunder. The Borrower and the Lenders acknowledge and agree that any Incremental Revolving Loan is also a Revolving Loan.

“Revolving Note” is defined in Section 1.10 hereof.

“Rolling Period” means, as of any date, the four Fiscal Quarters ending on or immediately preceding such date.

“S&P” means Standard & Poor’s Ratings Services Group, a division of The McGraw-Hill Companies, Inc.

“Scheduled Termination Date” means the Initial Termination Date or the Extended Termination Date, as the case may be.

“Series” as defined in Section 1.15(a) hereof.

“Series A Incremental Term Loan” means the Incremental Term Loan made by each Lender in the amount of such Lender’s Series A Incremental Term Loan Commitment pursuant to Section 1.15 hereof.

“Series A Incremental Term Loan Commitment” means, as to any Lender, the obligation of such Lender to make its Series A Incremental Term Loan on the First Increase Effective Date in the principal amount not to exceed the amount set forth opposite such Lender’s name under the heading Series A Incremental Term Loan Commitment on Schedule 1 attached hereto and made a part hereof. The Borrower and the Lenders acknowledge and agree that the Series A Incremental Term Loan Commitments of the Lenders aggregate $75,000,000 on the First Increase Effective Date.

“Series B Incremental Term Loan” means the Incremental Term Loan made by each Lender in the amount of such Lender’s Series B Incremental Term Loan Commitment pursuant to Section 1.15 hereof.

“Series B Incremental Term Loan Commitment” means as to any Lender, the obligation of such Lender to make its Series B Incremental Term Loan on the First Amendment Effective Date in the principal amount not to exceed the amount set forth opposite such Lender’s name under the heading Series B Incremental Term Loan Commitment on Schedule 1 attached hereto and made a part hereof. The Borrower and the Lenders acknowledge and agree that the Series B Incremental Term Loan Commitments of the Lenders aggregate $125,000,000 on the First Amendment Effective Date.

“Significant Lease” means, as to any particular Real Property, each Lease which constitutes 30% or more of all base rent revenue of such Real Property.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Solvent” means, with respect to any person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stock” means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock, but excluding any preferred stock or other preferred equity securities.

“Stock Equivalents” means all securities (other than Stock) convertible into or exchangeable for Stock at the option of the holder, and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of Global Medical REIT or the Borrower or of any of their direct or indirect Subsidiaries.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line” means the credit facility for making one or more Swing Loans described in Section 1.2 hereof.

“Swing Line Lender” means BMO Harris Bank N.A., acting in its capacity as the Lender of Swing Loans hereunder, or any successor Lender acting in such capacity appointed pursuant to Section 12.12 hereof.

“Swing Line Lender’s Quoted Rate” is defined in Section 1.2(c) hereof.

“Swing Line Sublimit” means $10,000,000, as such amount may be reduced pursuant to the terms hereof.

“Swing Loan” and “Swing Loans” each is defined in Section 1.2 hereof.

“Swing Note” is defined in Section 1.11 hereof.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including back up withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant” means any Person leasing, subleasing or otherwise occupying any portion of a Real Property under a Lease.

“Term Credit” means the credit facility for the Term Loans described in Section 1.2(a) hereof.

“Term Loan” ~~is defined in~~means the Original Term Loan, the Series A Incremental Term Loan, the Series B Incremental Term Loan and any other Incremental Term Loans made pursuant to Section ~~1.2~~1.15(~~a~~d) hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Term Loan hereunder.

“Term Loan Commitment” means, as to any Lender, the ~~obligation of such Lender to make its~~Original Term Loan ~~on~~Commitment, the ~~Restatement Effective Date in the principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof. The Borrower and the Lenders acknowledge and agree that the Term Commitments of the Lenders aggregate $100,000,000 on the date~~Series A Incremental Term Loan Commitment, the Series B Incremental Term Loan Commitment and any other Incremental Term Loan Commitment made pursuant to Section 1.15(d) hereof.

“Term Loan Percentage” means for each Lender, the percentage of the Term Loan Commitments represented by such Lender’s Term Loan Commitment, or if the Term Loan Commitments have been terminated or have expired, the percentage held by such Lender of the aggregate amount of all Term Loans then outstanding.

“Term Loan Termination Date” means August 7, 2023.

“Term Note” is defined in Section 1.10 hereof.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Termination Date” means the earlier of (i) (x) with respect to the Revolving Credit Commitments, the Scheduled Termination Date, and (y) with respect to the Term Loan Commitment, the Term Loan Termination Date, and (ii) the date on which the Commitments are terminated in full pursuant to Section 1.12, 9.2 or 9.3 hereof.

“Total Asset Value” means, as of any date of determination and without duplication, an amount equal to the sum of (i) with respect to each Real Property (other than Assets Under Development and Land Assets), the GAAP book value of such Real Property (plus any allowance for accumulated depreciation for such Real Property (other than Assets Under Development and Land Assets)); plus (ii) the GAAP book value of the actual funded portion of Assets Under Development of Global Medical REIT and its Subsidiaries (plus any allowance for accumulated depreciation for such Assets Under Development), plus (iii) the GAAP book value of Land Assets of Global Medical REIT and its Subsidiaries, plus (iv) the outstanding principal balance (or such lesser amount, if required under GAAP) of investments in mortgages and mezzanine loans held by Global Medical REIT and its Subsidiaries.

“Total Indebtedness” means, as of a given date, the consolidated Indebtedness of Global Medical REIT and its Subsidiaries, minus any unrestricted cash or cash equivalents in an amount not to exceed $5,000,000, as determined in accordance with GAAP.

“Total Secured Recourse Indebtedness” means, as of any date of determination, the aggregate principal amount of all Indebtedness outstanding of Global Medical REIT and its Subsidiaries, evidenced by notes, bonds, debentures or similar instruments and capital lease obligations that are secured by a Lien and which is recourse to, or has a deficiency guaranty provided by, Borrower or any Guarantor (directly or by a guaranty thereof, but without duplication), (it being understood that any Indebtedness which provides for recourse to Borrower or any Guarantor solely by virtue of Customary Recourse Exceptions shall not constitute recourse Indebtedness).

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

“Unused Revolving Credit Commitments” means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations.

“U.S. Dollars” and “$ “ each means the lawful currency of the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 5.2.           Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

Section 5.3.           Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may, by written notice to the Lenders and the Borrower, respectively, require that the Required Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of Global Medical REIT and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the Closing Date. Notwithstanding the foregoing, obligations relating to any leases that were accounted for by any Person as operating leases as of the Closing Date, and any similar lease entered into after the Closing Date by such Person, shall be accounted for as obligations relating to operating leases and not as obligations relating to Capital Leases.

Section 6.           Representations And Warranties.

The Borrower and each Guarantor represents and warrants to the Administrative Agent, the Lenders, and the L/C Issuer as follows:

Section 6.1.           Organization and Qualification. The Borrower is duly organized, validly existing, and in good standing as a limited partnership under the laws of the State of Delaware. Global Medical REIT is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Maryland. Each of Global Medical REIT and the Borrower has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying; except to the extent that the failure to do so would not have a Material Adverse Effect. The information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 6.2.           Subsidiaries. Each Subsidiary is (a) duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized except, in the case of a Subsidiary that is not a Guarantor, where the failure to be in good standing would not have a Material Adverse Effect and (b) has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying; except in each case referred to in clause (b) to the extent that the failure to do so would not have a Material Adverse Effect. Schedule 6.2 hereto is a correct and complete copy of the organizational chart of Global Medical REIT and its Subsidiaries as of the Closing Date (including with respect to future periods as to which this representation is required to be remade, as updated from time to time as provided in Section 8.5(1)) and identifies the jurisdiction of organization of Global Medical REIT and each Subsidiary. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and, with respect to Subsidiaries that are corporations, fully paid and nonassessable, and all such shares and other equity interests indicated on Schedule 6.2 as owned by Global Medical REIT or a Subsidiary are owned, beneficially and of record, by Global Medical REIT or such Subsidiary free and clear of all Liens (other than Permitted Liens). Other than as publicly disclosed by Global Medical REIT or any Subsidiary of Global Medical REIT in any filings with any securities exchange or the Securities and Exchange Commission or any successor agency, there are no outstanding commitments or other obligations of the Borrower or any Subsidiary of the Borrower to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of the Borrower or any Subsidiary of the Borrower.

Section 6.3.           Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to grant to the Administrative Agent the Liens described in the Collateral Documents from time to time executed by the Borrower and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Each Guarantor has full right and authority to enter into the Loan Documents executed by it, to guarantee the Obligations, Hedging Liability, and Bank Product Obligations, to grant to the Administrative Agent the Liens described in the Collateral Documents from time to time executed by such Guarantor and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by the Borrower and the Guarantors have been duly authorized, executed, and delivered by such Persons party thereto and constitute valid and binding obligations of such Persons party thereto enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Borrower or any Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any applicable Legal Requirement binding upon the Borrower or any Subsidiary or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of the Borrower or any Guarantor, (b) contravene or constitute a default under any covenant, indenture or agreement of the Borrower or any Guarantor or affecting any of their Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of the Borrower or any Guarantor (other than in favor of the Administrative Agent for its benefit and the benefit of the Lenders and the L/C Issuer).

Section 6.4.           Use of Proceeds; Margin Stock. The Borrower shall use the proceeds of the Term Loans, the Incremental Term Loans (if any) and the Revolving Credit solely to refinance existing Indebtedness, to fund acquisitions, to finance capital expenditures and/or working capital, for general corporate purposes and/or for payment of fees and expenses related to this Agreement. Neither the Borrower nor any Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of the assets of the Borrower and the Guarantors. The Borrower shall not use the proceeds of any Swing Loan to repay any previously-advanced Swing Loans.

Section 6.5.           Financial Reports. The consolidated balance sheet of Global Medical REIT and its Subsidiaries as of December 31, 2017, and the related consolidated statements of income, retained earnings and cash flows of Global Medical REIT and its Subsidiaries for the Fiscal Year then ended, and accompanying notes thereto, which financial statements are accompanied by the unqualified audit report of independent public accountants heretofore furnished to the Administrative Agent and the Lenders, fairly present the consolidated financial condition of Global Medical REIT and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis, except as otherwise expressly noted therein. To the Borrower’s knowledge, none of Global Medical REIT, the Borrower or any Subsidiary has contingent liabilities which are material to it and are required to be set forth in its financial statements or notes thereto in accordance with GAAP other than as indicated on such financial statements and notes thereto (including with respect to future periods as to which this representation is required to be remade, on the financial statements furnished pursuant to Section 8.5 hereof).

Section 6.6.           No Material Adverse Change. Since December 31, 2017, there has been no change in the business, financial condition, operations, performance or properties of Global Medical REIT, the Borrower and the Subsidiaries taken as a whole, which would reasonably be expected to have a Material Adverse Effect.

Section 6.7.           Full Disclosure. The written statements and written information (excluding projections, forward-looking statements and information of a general economic or industry nature) furnished by the Borrower or any Guarantor to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents, taken as a whole, do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein, taken as a whole, not misleading. The Administrative Agent and the Lenders acknowledge that as to any projections furnished to the Administrative Agent and the Lenders by the Borrower, the Borrower only represents that the same were prepared in good faith on the basis of information and estimates the Borrower believed to be reasonable at the time of preparation.

Section 6.8.           Trademarks, Franchises, and Licenses. Global Medical REIT, the Borrower and its Subsidiaries own, possess, or have the right to use all patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information necessary to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person except, in each case, where the failure to do so would not have a Material Adverse Effect.

Section 6.9.           Governmental Authority and Licensing. Global Medical REIT, the Borrower and its Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same would reasonably be expected to have a Material Adverse Effect. No investigation or proceeding, which could reasonably be expected to result in revocation or denial of any material license, permit or approval, is pending or, to the knowledge of the Borrower or Global Medical REIT, threatened except where such revocation or denial would not reasonably be expected to have a Material Adverse Effect.

Section 6.10.         Good Title. Global Medical REIT, the Borrower and its Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of Global Medical REIT, the Borrower and its Subsidiaries furnished to the Administrative Agent and the Lenders (except for sales of assets in the ordinary course of business), except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The assets owned by the Borrower and each Guarantor are subject to no Liens, other than Permitted Liens.

Section 6.11.         Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of the Borrower threatened, against Global Medical REIT, the Borrower or any Subsidiary or any of their Property which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, other than as set forth on Schedule 6.11.

Section 6.12.         Taxes. All material tax returns required to be filed by Global Medical REIT, the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all Taxes upon Global Medical REIT, the Borrower or any Subsidiary or upon any of its Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except (a) such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided or (b) where the failure to file such returns or pay such Taxes would not result in a Material Adverse Effect. Adequate provisions in accordance with GAAP for material taxes on the books of Global Medical REIT, the Borrower and each Subsidiary have been made for all open years, and for its current fiscal period.

Section 6.13.         Approvals. No authorization, consent, license or exemption from, or filing or registration with, any Governmental Authority, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower or any Guarantor of any Loan Document, except (a) those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date, (b) filings necessary to release Liens securing Indebtedness to be refinanced on or about the Closing Date, (c) filings necessary to perfect the Liens created under the Collateral Documents and (d) where the failure to obtain such authorizations, consents, licenses, exemptions or approvals, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.14.         Affiliate Transactions. Except as permitted by Section 8.14 hereof, none of Global Medical REIT, the Borrower or any Subsidiary is a party to any contracts or agreements with any of its Affiliates.

Section 6.15.         Investment Company. None of Global Medical REIT, the Borrower or any Guarantor is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 6.16.         ERISA. The Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any material liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of the Borrower or any Subsidiary has any material contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

Section 6.17.         Compliance with Laws. (a) Global Medical REIT, the Borrower and its Subsidiaries are in compliance with all Legal Requirements applicable to or pertaining to their respective Property or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, zoning regulations and Environmental Laws), to the extent that non-compliance with any such Legal Requirements, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)           Without limiting the representations and warranties set forth in Section 6.17(a) above, except for matters specifically set forth on Schedule 6.17(b) attached hereto or other matters, individually or in the aggregate, which would not reasonably be expected to result in a Material Adverse Effect, the Borrower represents and warrants that: (i) Global Medical REIT, the Borrower and its Subsidiaries, and each of the Borrowing Base Properties, comply in all material respects with all applicable Environmental Laws; (ii) Global Medical REIT, the Borrower and its Subsidiaries have obtained all governmental approvals required for their operations and each of the Borrowing Base Properties by any applicable Environmental Law; (iii) Global Medical REIT, the Borrower and its Subsidiaries have not, and the Borrower has no knowledge of any other Person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, about, or off any of the Borrowing Base Properties in any material quantity and, to the knowledge of the Borrower, none of the Borrowing Base Properties are adversely affected by any Release, threatened Release or disposal of a Hazardous Material, in any material quantity, originating or emanating from any other property; (iv) Global Medical REIT, the Borrower and its Subsidiaries have no notice or knowledge that the Borrowing Base Properties contain or have contained any: (1) underground storage tank or material amounts of asbestos containing building material, (2) landfills or dumps, (3) hazardous waste management facility as defined pursuant to RCRA or any comparable state law, or (4) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law; (v) except in the ordinary course of business and in material compliance with Environmental Law, Global Medical REIT, the Borrower and its Subsidiaries have not used a material quantity of any Hazardous Material and have conducted no Hazardous Material Activity at any of the Borrowing Base Properties; (vi) Global Medical REIT, the Borrower and its Subsidiaries have no material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (vii) Global Medical REIT, the Borrower and its Subsidiaries have no notice or knowledge of and, to the knowledge of Borrower, are not subject to and are not required to give any notice of any Environmental Claim involving Global Medical REIT, the Borrower or any Subsidiary or any of the Borrowing Base Properties, and there are no conditions or occurrences at any of the Borrowing Base Properties which could reasonably be anticipated to form the basis for an Environmental Claim against the Borrower or any Subsidiary or such Borrowing Base Properties; (viii) to the knowledge of Global Medical REIT and the Borrower, none of the Borrowing Base Properties are subject to any, and the Borrower has no knowledge of any imminent restriction on the ownership, occupancy, use or transferability of the Borrowing Base Properties in connection with any (1) Environmental Law or (2) Release, threatened Release or disposal of a Hazardous Material; and (ix) there are no conditions or circumstances at any of the Borrowing Base Properties which pose an unreasonable risk to the environment or the health or safety of Persons. It is understood and agreed that medical activities conducted in compliance with Environmental Laws shall not be deemed to violate this subsection.

(c)           Global Medical REIT, the Borrower and its Subsidiaries are in material compliance with all Anti-Corruption Laws. Global Medical REIT, the Borrower and its Subsidiaries have implemented and maintain in effect policies and procedures designed to ensure compliance by each Global Medical REIT, the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws. None of Global Medical REIT, the Borrower or its Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Global Medical REIT, the Borrower or its Subsidiaries or to any other Person, in violation of any Anti-Corruption Laws.

Section 6.18.         OFAC. (a) Global Medical REIT and the Borrower are in compliance with the requirements of all OFAC Sanctions Programs applicable to it, (b) each Subsidiary is in compliance with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary, (c) the Borrower has provided to the Administrative Agent, the L/C Issuer, and the Lenders all information requested by them regarding the Borrower, the Subsidiaries and other Affiliates of the Borrower necessary for the Administrative Agent, the L/C Issuer, and the Lenders to comply with all applicable OFAC Sanctions Programs, and (d) to the Borrower’s knowledge, neither the Borrower nor any of the Subsidiaries or other Affiliates of the Borrower is, nor to the knowledge of any of the foregoing, any officer, director or Affiliate of any of the foregoing, is a Person that is or is owned or controlled by Persons that are (i) the target of any OFAC Sanctions Programs or (ii) located, organized or resident in a country that is, or whose government is, the subject of any OFAC Sanctions Programs.

Section 6.19.         Other Agreements. None of Global Medical REIT, the Borrower or any Subsidiary is in default under the terms of any covenant, indenture or agreement of such Person or affecting any of its Property, which default would reasonably be expected to have a Material Adverse Effect.

Section 6.20.         Solvency. Global Medical REIT, the Borrower and its Subsidiaries, taken as a whole, are Solvent.

Section 6.21.         No Default. No Default or Event of Default has occurred and is continuing.

Section 6.22.         No Broker Fees. No broker’s or finder’s fee or commission owing to any broker or finder engaged by the Borrower or any Subsidiary will be payable with respect hereto or any of the transactions contemplated thereby; and the Borrower hereby agrees to indemnify the Administrative Agent and the Lenders against, and agrees that it will hold the Administrative Agent and the Lenders harmless from, any such claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred by the Borrower in connection herewith or therewith and any expenses (including reasonable attorneys’ fees) arising in connection with any such claim, demand, or liability.

Section 6.23.         Condition of Property; Casualties; Condemnation. Except to the extent that the same would not reasonably be expected to result in a Material Adverse Effect, each Real Property, (a) is in good repair, working order and condition, normal wear and tear excepted, (b) is  free of structural defects, (c) is not subject to material deferred maintenance, (d) has and will have all building systems contained therein in good repair, working order and condition, normal wear and tear excepted and (e) does not have a building located in a flood plain or flood hazard area, or if located in a flood plain or flood hazard area, such building is covered by full replacement cost flood insurance and in an amount and otherwise in compliance with the requirements of all applicable flood insurance laws and regulations (it being understood that parking lots and unimproved portions of the Property may be in a flood plain). For the avoidance of doubt, in no event shall the representations contained in the foregoing clause (a) through (d) be deemed to be applicable to any Property owned by a Tenant. None of the Borrowing Base Properties is currently materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy which is not in the process of being repaired. No condemnation or other like proceedings that has had, or would reasonably be expected to result in, a Material Adverse Effect, is pending, served or, to the knowledge of the Borrower, threatened against any Borrowing Base Property.

Section 6.24.         Legal Requirements and Zoning. Except as disclosed in the zoning reports furnished to Administrative Agent, to the Borrower’s knowledge and except where the failure of any of the following to be true and correct would not have a Material Adverse Effect, the use and operation of each Real Property constitutes a legal use (including legally nonconforming use) under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances) and complies in all material respects with all Legal Requirements, and does not violate in any material respect any approvals, restrictions of record or any material agreement in respect of any such Real Property (or any portion thereof).

Section 6.25.         REIT Status. Global Medical REIT (a) has elected to be treated as a REIT and will continue to operate in a manner so as to qualify as a REIT, and (b) has not revoked its election to be a REIT.

Section 7.           Conditions Precedent.

Section 7.1.            All Credit Events. At the time of each Credit Event:

(a)           each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of said time, except to the extent the same expressly relate to an earlier date, in which case the same shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of such earlier date;

(b)           no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event and, after giving effect to such extension of credit, the Revolving Credit Availability, as then determined and computed, shall be no less than $0; and

(c)           in the case of a Borrowing, the Administrative Agent shall have received the notice required by Section 1.6 hereof, and the L/C Issuer shall have received (i) in the  case of the issuance of any Letter of Credit, a duly completed Application for such Letter of Credit together with any fees called for by Section 2.1 hereof, and (ii) in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor, in a form reasonably acceptable to the L/C Issuer, together with any fees called for by Section 2.1 hereof.

Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in subsections (a) through (c), inclusive, of this Section 7.1; provided, however, that the Lenders may continue to make advances under the Revolving Credit, in the sole discretion of the Lenders, notwithstanding the failure of the Borrower to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or Event of Default or other condition set forth above that may then exist.

Section 7.2.            Initial Credit Event. Before or concurrently with the initial Credit Event:

(a)           the Administrative Agent shall have received this Agreement and the Pledge Agreement duly executed by each party thereto;

(b)           if requested by any Lender, the Administrative Agent shall have received for such Lender such Lender’s duly executed Notes of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.10 hereof;

(c)           the Administrative Agent shall have received evidence of insurance required to be maintained under the Loan Documents;

(d)           the Administrative Agent shall have received copies of the Borrower’s and each Guarantor’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, in each case, as in effect on the Closing Date, certified in each instance by an authorized officer of Global Medical REIT (on behalf of itself and in its capacity as a direct or indirect owner of the Borrower and each other Guarantor);

(e)           the Administrative Agent shall have received copies of resolutions authorizing the execution, delivery and performance by the Borrower and each Guarantor of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on the Borrower’s and each Guarantor’s behalf, all certified in each instance by an authorized officer of Global Medical REIT (on behalf of itself and in its capacity as a direct or indirect owner of the Borrower and each other Guarantor);

(f)            the Administrative Agent shall have received copies of the certificates of good standing for the Borrower and each Guarantor (dated no earlier than thirty (30) days prior to the Closing Date) from the office of the secretary of the state (or similar office) of its incorporation or organization and of each state in which an Initial Borrowing Base Property is located where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that the failure to do so would not have a Material Adverse Effect;

(g)           the Administrative Agent shall have received a list of the Borrower’s Authorized Representatives;

(h)           the Administrative Agent shall have received the initial fees called for by Section 2.1 hereof;

(i)            the capital and organizational structure of Global Medical REIT, the Borrower and its Subsidiaries shall be reasonably satisfactory to the Administrative Agent;

(j)            the Administrative Agent shall have received (i) a copy of the audited consolidated balance sheet of Global Medical REIT and its Subsidiaries for the Fiscal Year ended December 31, 2017 and the consolidated statements of income, retained earnings, and cash flows of Global Medical REIT, the Borrower and its Subsidiaries for such Fiscal Year, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous Fiscal Year, (ii) a copy of the unaudited consolidated balance sheet of Global Medical REIT and its Subsidiaries for the Fiscal Quarter ended March 31, 2018 and the consolidated statements of income, retained earnings, and cash flows of Global Medical REIT, the Borrower and its Subsidiaries for such Fiscal Year, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous Fiscal Year, and (iii) a Borrowing Base Certificate showing the computation of the Borrowing Base with the inclusion of the Initial Borrowing Base Properties, each in form and substance reasonably acceptable to the Administrative Agent;

(k)           since December 31, 2017, no material adverse change in the business, financial condition, operations, performance or Properties of the Borrower or the Guarantors, taken as a whole, shall have occurred;

(1)           the Administrative Agent shall have received financing statement, tax, and judgment lien search results against the Borrower and each Guarantor evidencing the absence of Liens on its Property except for Permitted Liens or as otherwise permitted by Section 8.7 hereof;

(m)          the Administrative Agent shall have received a written opinion of counsel to the Borrower and each Guarantor, in form and substance reasonably acceptable to the Administrative Agent;

(n)           the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 for the Borrower and each Guarantor; and the Administrative Agent and the Borrower shall have received the Internal Revenue Service Forms and any applicable attachments required by Section 12.1(b);

(o)           the Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request;

(p)           the Administrative Agent and any Lender shall have received any information or materials reasonably required by the Administrative Agent or such Lender in order to assist the Administrative Agent or such Lender in maintaining compliance with (i) the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and (ii) any applicable “know your customer” or similar rules and regulations;

(r)            if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower; and

(s)           the Borrower shall have delivered (a) either (i) original stock certificates or other similar instruments representing all of the issued and outstanding shares of capital stock or other equity interests in each Material Subsidiary, together with stock powers or other instruments of transfer executed in blank, or (ii) if the Equity Interests are uncertificated, an acknowledgement of collateral assignment in form and substance acceptable to the Administrative Agent duly executed by the issuer of the Equity Interest and (b) UCC financing statements with respect to the pledged Equity Interests to be filed against the Borrower, as debtor, in favor of the Administrative Agent, as secured party.

Section 7.3.           Eligible Property Additions and Deletions of Borrowing Base Properties.

(a)           As of the Closing Date, the Borrower represents and warrants to the Lenders and the Administrative Agent that the Initial Borrowing Base Properties qualify as Eligible Properties and that the information provided on Schedule 1.1 is true and correct.

(b)           Borrower may, from time to time, request that a Real Property be added (subject to the other requirements for a Property qualifying as an Eligible Property) as a Borrowing Base Property and such Real Property shall be added as a Borrowing Base Property upon Administrative Agent’s ~~and the Required Lenders’~~ satisfaction that the conditions set forth on Schedule 7.3 have been met. All such additions shall be subject to approval by the Administrative Agent ~~and the Required Lenders~~, such approval to be given or withheld within 10 Business Days after written request therefor ~~by the Administrative Agent to such Lender; provided, in the event any Lender does not grant or deny approval within such 10 Business Day period and provide a written explanation of the grounds for such disapproval, the approval of such Lender shall be deemed granted so long as the Real Property meets the Borrowing Base Requirements~~ from Borrower. The Administrative Agent shall provide the Lenders with notice promptly after the addition or deletion of an Eligible Property from the Borrowing Base.

(c)           In the event that any Borrowing Base Property shall at any time cease to constitute an Eligible Property, (i) the Borrower shall, as soon as reasonably possible after obtaining knowledge thereof, notify the Administrative Agent in writing of the same and (ii) subject to Section 8.21 hereof, such Real Property shall automatically cease to constitute a Borrowing Base Property from the date the Borrower obtains knowledge of or receives written notice that the same ceased to constitute an Eligible Property until such time as the same again qualifies as an Eligible Property and is added by the Borrower as a Borrowing Base Property in accordance with the preceding paragraph. Similarly, in the   event that, at any time, the Borrowing Base Requirements shall be violated, (A) the Borrower shall, as soon as reasonably possible after obtaining knowledge thereof, notify the Administrative Agent in writing of the same, which written notice shall include a designation by the Borrower of any Real Property or Real Properties to be deleted as Borrowing Base Properties in order to restore compliance with the Borrowing Base Requirements, and (B) subject to Section 8.21 hereof, each such Real Property shall automatically cease to constitute a Borrowing Base Property from the date of such written notice until such time as the same is added by the Borrower as a Borrowing Base Property in accordance with the preceding paragraph (provided that the addition of the same at such time does not result in a violation of the Borrowing Base Requirements).

(d)           Upon not less than three (3) Business Days prior written notice from Borrower to the Administrative Agent, the Borrower may, from time to time, designate that a Real Property be deleted as a Borrowing Base Property. Such notice shall be accompanied by a Borrowing Base Certificate setting forth the components of the Borrowing Base as of the deletion of the designated Real Property as a Borrowing Base Property, and Borrower’s certification in such detail as reasonably required by the Administrative Agent that no Default or Event of Default is then continuing (including after taking into account the deletion of such Borrowing Base Property) and that such deletion shall not cause the other Borrowing Base Properties to violate the Borrowing Base Requirements. Upon the deletion of a Real Property as a Borrowing Base Property (whether automatically or as a result of an election by the Borrower, as described above), the Guarantor which owned such Real Property, but that does not otherwise own any other Borrowing Base Property, shall, upon the Borrower’s written request, be released from its obligations under this Agreement or, if applicable, its separate Guaranty and any other Loan Documents pursuant to lien releases and other documentation reasonably acceptable to the Borrower and the Administrative Agent.

Section 8.           Covenants.

Each of the Borrower and the Guarantors agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is cured or waived in writing pursuant to the terms of Section 12.13 hereof:

Section 8.1.            Maintenance of Existence. The Borrower shall, and shall cause each Guarantor to, preserve and maintain its existence, except as otherwise provided in Section 8.9 hereof. The Borrower shall, and shall cause each Guarantor to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 8.2.            Maintenance of Properties. The Borrower shall, and shall cause each Guarantor to, maintain, preserve, and keep all of its Properties in working condition and order (ordinary wear and tear and damage by casualty excepted), and the Borrower and each Guarantor shall, from time to time, make all necessary repairs, renewals, replacements, additions, and betterments to its Property so that such Property shall at all times be fully preserved and maintained, except (i) to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person or (ii) where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Borrower shall not, and shall not permit any Guarantor to, amend, modify or terminate any material contract or agreement to which it is a party if such amendment, modification or termination or waiver would reasonably be expected to cause a Material Adverse Effect.

Section 8.3.            Taxes and Assessments. The Borrower and each Guarantor shall, or shall cause its Tenants to, duly pay and discharge all material Taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves established in accordance with GAAP are provided therefor.

Section 8.4.            Insurance. The Borrower shall insure and keep insured, and shall cause Global Medical REIT and each Subsidiary to insure and keep insured, with financially sound and reputable insurance companies all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower shall insure, and shall cause Global Medical REIT and each Subsidiary to insure, such other hazards and risks (including, without limitation, business interruption, employers’ and public liability risks) with financially sound and reputable insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower and each Material Subsidiary shall maintain insurance on the Collateral to the extent required by the Collateral Documents. Such policies of insurance on the Collateral shall contain satisfactory mortgagee/lender’s loss payable endorsements, naming the Administrative Agent (or its security trustee) as mortgagee or lender loss payee, assignee or additional insured, as appropriate, as its interest may appear, and showing only such other loss payees, assignees and additional insureds as are satisfactory to the Administrative Agent. Each policy of insurance or endorsement on the Collateral shall contain a clause requiring the insurer to give not less than thirty (30) days’ (or ten (10) days’ in the case of nonpayment of insurance premiums) prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of Borrower or any Material Subsidiary or Tenant, or the owner of the premises or Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy.

Section 8.5.            Financial Reports. The Borrower shall, and shall cause Global Medical REIT and each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Administrative Agent, each Lender, the L/C Issuer and each of their duly authorized representatives such information respecting the business and financial condition of Global Medical REIT, the Borrower and each Subsidiary as the Administrative Agent or such Lender may reasonably request; and without any request, shall furnish to the Administrative Agent for distribution to the Lenders and L/C Issuer:

(a)           no later than ninety (90) days after the last day each Fiscal Year of the  Borrower, a copy of the audited consolidating balance sheet of Global Medical REIT and its Subsidiaries as of the last day of the Fiscal Year then ended and the consolidating statements of income, retained earnings, and cash flows of Global Medical REIT and its  Subsidiaries for the Fiscal Year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous Fiscal Year, accompanied by an opinion of MaloneBailey LLP or any other independent public accountants of recognized national standing, selected by the Borrower and reasonably satisfactory to the Administrative Agent, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidating financial condition of Global Medical REIT and its Subsidiaries as of the close of such Fiscal Year and the results of their operations and cash flows for the Fiscal Year then ended, which opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (except any such qualification or exception resulting from (x) an anticipated breach of Section 8.20 which has not yet occurred or (y) the impending maturity of the Loans within the ensuing twelve months) or any qualification or exception as to the scope of such audit;

(b)           [Reserved];

(c)           no later than forty-five (45) days after the last day of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower (commencing with the Fiscal Quarter ending on September 30, 2018), a copy of the consolidated and consolidating balance sheet of Global Medical REIT, the Borrower and its Subsidiaries as of the last day of such Fiscal Quarter and the consolidated and consolidating statements of income, retained earnings, and cash flows of Global Medical REIT and its Subsidiaries for the Fiscal Quarter and for the Fiscal Year-to-date period then ended, each in reasonable detail showing, in comparative form, the figures for the corresponding date and period in the previous Fiscal Year, prepared by the Borrower in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of the Borrower reasonably acceptable to the Administrative Agent;

(d)           within (i) forty-five (45) days after the last day of each of the first three Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ending on September 30, 2018) and (ii) ninety (90) days after the last day of the last Fiscal Quarter of each Fiscal Year (commencing with the Fiscal Quarter ending December 31, 2018), a Borrowing Base Certificate showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of such Fiscal Quarter, prepared by the Borrower and certified to by its chief financial officer or another officer of the Borrower reasonably acceptable to the Administrative Agent;

(e)           with each of the financial statements delivered pursuant to subsections (a) and (c) above, a compliance certificate (“Compliance Certificate”) in the form attached hereto as Exhibit E signed by the chief executive officer, chief financial officer or another officer of the Borrower reasonably acceptable to the Administrative Agent to the effect that to such officer’s knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken or being taken by Global Medical REIT, the Borrower or any Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Section 8.20 hereof;

(f)            promptly after request by the Administrative Agent, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of Global Medical REIT’s, the Borrower’s or any Subsidiary’s operations and financial affairs given to it by its independent public accountants and submitted to the board of directors (or similar governing body) of the Borrower;

(g)           promptly after the sending or filing thereof, copies of each financial statement, report, or proxy statement sent by Global Medical REIT or any Subsidiary to its stockholders or other equity holders;

(h)           promptly after receipt thereof, if any, a copy of each audit made by any regulatory agency of the books and records of Global Medical REIT, the Borrower or any Subsidiary or of notice of any material noncompliance with any applicable Legal Requirements relating to Global Medical REIT, the Borrower or any Subsidiary, or its business;

(i)            within thirty (30) days after the end of each Fiscal Year of the Borrower, a copy of the Borrower’s operating budget and projections for the following year including consolidated projections of revenues, expenses and balance sheet on a quarter-by-quarter basis, with such operating budget and projections in reasonable detail prepared by the Borrower and in form reasonably satisfactory to the Administrative Agent (which shall include a summary of all significant assumptions made in preparing such projections);

(j)            notice of any Change of Control;

(k)           promptly after any Responsible Officer of the Borrower obtaining knowledge thereof, written notice of (i) any threatened (in writing) or pending litigation or governmental or arbitration proceeding or labor controversy against Global Medical REIT, the Borrower or any Subsidiary or any of their Property which would reasonably be expected to have a Material Adverse Effect, (ii) the occurrence of any other matter which would reasonably be expected to have a Material Adverse Effect or (iii) the occurrence of any Default or Event of Default; and

(1)           with each of the financial statements delivered pursuant to subsections (a) and (c) above, if there have been any changes to the organizational list of Global Medical REIT, the Borrower and the Subsidiaries during the most recently ended Fiscal Quarter, a revised organizational list, together with a summary of the changes.

Section 8.6.            Inspection. The Borrower shall, and shall cause Global Medical REIT and each Subsidiary to, permit the Administrative Agent, and each of its duly authorized representatives and agents, during normal business hours and subject to the provisions of any applicable Leases, to visit and inspect any Borrowing Base Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records (which shall be subject to the confidentiality requirements of Section 12.25 hereof), and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Borrower hereby authorizes such accountants to discuss with any of the Arrangers (or any of their affiliates) the finances and affairs of Global Medical REIT, the Borrower and its Subsidiaries) at such reasonable times as the Administrative Agent may designate, with reasonable prior notice to the Borrower and no more often than once in any period of twelve (12) consecutive months unless an Event of Default has occurred and is continuing. In addition, the Administrative Agent may, and at the direction of the Required Lenders, shall, obtain updated Appraisals of any Borrowing Base Property, or portions thereof, from time to time as the Administrative Agent and/or the Required Lenders may designate, which Appraisal shall in each case be in such format and contain such detail as the Administrative Agent may request. The costs and expenses incurred in obtaining any such Appraisal shall in each case be borne by the Borrower, provided that the Borrower shall not be required to pay for more than one (1) Appraisal for each Borrowing Base Property in any period of twelve (12) consecutive months unless an Event of Default has occurred and is continuing. The Administrative Agent shall use reasonable efforts to coordinate inspections undertaken in accordance with this Section 8.6 to (i) minimize the administrative burden of such inspections on Global Medical REIT, the Borrower and their Subsidiaries, (ii) minimize the interference with the business of Global Medical REIT, the Borrower and their Subsidiaries and (iii) not disturb the occupancy of any Real Property by any Tenant. As soon as practicable after the request of the Administrative Agent (which request shall be given by the Administrative Agent at the request of the Required Lenders), the Borrower shall deliver a current property condition report, in form and substance reasonably acceptable to Administrative Agent from an independent engineering or architectural firm reasonably acceptable to Administrative Agent, with respect to any Borrowing Base Property specified by Administrative Agent, that, in the reasonable determination of the Administrative Agent, has a maintenance or structural issue that would materially and adversely affect the value or use of such Eligible Property, provided that the Borrower shall not be required to pay for more than one (1) property condition report for each Borrowing Base Property in any period of twelve (12) consecutive months unless an Event of Default has occurred and is continuing.

Section 8.7.            Liens. The Borrower shall not, nor shall it permit Global Medical REIT or any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person, other than Permitted Liens.

Section 8.8.            Investments, Acquisitions, Loans and Advances. The Borrower shall not, nor shall it permit Global Medical REIT or any Subsidiary to (i) directly or indirectly, make, retain or have outstanding any investments (whether through the purchase of stock or obligations or otherwise) in any Person, real property or improvements on real property, or any loans, advances, lines of credit, mortgage loans or other financings (including pursuant to sale/leaseback transactions) to any other Person, or (ii) acquire any real property, improvements on real property or all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent, with respect to Global Medical REIT, the Borrower or any Subsidiary, any of the following:

(a)           investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one (1) year of the date of issuance thereof;

(b)           investments in commercial paper with a rating of at least P-1 by Moody’s and at least A-1 by S&P maturing within one (1) year of the date of issuance thereof;

(c)           investments in demand or time deposits, certificates of deposit or bankers acceptances of any Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one (1) year or less;

(d)           investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

(e)           investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c), and (d) above;

(f)           Global Medical REIT’s investment in the Borrower, the Borrower’s investments from time to time in its Subsidiaries, and investments made from time to time by a Subsidiary in one or more of its Subsidiaries;

(g)           intercompany advances made from time to time among the Borrower and its Subsidiaries in the ordinary course of business to finance working capital needs;

(h)           investments from time to time in individual real properties (including Eligible Properties) or in entities which own such individual real properties (including Eligible Properties), provided that such investment does not cause a breach of the financial covenants set forth in Section 8.20 hereof or clause (o) below;

(i)            investments in deposit account and securities accounts opened in the ordinary course of business and in compliance with the terms of this Agreement;

(j)            investments pursuant to Hedging Agreements that are not otherwise prohibited by the terms of this Agreement;

(k)           investments existing on the date hereof and set forth on Schedule 8.8;

(1)           advances to officers, directors and employees of the Borrower and Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

(m)          investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(n)           investments by Global Medical REIT for the redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity interests of Global Medical REIT or the Borrower now or hereafter outstanding to the extent permitted in Section 8.24 below; and

(o)           subject to the following limitations, investments in the following asset classes: (i) cash investments in joint ventures (“Class I”), (ii) investments in Assets Under Development (“Class II”), (iii) investments in Land Assets (“Class III”), (iv) investments in mortgages and mezzanine loans (“Class IV”) and (v) investments not otherwise permitted under this Section 8.8 (“Class V” and together with Class I, Class II, Class II and Class IV, the “Classes” and each, a “Class”), provided, investments in each of the foregoing Classes shall be permitted hereunder only to the extent that the aggregate amount of all investments in such Class (based on the GAAP book value of each such investment at such time of determination) does not exceed the corresponding percentage of Total Asset Value for such Class set forth below:

Class	Investment Type	Maximum Percentage
I	Cash investments in joint ventures	10%

II	Investments in Assets Under Development	10%

III	Investments in Land Assets	5%

IV	Investments in mortgages and mezzanine loans	10%

V	Other investments not permitted under this Agreement	5%

In addition to the foregoing limitations on permitted investments under this clause (o), at no time shall the aggregate GAAP book value of the investments in the Classes above exceed 20% of the Total Asset Value at such time. In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the book value (as defined in GAAP) thereof, and loans and advances shall be taken at the principal amount thereof then remaining unpaid.

Section 8.9.            Mergers, Consolidations and Sales. Except in connection with the acquisition of Eligible Property or otherwise with the prior written consent of the Required Lenders (which shall not be unreasonably withheld, conditioned or delayed), the Borrower shall not, nor shall it permit Global Medical REIT or any other Guarantor to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or substantially all of its Property or any Borrowing Base Property; provided, however, that this Section shall not apply to nor operate to prevent:

(a)           the sale, transfer, lease or other disposition of Property of the Borrower or any of the Guarantors to one another;

(b)           the merger of any Subsidiary with and into the Borrower or any other Subsidiary, provided that, in the case of any merger involving the Borrower, the Borrower is the entity surviving the merger;

(c)           the sale, transfer or other disposition of any tangible personal property in the ordinary course of business;

(d)           Leases of all or any portion of any Real Property to Tenants;

(e)           any sale, transfer, lease or other disposition of a Borrowing Base Property (including any disposition of such Property as part of a sale and leaseback transaction) so long as such Borrowing Base Property is deleted from the Borrowing Base pursuant to Section 7.3;

(f)            any merger if it results in the simultaneous payoff in immediately available funds of the Obligations;

(g)           merge or consolidate, directly or indirectly, with any other Person so long as (i) Global Medical REIT, the Borrower and the Guarantors, as applicable, shall be the survivor thereof; (ii) the Borrower shall have given the Administrative Agent and the Lenders at least ten (10) Business Days’ prior written notice of such consolidation or merger; (iii) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default has occurred or would result therefrom; and (iv) at the time the Borrower gives notice pursuant to clause (ii) of this subsection, the Borrower shall have delivered to the Administrative Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis based on information then available to the Borrower, evidencing the continued compliance by Global Medical REIT, the Borrower and the Subsidiaries with the terms and conditions of this Agreement and the other Loan Documents, including, without limitation, the financial covenants contained in Section 8.20, after giving effect to such consolidation or merger;

(h)           (i) each Guarantor (other than Global Medical REIT) may issue or sell its Equity Interests to the extent permitted by Section 8.10 and (ii) the Borrower and Global Medical REIT may each issue or sell its respective Equity Interests so long as, after consummating such transaction, Global Medical REIT shall remain in compliance with the definition of Change of Control; and

(i)            transactions expressly permitted under Section 8.8 or Section 8.24.

Section 8.10.         Maintenance of Subsidiaries. The Borrower shall not assign, sell or transfer, nor shall it permit any of its Subsidiaries to issue, assign, sell or transfer, any shares of capital stock or other equity interests of any of the Borrower’s Subsidiaries that are Guarantors to any Person that is not a wholly-owned direct or indirect subsidiary of the Borrower; provided, however, that the foregoing shall not operate to prevent (a) Liens on the capital stock or other equity interests of Guarantors granted pursuant to the Collateral Documents, (b) the issuance, sale and transfer to any Person of any shares of capital stock of a Guarantor solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Guarantor, and (c) any transaction permitted by Section 8.9(b) above.

Section 8.11.         ERISA. The Borrower shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a material Lien against any of its Property. The Borrower shall, and shall cause Global Medical REIT and each Subsidiary to, promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in Section 4043 of ERISA for which notice to the PBGC has not been waived) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by Global Medical REIT, the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of Global Medical REIT, the Borrower or any Subsidiary with respect to any post-retirement Welfare Plan benefit. The Borrower shall not, and shall not permit Global Medical REIT or any Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Code or any of the respective regulations promulgated thereunder.

Section 8.12.         Compliance with Laws.  (a) The Borrower shall, and shall cause Global Medical REIT and each Subsidiary to, comply in all respects with all Legal Requirements applicable to or pertaining to its Property or business operations, where any such non-compliance, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)           The Borrower shall, and shall cause Global Medical REIT and each Subsidiary to, at all times, do the following to the extent the failure to do so, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect: (i) comply in all material respects with, and maintain each of the Real Properties in compliance in all material respects with, all applicable Environmental Laws; (ii) use commercially reasonable efforts to require that each Tenant of any of the Real Properties or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for operations at each of the Real Properties; (iv) cure any material violation of applicable Environmental Laws by it or at any of the Real Properties; (v) not allow the presence or operation at any of the Real Properties of any (1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to RCRA or any comparable state law (other than any private sewage treatment plant maintained at any Real Property in compliance with Environmental Laws); (vi) not manufacture, use, generate, transport, treat, store, release, dispose or handle any Hazardous Material at any of the Properties except in the ordinary course of its business and in compliance with Environmental Laws; (vii) within ten (10) Business Days after receipt of written notice of the same in connection with Global Medical REIT, the Borrower, any Subsidiary or any of the Real Properties, notify the Administrative Agent in writing of, and provide any reasonably requested documents with respect to, any of the following: (1) any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (2) any material Environmental Claim; (3) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material; (4) any restriction on the ownership, occupancy, use or transferability arising pursuant to any (x) Release, threatened Release or disposal of a Hazardous Material or (y) Environmental Law; or (5) any environmental, natural resource, health or safety condition which would reasonably be expected to have a Material Adverse Effect; (viii) conduct, at its expense, any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any material Release, threatened Release or disposal of a Hazardous Material as required to be performed by any applicable Environmental Law, (ix) abide by and observe any restrictions on the use of the Real Properties imposed by any Governmental Authority as set forth in a deed or other instrument affecting Global Medical REIT’s, the Borrower’s or any Subsidiary’s interest therein; (x) promptly provide or otherwise make available to the Administrative Agent any reasonably requested environmental record concerning the Real Properties which Global Medical REIT, the Borrower or any Subsidiary possesses or can reasonably obtain; and (xi) perform, satisfy, and implement any operation or maintenance actions required by any Governmental Authority or Environmental Law or included in any no further action letter or covenant not to sue issued by any Governmental Authority under any Environmental Law. The Administrative Agent shall give prompt notice to each Lender of any notice from the Borrower received pursuant to this Section 8.12(b).

Section 8.13.         Compliance with OFAC Sanctions Programs and Anti-Corruption Laws. (a) Global Medical REIT shall at all times comply with the requirements of all OFAC Sanctions Programs applicable to Global Medical REIT and shall cause the Borrower and each of its Subsidiaries to comply with the requirements of all OFAC Sanctions Programs applicable to such Person.

(b)           The Borrower shall provide the Administrative Agent, the L/C Issuer, and the Lenders any information regarding Global Medical REIT, the Borrower, its Subsidiaries and each of their other Affiliates necessary for the Administrative Agent, the L/C Issuer, and the Lenders to comply with all applicable OFAC Sanctions Programs; subject, however, in the case of Affiliates (other than the Subsidiaries), to the Borrower’s ability to provide information applicable to them.

(c)           If the Borrower obtains actual knowledge or receives any written notice that Global Medical REIT, the Borrower, any Subsidiary or any other Affiliate of the Borrower or any officer, director or Affiliate of any of the foregoing or that any Person that owns or controls any such Person is the target of any OFAC Sanctions Programs or is located, organized or resident in a country or territory that is, or whose government is, the subject of any OFAC Sanctions Programs (such occurrence, an “OFAC Event”), the Borrower shall promptly (i) give written notice to the Administrative Agent, the L/C Issuer, and the Lenders of such OFAC Event, and (ii) comply with all applicable Legal Requirements with respect to such OFAC Event (regardless of whether the target Person is located within the jurisdiction of the United States of America), including the OFAC Sanctions Programs, and the Borrower hereby authorizes and consents to the Administrative Agent, the L/C Issuer, and the Lenders taking any and all steps the Administrative Agent, the L/C Issuer, or the Lenders deem necessary, in their sole but reasonable discretion, to avoid violation of all applicable Legal Requirements with respect to any such OFAC Event, including the requirements of the OFAC Sanctions Programs (including the freezing and/or blocking of assets and reporting such action to OFAC).

(d)           None of Global Medical REIT, the Borrower or any of its Subsidiaries will, directly or, to any such Person’s knowledge, indirectly, use the proceeds of the Facilities, or lend, contribute or otherwise make available such proceeds to any other Person, (i) to fund any activities or business of or with any Person or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of any OFAC Sanctions Programs, or (ii) in any other manner that would result in a violation of OFAC Sanctions Programs or Anti-Corruption Laws by any Person (including any Person participating in the Facilities, whether as underwriter, lender, advisor, investor, or otherwise).

(e)           None of Global Medical REIT, the Borrower or any of its Subsidiaries will, nor will it permit any Subsidiary to, violate any Anti-Corruption Law in any material respect.

(f)            Each of Global Medical REIT, the Borrower and its Subsidiaries will maintain in effect policies and procedures designed to ensure compliance by Global Medical REIT, the Borrower and its Subsidiaries, and their respective directors, officers, employees, and agents with applicable Anti-Corruption Laws.

(g)           Borrower covenants to promptly notify the Administrative Agent of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of Borrower’s beneficial owners identified therein

Section 8.14.         Burdensome Contracts With Affiliates. The Borrower shall not, nor shall it permit Global Medical REIT or any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to Global Medical REIT, the Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other; provided, that the foregoing shall not apply to transactions between or among the Borrower, Global Medical REIT and/or any other Guarantor.

Section 8.15.         No Changes in Fiscal Year. The Fiscal Year of Global Medical REIT and its Subsidiaries ends on December 31 of each year; and the Borrower shall not, nor shall it permit Global Medical REIT or any Subsidiary to, change its Fiscal Year from its present basis.

Section 8.16.         Formation of Subsidiaries. Promptly upon the formation or acquisition of any Material Subsidiary, the Borrower shall provide the Administrative Agent and the Lenders notice thereof and timely comply with the requirements of Section 4.2 and 8.25 hereof.

Section 8.17.         Change in the Nature of Business. The Borrower shall not, nor shall it permit Global Medical REIT or any Subsidiary to, engage in any business or activity if, as a result thereof, the general nature of the business of Global Medical REIT or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date, provided that nothing herein shall be deemed to prohibit or restrict the Borrower or any Subsidiary from engaging in any business which is reasonably related to the core business engaged in by it on the Closing Date.

Section 8.18.         Use of Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof.

Section 8.19.         No Restrictions. Except as provided herein, the Borrower shall not, nor shall it permit any Guarantor to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Borrower or any Guarantor to: (a) pay dividends or make any other distribution on any capital stock or other equity interests owned by Global Medical REIT, the Borrower or any Guarantor, (b) pay any indebtedness owed to Global Medical REIT, the Borrower or any Guarantor, or (c) guarantee the Obligations, Hedging Liability, and Bank Product Obligations and/or grant Liens on its assets to the Administrative Agent.

Section 8.20.         Financial Covenants.

(a)           Maximum Consolidated Leverage Ratio. As of the last day of each Fiscal Quarter of the Borrower (i) commencing with the Fiscal Quarter ending September 30, 2018 and ending with the Fiscal Quarter ending on September 30, 2019, the Borrower shall not permit the Consolidated Leverage Ratio to be greater than 0.65 to 1.00, and (ii) each Fiscal Quarter ending thereafter, the Borrower shall not permit the Consolidated Leverage Ratio to be greater than 0.60 to 1.00.

(b)           Minimum Fixed Charge Coverage Ratio. As of the last day of each Fiscal Quarter of the Borrower commencing with the Fiscal Quarter ending September 30, 2018 and for each Fiscal Quarter ending thereafter, the Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1.00.

(c)           Maintenance of Net Worth. Global Medical REIT shall, as of the last day of each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 2018, maintain a Net Worth of not less than the sum of (a) $203,795,000 plus (b) 75% of the aggregate net proceeds received by Global Medical REIT or any of its Subsidiaries after March 31, 2018, in connection with any offering of Stock or Stock Equivalents (other than an offering made to Global Medical REIT or any of its Subsidiaries).

(d)           Maximum Consolidated Secured Recourse Leverage Ratio. As of the last day of each Fiscal Quarter of the Borrower commencing with the Fiscal Quarter ending September 30, 2018, the Borrower shall not permit the Consolidated Secured Recourse Leverage Ratio to be greater than 0.10 to 1.00.

Section 8.21.         Borrowing Base Requirements. The Borrower shall cause the Eligible Properties comprising the Borrowing Base to at all times comply with the Borrowing Base Requirements; provided that if the requirements of the definition of Borrowing Base Requirements are not met at any time, then within five (5) Business Days of the date Borrower obtains knowledge of or receives written notice that any Borrowing Base Property ceased to constitute an Eligible Property (an “Ineligible Property”) either (i) the Borrower shall cure such failure, (ii) the Borrower shall deliver an updated Borrowing Base Certificate in form and substance reasonably acceptable to the Administrative Agent evidencing the reduction or removal of any Ineligible Property’s Borrowing Base Value from the Borrowing Base to the extent necessary to cause such failure to no longer exist or (iii) the Borrower shall (a) notify Administrative Agent of its intent to add another Eligible Property (a “Replacement Property”) to the Borrowing Base to replace such Eligible Property and identify such Replacement Property to Administrative Agent and (b) within forty-five (45) days after the date of such notice, the Ineligible Property shall be removed from the Borrowing Base and such Replacement Property shall be added to the Borrowing Base, each in accordance with Section 7.3 hereof.

Section 8.22.         Electronic Delivery of Certain Information. (a) Documents, including financial reports to be delivered pursuant to Section 8.5 hereof, required to be delivered pursuant to this Agreement may be delivered by electronic communication and delivery, including, the Internet, including the website maintained by the Securities and Exchange Commission, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website or a website sponsored or hosted by the Administrative Agent) provided that the foregoing shall not apply to notices to any Lender (or the L/C Issuer) pursuant to Section 1. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered on the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Borrower notifies the Administrative Agent of said posting by causing an e-mail notification to be sent to an e-mail address specified from time to time by the Administrative Agent and provides a link thereto; provided if such notice or other communication is not sent or posted during the normal business hours of the recipient on a Business Day, said posting date and time shall be deemed to have commenced as of 9:00 a.m. Chicago time on the opening of business on the next Business Day for the recipient. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificates required by Sections 8.5(d) and 8.5(e) to the Administrative Agent. Except for the certificates required by Sections 8.5(d) and 8.5(e), the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.

(b)           Documents required to be delivered pursuant to Section 1 may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.

Section 8.23.         REIT Status. Global Medical REIT shall maintain its status as a REIT.

Section 8.24.         Restricted Payments. The Borrower shall not, nor shall it permit Global Medical REIT or any Subsidiary to, declare or make any Restricted Payment; provided that:

(a)           (i) Prior to the Fiscal Quarter ending December 31, ~~2019~~ 2020, Global Medical REIT may declare or make cash distributions to its equity holders (and, through its ownership interest in the general partner of the Borrower) the Borrower’s operating partnership unit (“OP Unit”) and LTIP unit holders; provided Global Medical REIT may declare or make cash distributions to its equity holders and the Borrower’s OP Unit and LTIP Unit holders during the Fiscal Quarter ending December 31, 2020 solely and only to the extent they were declared during the Fiscal Quarter ending September 30, 2020, or such distributions otherwise meet the requirements set forth in the remainder of this paragraph, provided, however, that (ii) commencing with the Fiscal Quarter ending December 31, ~~2019~~ 2020, Global Medical REIT may declare or make cash distributions (except with respect to any cash distributions declared during the Fiscal Quarter ending September 30, 2020) to its equity holders and the Borrower’s OP Unit and LTIP Unit holders in an aggregate amount not to exceed the greater of (x) ninety-five percent (95%) of Global Medical REIT’ s Adjusted FFO for each Fiscal Quarter ending thereafter, or (y) the amount necessary for Global Medical REIT to be able to make distributions required to maintain its status as a REIT and to avoid the imposition of any federal or state income tax, and to avoid the imposition of the excise tax described by Section 4981 of the Code, in each case on Global Medical REIT; provided further that, in either case, (A) during the continuance of an Event of Default, Restricted Payments made pursuant to clause (a) shall not exceed the amounts described in clause (y), and (B) following a Bankruptcy Event with respect to the Borrower or the acceleration of the Obligations, Global Medical REIT shall not make any cash distributions;

(b)           the Borrower may make Restricted Payments ratably to the holders of its Equity Interests to permit Global Medical REIT to make the Restricted Payments permitted under clause (a) above;

(c)           each Subsidiary may make Restricted Payments ratably to the holders of its Equity Interests;

(d)           Global Medical REIT, the Borrower or any Guarantor may declare and make dividend payments or other distributions payable solely in the common equity interests or other equity interests of such entity including (i) “cashless exercises” of options granted under any share option plan adopted by such entity, (ii) distributions of rights or equity securities under any rights plan adopted by such entity and (iii) distributions (or effect stock splits or reverse stock splits) with respect to its equity interests payable solely in additional shares of its equity interests;

(e)           Global Medical REIT, the Borrower and each Guarantor may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in connection with the exercise of warrants, options or other securities convertible into or exchangeable for equity interests of Global Medical REIT, the Borrower or any Subsidiary;

(f)            so long as no Change of Control results therefrom, Global Medical REIT, the Borrower and each Subsidiary may make Restricted Payments in connection with the implementation of or pursuant to any retirement, health, stock option and other benefit plans, bonus plans, performance based incentive plans, and other similar forms of compensation;

(g)           so long as no Change of Control results therefrom, the Borrower and each Subsidiary that is a Guarantor may make dividends or distributions to allow Global Medical REIT to make payments in connection with share purchase programs, to the extent not otherwise prohibited by the terms of this Agreement; and

(h)           Global Medical REIT may exercise any redemption or conversion rights with respect to its Equity Interests in accordance with the terms of the governing documents setting out any such rights.

Section 8.25.         Pledge of Equity Interest in Material Subsidiaries. The Borrower shall at all times cause the Obligations to be secured by a valid, perfected, enforceable, first priority pledge of and Liens on all right, title, and interest in the Equity Interests owned by Borrower in all of its direct and indirect Material Subsidiaries, subject to Permitted Liens. The Borrower acknowledges and agrees that such Liens on Equity Interests shall be granted to the Administrative Agent for the benefit of the holders of the Obligations pursuant to the Pledge Agreement. In addition, with respect to Material Subsidiaries acquired or arising after the Closing Date, the Borrower shall deliver the documentation required by the Pledge Agreement and the documentation described in Section 7.2(r) hereof.

Section 9.           Events of Default and Remedies.

Section 9.1.           Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a)           default in the payment when due of (i) all or any part of the principal of any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement, including a mandatory prepayment required by Section 1.8(b)), (ii) any Reimbursement Obligation (except in any case in which a Loan has been made in the amount of the Reimbursement Obligations then due and the proceeds thereof applied to pay such Reimbursement Obligations as contemplated by Section 1.2(c)) (iii) any payment when due of any interest or (iv) any fee or other Obligation payable hereunder or under any other Loan Document, with such default in payment continuing for (A) in the case of the foregoing clauses (ii) and (iii), three (3) Business Days after receipt of written notice thereof from the Administrative Agent and (B) in the case of the foregoing clause (iv), five (5) Business Days after receipt of written notice thereof from the Administrative Agent;

(b)           default in the observance or performance of any covenant set forth in Sections 8.1, 8.4, 8.5, 8.7, 8.8, 8.9, 8.10, 8.11, 8.13(d), 8.17, 8.18, 8.20, 8.21, 8.23, 8.24, or 8.25;

(c)           default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of the Borrower or (ii) written notice thereof is given to the Borrower by the Administrative Agent; provided, however, if such a default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that the Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for the Borrower in the exercise of due diligence to cure such default, provided such additional period shall not exceed sixty (60) days;

(d)           any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect (where not already qualified by materiality or Material Adverse Effect, otherwise in any respect) as of the date of the issuance or making or deemed making thereof (except to the extent such representation and warranty relates to an earlier date, in which case it proves untrue in any material respect (where not already qualified by materiality or Material Adverse Effect, otherwise in any respect) as of such date);

(e)           (i) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void; (ii) the Borrower or any Guarantor takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder; or (iii) any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Administrative Agent in any material portion of the Collateral purported to be covered thereby except as expressly permitted by the terms hereof;

(f)            default (with expiration of any grace and/or cure periods related thereto) shall occur under any Indebtedness issued, assumed or guaranteed by the Borrower or any Guarantor aggregating in excess of (i) with respect to any recourse Indebtedness issued, assumed or guaranteed by the Borrower or any Guarantor, $10,000,000 in the aggregate, or (ii) with respect to any other Indebtedness issued, assumed or guaranteed by the Borrower or any Guarantor, $20,000,000 in the aggregate, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated);

(g)           any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against the Borrower or any Guarantor, or against any of its respective Property, in an aggregate amount in excess of $10,000,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of forty-five (45) days;

(h)           the Borrower or any Guarantor, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $10,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by the Borrower or any Guarantor, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any Guarantor, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

(i)            any Change of Control shall occur;

(j)            the Borrower or any Guarantor shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate or similar action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(k); or

(k)           a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Guarantor, or any substantial part of any of its Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against the Borrower or any Guarantor, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

Section 9.2.            Non-Bankruptcy Defaults. When any Event of Default (other than those described in subsection (j) or (k) of Section 9.1 hereof) has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that, with respect to each Letter of Credit then outstanding, the Borrower immediately either (i) pay to the Administrative Agent the full amount then available for drawing thereunder, (ii) deliver to the Administrative Agent Cash Collateral in an amount equal to 103% of the aggregate amount thereof or (iii) return or cause to be returned to L/C Issuer such Letter of Credit for cancellation, and the Borrower agrees to immediately take such action and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Borrower pursuant to Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

Section 9.3.           Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 9.1 hereof with respect to the Borrower has occurred and is continuing, all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and, with respect to each Letter of Credit then outstanding, the Borrower immediately either (i) pay to the Administrative Agent the full amount then available for drawing thereunder, (ii) deliver to the Administrative Agent Cash Collateral in an amount equal to 103% of the aggregate amount thereof or (iii) return or cause to be returned to L/C Issuer such Letter of Credit for cancellation, the Borrower acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

Section 9.4.           Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 1.8(b), Section 1.14, Section 9.2 or Section 9.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

(b)           All amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”) as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the L/C Issuer, and to the payment of the unpaid balance of all other Obligations (and to all Hedging Liability and Bank Product Obligations). The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer. If and when requested by the Borrower, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts then due and owing from the Borrower to the L/C Issuer, the Administrative Agent or the Lenders. If the Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 1.8(b) hereof, if any, at the request of the Borrower the Administrative Agent shall release to the Borrower amounts held in the Collateral Account so long as at the time of the release and after giving effect thereto no Default or Event of Default is then continuing. If the Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 9.2 or 9.3 hereof, so long as no Letters of Credit, Commitments, Loans or other Obligations, Hedging Liability, or Bank Product Obligations remain outstanding, at the request of the Borrower the Administrative Agent shall release to the Borrower any remaining amounts held in the Collateral Account.

(c)           At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 1.14(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i)             Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the L/C Issuers, and agree to maintain, a first priority security interest in all such Cash Collateral as security for such Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii)            Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 9.4 or Section 1.14 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii)           Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 9.4(c) following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided that, subject to Section 1.14 the Person providing Cash Collateral and the L/C Issuer may agree (but shall not be obligated to) that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

Section 10.         Change in Circumstances.

Section 10.1.         Change of Law. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any Change in Law makes it unlawful for any Lender to make or continue to maintain any Eurodollar Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrower and such Lender’s obligations to make or maintain Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurodollar Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.

Section 10.2.         Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:

(a)           the Administrative Agent in good faith determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

(b)           the Required Lenders in good faith advise the Administrative Agent that (i) LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period or (ii) that the making or funding of Eurodollar Loans becomes impracticable, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be suspended.

~~If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a) have not arisen but the supervisor for the administrator of the LIBOR Index Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Index Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to LIBOR that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 12.13, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this section, (x) any borrowing request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, Eurodollar Loans shall be ineffective, and (y) any borrowing request that requests a Borrowing of Eurodollar Loans, shall be made as a Borrowing of Base Rate Loans; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~

Section 10.3.         Increased Cost and Reduced Return. (a) If any Change in Law shall:

(i)             subject any Lender (or its Lending Office) or the L/C Issuer to any Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) with respect to its Eurodollar Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Eurodollar Loans, issue a Letter of Credit, or to participate therein; or

(ii)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loans any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or the L/C Issuer or shall impose on any Lender (or its Lending Office) or the L/C Issuer or on the interbank market any other condition affecting its Eurodollar Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Eurodollar Loans, or to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) or the L/C Issuer of making or maintaining any Eurodollar Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) or the L/C Issuer under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender or L/C Issuer to be material, then, within 15 days after demand by such Lender or L/C Issuer (with a copy to the Administrative Agent), the Borrower shall be obligated to pay to such Lender or L/C Issuer such additional amount or amounts as will compensate such Lender or L/C Issuer for such increased cost or reduction.

(b)           If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender or L/C Issuer (with a copy to the Administrative Agent), the Borrower shall pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

(c)           A certificate of a Lender or L/C Issuer claiming compensation under this Section 10.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive if reasonably determined absent manifest error. In determining such amount, such Lender or L/C Issuer may use any reasonable averaging and attribution methods.

(d)           Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 10.4.          Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Section 10.3 hereof or to avoid the unavailability of Eurodollar Loans under Section 10.2 hereof, so long as such designation is not otherwise disadvantageous to the Lender.

Section 10.5.          Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to Eurodollar Loans shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank eurodollar market having a maturity corresponding to such Loan’s Interest Period, and bearing an interest rate equal to LIBOR for such Interest Period.

Section 10.6.         Effect of Benchmark Transition Event (a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 10.6 will occur prior to the applicable Benchmark Transition Start Date.

(b)           Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)           Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 10.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 10.6.

(d)           Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon LIBOR will not be used in any determination of Base Rate.

Section 11.          The Administrative Agent.

Section 11.1.         Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of Montreal to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 11 are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any Guarantor shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 11.2.         Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 11.3.          Action by Administrative Agent; Exculpatory Provisions; . (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:

(i)             shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. The Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action; and

(iii)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates or any Guarantor or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)           Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.2, 9.3, 9.4, 9.5 and 12.13), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender, or the L/C Issuer.

(c)           Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty or obligation to any Lender or L/C Issuer or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 7.1 or 7.2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 11.4.         Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or Guarantors), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 11.5.         Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 11.6.         Resignation of Administrative Agent; Removal of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. The Required Lenders may remove the Administrative Agent from its capacity as Administrative Agent in the event of the Administrative Agent’s willful misconduct or gross negligence. Upon receipt of any such notice of resignation or removal, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation or after removal by the Required Lenders (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation or removal shall become effective in accordance with such notice on the Resignation Effective Date.

(b)           With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. If on the Resignation Effective Date no successor has been appointed and accepted such appointment, the Administrative Agent’s rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders and L/C Issuer as their interests may appear. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 11 and Section 12.15 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 11.7.         Non-Reliance on Administrative Agent and Other Lenders. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Upon a Lender’s written request, the Administrative Agent agrees to forward to such Lender, when complete, copies of any field audit, examination, or appraisal report prepared by or for the Administrative Agent with respect to the Borrower or any Material Subsidiary or the Collateral (herein, “Reports”). Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Borrower and the other Material Subsidiaries and will rely significantly upon the books and records of Borrower and the other Material Subsidiaries, as well as on representations of personnel of the Borrower and the other Material Subsidiaries, and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 11.8.          L/C Issuer and Swing Line Lender. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Swing Line Lender shall act on behalf of the Lenders with respect to the Swing Line Loans made hereunder. The L/C Issuer and the Swing Line Lender shall each have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 11 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit or by the Swing Line Lender in connection with Swing Line Loans made or to be made hereunder as fully as if the term “Administrative Agent”, as used in this Section 11, included the L/C Issuer and the Swing Line Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer or Swing Line Lender, as applicable. Any resignation by the Person then acting as Administrative Agent pursuant to Section 11.6 shall also constitute its resignation or the resignation of its Affiliate as L/C Issuer and Swing Line Lender except as it may otherwise agree. If such Person then acting as L/C Issuer so resigns, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Loans or fund risk participations in Reimbursement Obligations pursuant to Section 1.3. If such Person then acting as Swing Line Lender resigns, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 1.3(b). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable (other than any rights to indemnity payments or other amounts that remain owing to the retiring L/C Issuer or Swing Line Lender), and (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents other than with respect to its outstanding Letters of Credit and Swing Line Loans, and (iii) upon the request of the resigning L/C Issuer, the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.

Section 11.9.         Hedging Liability and Bank Product Obligations. By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 12.10, as the case may be, any Affiliate of such Lender with whom the Borrower or any other Material Subsidiary has entered into an agreement creating Hedging Liability or Bank Product Obligations shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral and the Guaranties as more fully set forth in Section 3.1. In connection with any such distribution of payments and collections, or any request for the release of the Guaranties and the Administrative Agent’s Liens in connection with the termination of the Commitments and the payment in full of the Obligations, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Bank Product Obligations unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution or payment or release of Guaranties and Liens.

Section 11.10.       Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate, with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

Section 11.11.       Authorization to Enter into, and Enforcement of, the Collateral Documents; Possession of Collateral. The Administrative Agent is hereby irrevocably authorized by each of the Lenders and the L/C Issuer to execute and deliver the Collateral Documents on behalf of each of the Lenders, the L/C Issuer, and their Affiliates and to take such action and exercise such powers under the Collateral Documents as the Administrative Agent considers appropriate; provided the Administrative Agent shall not amend the Collateral Documents unless such amendment is agreed to in writing by the Required Lenders. Upon the occurrence of an Event of Default, the Administrative Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders and L/C Issuer. Each Lender and L/C Issuer acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by the Administrative Agent. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Material Subsidiary in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders, the L/C Issuer or their Affiliates for any failure to monitor or maintain any portion of the Collateral. The Lenders and L/C Issuer hereby irrevocably authorize (and each of their Affiliates holding any Bank Product Obligations and Hedging Liability entitled to the benefits of the Collateral shall be deemed to authorize) the Administrative Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by the Administrative Agent (or any security trustee therefore) under the provisions of the Uniform Commercial Code, including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 of the United States Bankruptcy Code, or at any sale or foreclosure conducted by the Administrative Agent or any security trustee therefore (whether by judicial action or otherwise) in accordance with applicable law. Except as otherwise specifically provided for herein, no Lender, L/C Issuer, or their Affiliates, other than the Administrative Agent, shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents; it being understood and intended that no one or more of the Lenders or L/C Issuer or their Affiliates shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Administrative Agent (or any security trustee therefor) under the Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents for the benefit of the Lenders, the L/C Issuer, and their Affiliates. Each Lender and L/C Issuer is hereby appointed agent for the purpose of perfecting the Administrative Agent’s security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code or other applicable law can be perfected only by possession. Should any Lender or L/C Issuer (other than the Administrative Agent) obtain possession of any Collateral, such Lender or L/C Issuer shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions.

Section 11.12.       Authorization to Release, Limit or Subordinate Liens or to Release Guaranties. The Administrative Agent is hereby irrevocably authorized by each of the Lenders, the L/C Issuer, and their Affiliates to (a) release or subordinate any Lien or consent to any additional Lien covering any Collateral that is sold, transferred, otherwise disposed of or encumbered in accordance with the terms and conditions of this Agreement and the relevant Collateral Documents (including a sale, transfer, or disposition permitted by the terms of Section 8.9 or which has otherwise been consented to in accordance with Section 12.13), (b) release or subordinate any Lien on Collateral consisting of goods financed with purchase money indebtedness or under a Capital Lease to the extent such purchase money indebtedness or Capitalized Lease Obligation, and the Lien securing the same, are permitted by the provisions of this Agreement, reduce or limit the amount of the indebtedness secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar tax, (d) release Liens on the Collateral following termination or expiration of the Commitments and payment in full in cash of the Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been cash collateralized to the satisfaction of the Administrative Agent and relevant L/C Issuer) and, if then due, Hedging Liability and Bank Product Obligations, (e) release any Material Subsidiary from its obligations as a Guarantor if such Person ceases to be a Material Subsidiary as a result of a transaction permitted under the Loan Documents and (f) release the Lien of any Mortgage upon the written request and at the sole expense of the Borrower in conjunction with such Real Property’s deletion from the Borrowing Base pursuant to Section 7.3 hereof. Upon the Administrative Agent’s request, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property or to release any Material Subsidiary from its obligations as a Guarantor under the Loan Documents.

Section 11.13.       Authorization of Administrative Agent to File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to Borrower or any Guarantor, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under the Loan Documents including, but not limited to, Sections 1.1, 10.3, 1.11, and 12.15) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.1 and 12.15. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.

Section 12.         Miscellaneous.

Section 12.1.         Taxes. (a) Certain Defined Terms. For purposes of this Section, the term “Lender” includes the L/C Issuer and the term “applicable law” includes FATCA.

(b)           Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)           Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)           Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)           Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.11 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).

(f)            Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)           Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.1(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing,

(A)           any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)         in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)       executed originals of IRS Form W-8ECI;

(iii)      in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(iv)     to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)           Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)            Administrative Agent Certifications. On or before the date on which BMO Harris Bank N.A. (and any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Borrower two duly executed originals of either (i) IRS Form W-9, or (ii) IRS Form W-8ECI (with respect to any payments to be received on its own behalf) and IRS Form W-8IMY (for all other payments), establishing that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States, including Taxes imposed under FATCA.

(j)            Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 12.2.         Documentary Taxes. The Borrower agrees to pay on demand any U.S. documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

Section 12.3.         No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent, the L/C Issuer, or any Lender, or on the part of the holder or holders of any of the Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the L/C Issuer, the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

Section 12.4.         Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

Section 12.5.         Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

Section 12.6.         Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders and L/C Issuer of amounts sufficient to protect the yield of the Lenders and L/C Issuer with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.11, 10.3, and 12.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

Section 12.7.         Sharing of Set-Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section 12.7, amounts owed to or recovered by the L/C Issuer in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by the L/C Issuer as a Lender hereunder.

Section 12.8.         Notices. (a) Notices Generally. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or facsimile number set forth below, or such other address or facsimile number as such party may hereafter specify by notice to the Administrative Agent and the Borrower given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to any Lender shall be addressed to its address or facsimile number set forth on its Administrative Questionnaire; and notices under the Loan Documents to the Borrower, any Guarantor, the Administrative Agent, or L/C Issuer shall be addressed to its respective address or facsimile number set forth below:

to the Borrower or any Guarantor:	to the Administrative Agent or L/C Issuer:

Global Medical REIT L.P.	BMO Harris Bank N.A.
~~4800 Montgomery Lane~~	111 West Monroe Street
2 Bethesda Metro Center, Suite ~~450~~440	Chicago, Illinois 60603
Bethesda, Maryland 20814	Attention: ~~Kevin Fennell~~Michael
Attention: Chief Financial Officer	Kauffman

with a copy to:	with a copy to:

Global Medical REIT L.P.	Chapman and Cutler LLP
~~4800 Montgomery Lane~~	111 West Monroe Street
2 Bethesda Metro Center	Chicago, Illinois 60603
Suite ~~450~~440	Attention: Dan Baker
Bethesda, Maryland 20814
Attention: General Counsel

Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is delivered to the facsimile number specified in this Section 12.8 or in the relevant Administrative Questionnaire and a confirmation of such facsimile has been received by the sender, (ii) if given by mail, upon receipt or first refusal of delivery or (iii) if given by any other means, when delivered at the addresses specified in this Section 12.8 or in the relevant Administrative Questionnaire; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

(b)           Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Section 1.3(f) or Section 1.6 if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such respective Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore, provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Section 12.9.         Counterparts; Integration; Effectiveness.. (a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.2, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. For purposes of determining compliance with the conditions specified in Section 7.2 hereof, each Lender and L/C Issuer that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or L/C Issuer unless the Administrative Agent shall have received notice from such Lender or L/C Issuer prior to the Closing Date specifying its objection thereto.

(b)           Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Legal Requirements, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 12.10.       Successors and Assigns. This Agreement shall be binding upon the Borrower and the Guarantors and their successors and assigns, and shall inure to the benefit of the Administrative Agent, the L/C Issuer, and each of the Lenders, and the benefit of their respective successors and assigns, including any subsequent holder of any of the Obligations. The Borrower and the Guarantors may not assign any of their rights or obligations under any Loan Document without the written consent of all of the Lenders and, with respect to any Letter of Credit or the Application therefor, the L/C Issuer.

Section 12.11.       Participants. Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitments held by such Lender at any time and from time to time to one or more other Persons; provided that no such participation shall relieve any Lender of any of its obligations under this Agreement, and, provided, further that no such participant shall have any rights under this Agreement except as provided in this Section 12.11, and the Administrative Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Lender will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of Section 1.11 and Section 10.3 hereof. The Borrower and each Guarantor authorizes each Lender to disclose to any participant or prospective participant under this Section 12.11 any financial or other information pertaining to each Guarantor, the Borrower or any Subsidiary, provided that such participant or prospective participant shall be subject to the provisions of Section 12.25.

Section 12.12.       Assignments. (a) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans and participation interest in L/C Obligations at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (a)(i)(A) of this Section 12.12, the aggregate amount of the Commitment (which for this purpose includes Loans and participation interest in L/C Obligations outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and participation interest in L/C Obligations of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Effective Date” is specified in the Assignment and Acceptance, as of the Effective Date specified in such Assignment and Acceptance) shall not be less than $5,000,000 and each assignment to a party that is not then a Lender shall be in an amount not less than $5,000,000 unless, in each case, each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)           Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitments assigned.

(iii)          Required Consents. No consent shall be required for any assignment except to the extent required by Section 12.12(a)(i)(B) and, in addition:

(a)           the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(b)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender; or (ii) the Term Loans or the Incremental Term Loans (if any) to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(c)           the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(d)           the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Swing Loans (whether or not then outstanding).

(iv)          Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Borrower, Guarantors, Affiliates or Defaulting Lenders. No such assignment shall be made to (A) the Borrower, any Subsidiary or any other Affiliate of the Borrower or (B) to a Defaulting Lender or any of its Subsidiaries or any Person, who, upon becoming a Lender hereunder would constitute any of the foregoing Persons described in this clause (B).

(vi)          No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii)         Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent) to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer and each other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.12(b) hereof, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 12.6 and 12.15 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.11 hereof.

(b)           Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Each Lender or L/C Issuer that grants a participation as described in Section 12.11 shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans made and Reimbursement Obligations and/or Commitments or other obligations under this Agreement (the “Participant Register”); provided that no Lender or L/C Issuer shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Loans made and Reimbursement Obligations and/or Commitments or other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Obligation or Commitment is in registered form under Section 5f.103-1(c) of the Treasury Regulations or is otherwise required by this Agreement. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender or L/C Issuer shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(c)           Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section 12.12 shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

(d)           Notwithstanding anything to the contrary herein, if at any time the Swing Line Lender assigns all of its Commitments and Revolving Loans pursuant to subsection (a) above, the Swing Line Lender may terminate the Swing Line. In the event of such termination of the Swing Line, the Borrower shall be entitled to appoint another Lender to act as the successor Swing Line Lender hereunder (with such Lender’s consent); provided, however, that the failure of the Borrower to appoint a successor shall not affect the resignation of the Swing Line Lender. If the Swing Line Lender terminates the Swing Line, it shall retain all of the rights of the Swing Line Lender provided hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such termination, including the right to require Lenders to make Revolving Loans or fund participations in outstanding Swing Loans pursuant to Section 1.2 hereof.

Section 12.13.       Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders (or the Administrative Agent acting at the direction of the Required Lenders), and (c) if the rights or duties of the Administrative Agent, the L/C Issuer, or the Swing Line Lender are affected thereby, the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable; provided that:

(i)             no amendment or waiver pursuant to this Section 12.13 shall (A) increase any Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder;

(ii)            no amendment or waiver pursuant to this Section 12.13 shall, unless signed by each Lender, extend the Termination Date (provided, for the avoidance of doubt, that any extension of the Termination Date pursuant to and in accordance with Section 1.16 shall be automatic and require no amendment or waiver hereunder), release the Borrower or any Guarantor or all or substantially all of the Collateral (except as provided for in this Agreement), change the percentages or level of the Implied Debt Service Coverage Ratio set forth in the definition of “Borrowing Base Value”, change the definition of Required Lenders, change the provisions regarding application of payments under Section 3.1, change the provisions of this Section 12.13, or affect the number of Lenders required to take any action hereunder or under any other Loan Document; and

(iii)           no amendment to Section 13 hereof shall be made without the consent of the Guarantors affected thereby.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary in this Section 12.13, if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders and the L/C Issuer. Any such amendment shall become effective without any further action or consent of any of other party to this Agreement. In addition to the foregoing, the Administrative Agent may, without the consent of any other Lender: (i) enter into amendments or modifications to this Agreement or any of the other Loan Documents, or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any replacement rate or otherwise effectuate the terms of Section 10.2 in accordance with the terms of Section 10.2; (ii) amend and restate this Agreement if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement; and (iii) enter into amendments or modifications to this Agreement (including amendments to this Section 12.13) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 1.15; provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Percentage, in each case, without the written consent of such affected Lender

Section 12.14.       Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 12.15.       Costs and Expenses; Indemnification. (a) The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, due diligence, investigation (including third party expenses) negotiation, syndication, and administration of the Loan Documents, including, without limitation, the reasonable and documented out-of-pocket fees and disbursements of a single counsel to the arranger and Administrative Agent and a single local counsel per jurisdiction necessary to the Administrative Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated. The Borrower agrees to pay to the Administrative Agent, the L/C Issuer, each Lender, and any other holder of any Obligations outstanding hereunder, all documented out-of-pocket costs and expenses reasonably incurred or paid by the Administrative Agent, the L/C Issuer, such Lender, or any such holder, including reasonable and documented out-of-pocket attorneys’ fees and disbursements and court costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any Guarantor as a debtor thereunder). The Borrower further agrees to indemnify the Administrative Agent, the L/C Issuer, each Lender, and any security trustee therefor, and their respective directors, officers, employees, agents, financial advisors, and consultants (each such Person being called an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable and documented out-of-pocket fees and disbursements of counsel for any such Indemnitee and all reasonable and documented out-of-pocket expenses of litigation or preparation therefor, whether or not the Indemnitee is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than other than (i) those which arise from the gross negligence, bad faith or willful misconduct of the party claiming indemnification as determined by a court of competent jurisdiction by final and nonappealable judgment, (ii) a material breach of such Indemnitee’s obligations under the Loan Documents, as determined in a final non-appealable judgment of a court of competent jurisdiction or (iii) any dispute solely among Indemnitees that does not arise from an act or omission by Borrower or a Guarantor (provided, that the Borrower agrees to indemnify the Administrative Agent in any such dispute between the Administrative Agent and any Lender). The Borrower, upon demand by the Administrative Agent, the L/C Issuer, or a Lender at any time, shall reimburse the Administrative Agent, the L/C Issuer, or such Lender for any reasonable legal or other expenses (including, without limitation, all reasonable fees and disbursements of counsel for any such Indemnitee) incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except to the extent the same is due to the gross negligence, bad faith, or willful misconduct of the party to be indemnified. To the extent permitted by applicable Legal Requirements, the Borrower and the Guarantors shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. The obligations of the parties under this Section 12.15 shall survive the termination of this Agreement. This Section 12.15 shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, penalties, judgments, liabilities or expenses arising from any non-Tax claim.

(b)           The Borrower unconditionally agrees to indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Indemnitee for any damages, loss or reasonable and documented out-of-pocket costs and expenses, including without limitation, all reasonable response, remedial or removal costs and all reasonable and documented out-of-pocket fees and disbursements of counsel for any such Indemnitee, arising out of any of the following: (i) any Hazardous Material Activity at any of the Borrowing Base Properties or former Borrowing Base Property, (ii) the violation of any Environmental Law by Global Medical REIT, the Borrower or any Guarantor or otherwise occurring on or with respect to any Borrowing Base Property or former Borrowing Base Property, (iii) any claim for personal injury or property damage in connection with the Global Medical REIT, the Borrower or any Guarantor or otherwise occurring on or with respect to any Borrowing Base Property or former Borrowing Base Property, and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by Global Medical REIT, the Borrower or any Guarantor made herein or in any other Loan Document evidencing or securing any Obligations or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the willful misconduct, bad faith or gross negligence of the relevant Indemnitee as determined by a court of competent jurisdiction by final and nonappealable judgment. This indemnification shall survive the payment and satisfaction of all Obligations and the termination of this Agreement, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of each Indemnitee and its successors and assigns.

Section 12.16.       Set-off. In addition to any rights now or hereafter granted under the Loan Documents or applicable Legal Requirements and not by way of limitation of any such rights, during the continuation of any Event of Default, with the prior written consent of the Administrative Agent, each Lender, the L/C Issuer, each subsequent holder of any Obligation, and each of their respective affiliates, is hereby authorized by the Borrower and each Guarantor at any time or from time to time, without notice to the Borrower or such Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated, but not including trust accounts) and any other indebtedness at any time held or owing by that Lender, L/C Issuer, subsequent holder, or affiliate, to or for the credit or the account of the Borrower or such Guarantor, whether or not matured, against and on account of the Obligations then due to that Lender, L/C Issuer, or subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender, L/C Issuer, or subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans and other amounts due hereunder shall have become due and payable pursuant to Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 1.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 12.17.       Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

Section 12.18.       Waiver of Jury Trial. Each Party Hereto Hereby Irrevocably Waives, To the Fullest Extent Permitted by Applicable Legal Requirements, Any Right It May Have to a Trial by Jury in Any Legal Proceeding Directly or Indirectly Arising Out of or Relating to Any Loan Document or the Transactions Contemplated Thereby (whether Based On Contract, Tort or Any Other Theory). Each Party Hereto (a) Certifies That No Representative, Agent or Attorney of Any Other Party has Represented, Expressly or Otherwise, That Such Other Party Would Not, in the Event of Litigation, Seek to Enforce the Foregoing Waiver and (b) Acknowledges That It and the Other Parties Hereto Have Been Induced to Enter Into This Agreement By, Among Other Things, the Mutual Waivers and Certifications in This Section.

Section 12.19.       Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or any of the other Loan Documents invalid or unenforceable.

Section 12.20.       Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable Legal Requirements to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section 12.20 shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable Legal Requirements), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.

Section 12.21.       Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as the Borrower has one or more Subsidiaries.

Section 12.22.       Lender’s and L/C Issuer’s Obligations Several. The obligations of the Lenders and L/C Issuer hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders or L/C Issuer pursuant hereto shall be deemed to constitute the Lenders and L/C Issuer a partnership, association, joint venture or other entity.

Section 12.23.       Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement, the Notes and the Other Loan Documents (except as Otherwise Specified Therein), and the Rights and Duties of the Parties Hereto, Shall be Construed and Determined in Accordance with the Laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York) Without Regard to Conflicts of Law Principles That Would Require Application of the Laws of Another Jurisdiction.

(b)           Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each party hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Agreement or any other Loan Document or otherwise shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any Guarantor or its respective properties in the courts of any jurisdiction.

(c)           Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 12.23(b). Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy or e-mail) in Section 12.8. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.

Section 12.24.       USA Patriot Act. Each Lender and L/C Issuer that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or L/C Issuer to identify the Borrower in accordance with the Act.

Section 12.25.       Confidentiality. Each of the Administrative Agent, the Lenders, and the L/C Issuer severally agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Legal Requirements or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.25, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Global Medical REIT, the Borrower or any Subsidiary and its obligations, (g) with the prior written consent of the Borrower, (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 12.25 or (B) becomes available to the Administrative Agent, any Lender or the L/C Issuer on a non-confidential basis from a source other than Global Medical REIT, the Borrower or any Subsidiary or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors; (i) on a confidential basis to rating agencies if requested or required by such agencies in connection with a rating relating to the Loans or the Commitments hereunder, (j) so long as the Global Medical REIT’s report on Form 8-K (or its equivalent) has been filed with the SEC, Gold Sheets and other similar bank trade publications (such information to consist solely of deal terms and other information regarding the credit facilities evidenced by this Agreement customarily found in such publications), or (k) so long as the Global Medical REIT’s report on Form 8-K (or its equivalent) has been filed with the SEC, to entities which compile and publish information about the syndicated loan market, provided that only basic information about the pricing and structure of the transaction evidenced hereby may be disclosed pursuant to this subsection (k). For purposes of this Section 12.25, “Information” means all information received from Global Medical REIT, the Borrower or any of the Subsidiaries or from any other Person on behalf of Global Medical REIT, the Borrower or any Subsidiary relating to Global Medical REIT, the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a non-confidential basis prior to disclosure by Global Medical REIT, the Borrower or any of its Subsidiaries or from any other Person on behalf of Global Medical REIT, the Borrower or any of the Subsidiaries.

Section 12.26.       Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto (including any party becoming a party hereto by virtue of an Assignment and Assumption) acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)           the effects of any Bail-in Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)           the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 12.27.       Amendment and Restatement; No Novation. This Agreement shall become effective on the Restatement Effective Date and shall supersede all provisions of the Prior Credit Agreement as of such date. From and after the date of this Restatement Effective Date, all references to the Prior Credit Agreement in any Loan Document or in any other instrument or document shall, unless otherwise explicitly stated therein, be deemed to refer to this Agreement. This Agreement shall become effective as of the Restatement Effective Date, and supersede all provisions of the Prior Credit Agreement as of such date, upon the execution of this Agreement by each of the parties hereto and fulfillment of the conditions precedent contained in Section 7.2 hereof. This Agreement shall constitute for all purposes an amendment and restatement of the Prior Credit Agreement and not a new agreement and all obligations outstanding under the Prior Credit Agreement shall continue to be outstanding hereunder and shall not constitute a novation of the indebtedness or other obligations outstanding under the Prior Credit Agreement.

Section 12.28.       Equalization of Loans and Commitments. Upon the Restatement Effective Date, all loans outstanding under the Prior Credit Agreement shall remain outstanding as the initial Borrowing of Revolving Loans under this Agreement and, in connection therewith, the Borrower shall be deemed to have prepaid all outstanding Eurodollar Loans on the Restatement Effective Date and shall pay to each Lender who is currently a party to the Prior Credit Agreement any compensation due such Lender under Section 1.11 of the Prior Credit Agreement as a result thereof (to the extent invoiced prior to the Restatement Effective Date and if not waived by any Lender under the Prior Credit Agreement). On the Restatement Effective Date, the Lenders each agree to make such purchases and sales of interests in the outstanding Revolving Loans between themselves so that each Lender is then holding its relevant Revolver Percentage of outstanding Revolving Loans. Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith.

Section 13.          The Guarantees.

Section 13.1.         The Guarantees. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to the Borrower by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor party hereto (including any Material Subsidiary formed or acquired after the Closing Date executing a separate Guaranty or an Additional Guarantor Supplement in the form attached hereto as Exhibit G or such other form acceptable to the Administrative Agent) hereby unconditionally and irrevocably guarantees, jointly and severally, to the Administrative Agent, the Lenders, and their Affiliates, the due and punctual payment of all present and future Obligations, Hedging Liability and Bank Product Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, the Reimbursement Obligations, Hedging Liability, and Bank Product Obligations, and the due and punctual payment of all other obligations now or hereafter owed by the Borrower under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against the Borrower or such other obligor in a case under the United States Bankruptcy Code, the Canadian Bankruptcy Legislation or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or any such obligor in any such proceeding); provided, however, that with respect to any Guarantor, its guarantee of Hedging Liability of the Borrower or any Guarantor shall exclude all Excluded Swap Obligations. In case of failure by the Borrower or other obligor punctually to pay any obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrower or such obligor.

Section 13.2.         Guarantee Unconditional. The obligations of each Guarantor under this Section 13 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

(a)           any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of the Borrower or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

(b)           any modification or amendment of or supplement to this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations;

(c)           any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, the Borrower or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or other obligor or of any other guarantor contained in any Loan Document;

(d)           the existence of any claim, set-off, or other rights which the Borrower or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender, or any other Person, whether or not arising in connection herewith;

(e)           any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower or other obligor, any other guarantor, or any other Person or Property;

(f)           any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower or other obligor, regardless of what obligations of the Borrower or other obligor remain unpaid;

(g)           any invalidity or unenforceability relating to or against the Borrower or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations, or any provision of applicable Legal Requirements purporting to prohibit the payment by the Borrower or other obligor or any other guarantor of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations; or

(h)           any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 13.

Section 13.3.         Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor’s obligations under this Section 13 shall remain in full force and effect until the Commitments are terminated, all Letters of Credit have expired, and the principal of and interest on the Loans and all other amounts payable by the Borrower and the Guarantors under this Agreement and all other Loan Documents and, if then outstanding and unpaid, all Hedging Liability and Bank Product Obligations have been paid in full. If at any time any payment of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable by the Borrower or other obligor or any Guarantor under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or other obligor or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 13 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

Section 13.4.         Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the obligations guaranteed hereby shall have been paid in full subsequent to the termination of all the Commitments and expiration of all Letters of Credit. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations, Bank Product Obligations and Hedging Liability and all other amounts payable by the Borrower hereunder and under the other Loan Documents and (y) the termination of the Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders (and their Affiliates) or be credited and applied upon the Obligations, Bank Product Obligations and Hedging Liability, whether matured or unmatured, in accordance with the terms of this Agreement.

Section 13.5.         Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice except as specifically provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, or any other Person against the Borrower or other obligor, another guarantor, or any other Person.

Section 13.6.         Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 13 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Section 13 void or voidable under applicable Legal Requirements, including, without limitation, fraudulent conveyance law.

Section 13.7.         Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower or other obligor under this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations, is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or such obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

Section 13.8.         Benefit to Guarantors. The Borrower and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower has a direct impact on the success of each Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.

Section 13.9.         Guarantor Covenants. Each Guarantor shall take such action as the Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Borrower is required by this Agreement to prohibit such Guarantor from taking.

Section 13.10.       Subordination. Each Guarantor (each referred to herein as a “Subordinated Creditor”) hereby subordinates the payment of all indebtedness, obligations, and liabilities of the Borrower or any other Guarantor owing to such Subordinated Creditor, whether now existing or hereafter arising, to the indefeasible payment in full in cash of all Obligations, Hedging Liability, and Bank Product Obligations. During the continuance of any Event of Default or Default under Sections 9.1 (a), (j) or (k), subject to Section 13.4, any such indebtedness, obligation, or liability of the Borrower or any other Guarantor owing to such Subordinated Creditor shall be enforced and performance received by such Subordinated Creditor as trustee for the benefit of the holders of the Obligations, Hedging Liability, and Bank Product Obligations and, upon the acceleration of the Indebtedness under Section 9.2 or 9.3 hereof, the proceeds thereof shall be paid over to the Administrative Agent for application to the Obligations, Hedging Liability, and Bank Product Obligations (whether or not then due), but without reducing or affecting in any manner the liability of such Guarantor under this Section 13.

Section 13.11.       Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by the Borrower and each other Guarantor to honor all of its obligations in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section as it relates to such Borrower or other Guarantor, voidable under applicable Legal Requirements relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until discharged in accordance with Section 13.3. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of the Borrower and each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Signature Pages to Follow]

This Amended and Restated Credit Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

“Borrower”

Global Medical REIT L.P.

By:	Global Medical REIT GP, LLC
Its:	General Partner

By:	Global Medical REIT Inc.
Its:	Sole Member

By
Name
Title

“Administrative Agent and L/C Issuer”

BMO HARRIS BANK N.A., as L/C Issuer and as Administrative Agent

By
Name
Title

[Signature Page to Amended and Restated Credit Agreement—Global Medical REIT L.P.]

“Lenders”

BMO HARRIS BANK N.A., as a Lender

By
Name
Title

[Signature Page to Amended and Restated Credit Agreement—Global Medical REIT L.P.]

Citizens Bank, N.A.

By
Name
Title

[Signature Page to Amended and Restated Credit Agreement—Global Medical REIT L.P.]

SunTrust Bank

By
Name
Title

[Signature Page to Amended and Restated Credit Agreement—Global Medical REIT L.P.]

The Huntington National Bank

By
Name
Title

[Signature Page to Amended and Restated Credit Agreement—Global Medical REIT L.P.]

Comerica Bank

By
Name
Title

[Signature Page to Amended and Restated Credit Agreement—Global Medical REIT L.P.]

KeyBank National Association

By
Name
Title

[Signature Page to Amended and Restated Credit Agreement—Global Medical REIT L.P.]

Franklin Synergy Bank

By
Name
Title

[Signature Page to Amended and Restated Credit Agreement—Global Medical REIT L.P.]

“Guarantors”

GLOBAL MEDICAL REIT INC.

By
Name:	Robert Kiernan
Title:	Treasurer and Chief Financial Officer

GMR ALBERTVILLE, LLC
GMR ALTOONA, LLC
GMR AMARILLO, LLC
GMR ASHEVILLE, LLC
GMR AUSTIN, LLC
GMR BELPRE, LLC
GMR BROCKPORT, LLC
GMR CAPE CORAL, LLC
GMR CARSON CITY, LLC
GMR CLERMONT, LLC
GMR EAST DALLAS HOSPITAL, LLC
GMR EAST DALLAS LAND, LLC
GMR EAST ORANGE, LLC
GMR ELLIJAY, LLC
GMR FLOWER MOUND, LLC
GMR FORT WORTH, LLC
GMR FREMONT, LLC
GMR GAINESVILLE, LLC
GMR GERMANTOWN, LLC
GMR GREAT BEND, LLC
GMR LAS CRUCES, LLC
GMR LEE’S SUMMIT, LLC
GMR LEWISBURG, LLC
GMR LUBBOCK, LLC
GMR MECHANICSBURG, LLC
GMR MESA, LLC
GMR MOLINE, LLC
GMR OKLAHOMA CITY, LLC
GMR OMAHA, LLC
GMR ORLANDO, LLC
GMR PRESCOTT, LLC

[Signature Page to Amended and Restated Credit Agreement—Global Medical REIT L.P.]

GMR READING, LLC
GMR SAINT GEORGE, LLC
GMR SANDUSKY, LLC
GMR SHERMAN, LLC
GMR WATERTOWN, LLC
GMR WYOMISSING, LLC

By:	GLOBAL MEDICAL REIT L.P.,
a Delaware limited partnership, its Sole Member

	By:	GLOBAL MEDICAL REIT GP, LLC, a Delaware limited liability company, its General Partner

		By:	GLOBAL MEDICAL REIT INC.,
a Maryland Corporation,
its Sole Member

By:
		Name:	Robert Kiernan
		Title:	Treasurer and Chief Financial Officer

[Signature Page to Amended and Restated Credit Agreement—Global Medical REIT L.P.]

EXHIBIT A

NOTICE OF PAYMENT REQUEST

[Date]

[Name of Lender] [Address]

Attention:

Reference is made to the Amended and Restated Credit Agreement, dated as of August 7, 2018, among Global Medical REIT L.P., the Guarantors from time to time party thereto, the Lenders from time to time party thereto and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [The Borrower has failed to pay its Reimbursement Obligation in the amount of $____________. Your Revolver Percentage of the unpaid Reimbursement Obligation is $_____________] or [__________________________ has been required to return a payment by the Borrower of a Reimbursement Obligation in the amount of $_______________. Your Revolver Percentage of the returned Reimbursement Obligation is $_______________.]

Very truly yours,

BMO Harris Bank N.A., as L/C Issuer

By
Name
Title

EXHIBIT B

NOTICE OF BORROWING

Date: ______________, ____

To:	BMO Harris Bank N.A., as Administrative Agent for the Lenders from time to time parties to the Amended and Restated Credit Agreement, dated as of August 7, 2018 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Global Medical REIT L.P., the Guarantors from time to time party thereto, the Lenders from time to time party thereto and BMO Harris Bank N.A., as Administrative Agent

Ladies and Gentlemen:

The undersigned, Global Medical REIT L.P. (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.6 of the Credit Agreement, of the Borrowing specified below:

1.	The Business Day of the proposed Borrowing is ___________, ____.

2.	The aggregate amount of the proposed Borrowing is $______________.

3.	The Borrowing is being advanced under the [Revolving][Term] Credit.

4.	The Borrowing is to be comprised of $___________ of [Base Rate] [Eurodollar] Loans.

[5.	The duration of the Interest Period for the Eurodollar Loans included in the Borrowing shall be ____________ months.]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties of the Borrower contained in Section 6 of the Credit Agreement are true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as though made on and as of such date (except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of such earlier date); and

(b) no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing.

Global Medical REIT L.P.

By:	Global Medical REIT GP, LLC
Its:	General Partner

By:	Global Medical REIT Inc.
Its:	Sole Member

By
Name
Title

EXHIBIT C

NOTICE OF CONTINUATION/CONVERSION

Date: ____________, ____

To:	BMO Harris Bank N.A., as Administrative Agent for the Lenders from time to time parties to the Amended and Restated Credit Agreement, dated as of August 7, 2018 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Global Medical REIT L.P., the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and BMO Harris Bank N.A., as Administrative Agent

Ladies and Gentlemen:

The undersigned, Global Medical REIT L.P. (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.6 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

1.	The conversion/continuation Date is __________, ____.

2.	The aggregate amount of the [Revolving][Term] Loans to be [converted] [continued] is $______________.

3.	The Loans are to be [converted into] [continued as] [Eurodollar] [Base Rate] Loans.

4.	[If applicable:] The duration of the Interest Period for the [Revolving][Term] Loans included in the [conversion] [continuation] shall be _________ months.

[SIGNATURE PAGE TO FOLLOW]

Global Medical REIT L.P.

By:	Global Medical REIT GP, LLC
Its:	General Partner

By:	Global Medical REIT Inc.
Its:	Sole Member

By
Name
Title

2

Exhibit D-1

Revolving Note

U.S. $_______________	________ __, 201__

For Value Received, the undersigned, Global Medical REIT L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to ____________________ (the “Lender”) or its permitted assigns on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Revolving Note (this “Note”) is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement, dated as of August 7, 2018, among the Borrower, the Guarantors party thereto, the Lenders party thereto and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended, supplemented or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York).

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

[SIgnature Page to Follow]

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

Global Medical REIT L.P.

By:	Global Medical REIT GP, LLC
Its:	General Partner

By:	Global Medical REIT Inc.
Its:	Sole Member

By
Name
Title

2

Exhibit D-2

Swing Note

U.S. $_______________	________ __, 201__

For Value Received, the undersigned, Global Medical REIT L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to ___________________ (the “Lender”) or its registered assigns on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of _______________________________ Dollars ($____________) or, if less, the aggregate unpaid principal amount of all Swing Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Swing Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Swing Note (this “Note”) is the Swing Note referred to in the Amended and Restated Credit Agreement, dated as of August 7, 2018, among the Borrower, the Guarantors party thereto, the Lenders party thereto and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended, supplemented or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York).

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

[SIgnature Page to Follow]

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

Global Medical REIT L.P.

By:	Global Medical REIT GP, LLC
Its:	General Partner

By:	Global Medical REIT Inc.
Its:	Sole Member

By
Name
Title

2

Exhibit D-3

Term Note

U.S. $_______________	________-__, 20__

For Value Received, the undersigned, Global Medical REIT L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to _________________________ (the “Lender”) or its permitted assigns at the principal office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Term Loans made or maintained by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of such Term Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Term Note (this “Note”) is one of the Term Notes referred to in the Amended and Restated Credit Agreement, dated as of August 7, 2018, among the Borrower, the Guarantors party thereto, the Lenders party thereto and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended, supplemented or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York).

Voluntary prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

Global Medical REIT L.P.

By:
Name:
Title:

EXHIBIT D-4

INCREMENTAL TERM NOTE

U.S. $_______________	________-__, 20__

For Value Received, the undersigned, Global Medical REIT L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to _________________________ (the “Lender”) or its permitted assigns at the principal office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Incremental Term Loans made or maintained by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of such Incremental Term Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Incremental Term Note (this “Note”) is one of the Incremental Term Notes referred to in the Amended and Restated Credit Agreement, dated as of August 7, 2018, among the Borrower, the Guarantors party thereto, the Lenders party thereto and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended, supplemented or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York).

Voluntary prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

[SIGNATURE PAGE TO FOLLOW]

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

Global Medical REIT L.P.

By:	Global Medical REIT GP, LLC
Its:	General Partner

By:	Global Medical REIT Inc.
Its:	Sole Member

By
Name
Title

2

Exhibit E

Compliance Certificate

To:	BMO Harris Bank N.A., as Administrative Agent under, and the Lenders party to, the Credit Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Amended and Restated Credit Agreement, dated as of August 7, 2018, among Global Medical REIT L.P., as Borrower, the Guarantors signatory thereto, the Administrative Agent and the Lenders party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The Undersigned hereby certifies that:

1.       I am the duly elected ____________ of Global Medical REIT L.P.;

2.       I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.       Except to the extent previously disclosed pursuant to the requirements of Section 8.5(e) of the Credit Agreement, the examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4.       The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete in all material respects as of the date and for the periods covered thereby; and

5.       The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of ______________________ 20___.

Global Medical REIT L.P.

By:	Global Medical REIT GP, LLC
Its:	General Partner

By:	Global Medical REIT Inc.
Its:	Sole Member

By
Name
Title

Schedule I

to Compliance Certificate

Compliance Calculations

for Amended and Restated Credit Agreement dated as of August 7, 2018

Calculations as of___________________, __________

A.	Maximum Consolidated Leverage Ratio (Section 8.20(a))

1.	Total Indebtedness	$_____________

2.	Total Asset Value as calculated on Exhibit A hereto	______________

3.	Ratio of Line A1 to Line A2	_________:1.0

4.	Line A3 must not exceed	0.65:1.0[1] 0.60:1.0[2]

5.	The Borrower is in compliance (circle yes or no)	yes/no

B.	Minimum Fixed Charge Coverage Ratio (Section 8.20(b))

1.	Net income (or loss)	$_____________

2.	Depreciation and amortization expense	______________

3.	Interest Expense	______________

4.	Income tax expense	______________

5.	Extraordinary, unrealized, non-recurring or unusual losses, including impairment charges	______________

6.	Fees and expenses incurred in connection with dispositions, the incurrence of Indebtedness or the issuance of Capital Stock (whether or not consummated)	______________

7.	Non-cash losses	______________

8.	Sum of Lines B1 through B7	______________

9.	Extraordinary, unrealized or non-recurring gains, including the write-up of assets	______________

10.	Non-cash gains	______________

1For each fiscal quarter ending on or before 09/30/2018-6/30/2019

2 For each fiscal quarter ending on 09/30/2019 and after

11.	Income tax benefits	______________

12.	Sum of Lines B9, B10 and B11	______________

13.	Line B8 minus Line B12 (“EBITDA”)	______________

14.	EBITDA	______________

15.	Acquisition expenses with respect to any Real Property	______________

16.	Capital Reserve	______________

17.	Line B14 plus Line B15 minus Line B16 and computed on an Annualized basis (“Adjusted EBITDA”)	______________

18.	Interest Expense	______________

19.	The greater of (i) zero or (ii) scheduled principal amortization paid on Total Indebtedness for such period (exclusive of any balloon payments or prepayments of principal paid on such Total Indebtedness)	______________

20.	Line B18 plus Line B19 (“Debt Service”)	______________

21.	Dividends and required distributions on Borrower’s preferred equity securities	______________

22.	Income taxes paid	______________

23.	Sum of Lines B20, B21 and B22 and computed on an Annualized Basis (“Fixed Charges”)	______________

24.	Ratio of Line B14 to Line B23	______:1.0

25.	Line B24 shall not be less than	1.50:1.0

26.	The Borrower is in compliance (circle yes or no)	yes/no

C.	Maintenance of Net Worth (Section 8.20(c))

1.	Net Worth as of [____________]	$_____________

2.	Aggregate net proceeds received by Global Medical REIT or any of its Subsidiaries after March 31, 2018 in connection with any offering of Stock or Stock Equivalents	______________

3.	75% of Line C2	______________

4.	$203,795,000 plus Line C3	______________

5.	Line C1 shall not be less than Line C4	______________

6.	The Borrower is in compliance (circle yes or no)	yes/no

D.	Maximum Consolidated Secured Recourse Leverage Ratio (Section 8.20(d))

1.	Total Secured Recourse Indebtedness	$_____________

2.	Total Asset Value as calculated on Exhibit A hereto	______________

3.	Ratio of Line D1 to Line D2	______:1.0

4.	Line D3 must not exceed	0.10:1.0

5.	The Borrower is in compliance (circle yes or no)	yes/no

E.	Investments (Joint Ventures) (Section 8.8(o)(i))

1.	Cash investments in joint ventures	$_____________

2.	Total Asset Value as calculated on Exhibit A hereto	______________

3.	Line E1 divided by Line E2	______________

4.	Line E3 shall not exceed 10%

5.	The Borrower is in compliance (circle yes or no)	yes/no

F.	Investments (Assets Under Development) (Section 8.8(o)(ii))

1.	Investments in Assets Under Development	$_____________

2.	Total Asset Value as calculated on Exhibit A hereto	______________

3.	Line F1 divided by Line F2	______________

4.	Line F3 shall not exceed 10%

5.	The Borrower is in compliance (circle yes or no)	yes/no

G.	Investments (Land Assets) (Section 8.8(o)(iii))

1.	Investments in Land Assets	$_____________

2.	Total Asset Value as calculated on Exhibit A hereto	______________

3.	Line G1 divided by Line G2	______________

4.	Line G3 shall not exceed 5%

5.	The Borrower is in compliance (circle yes or no)	yes/no

H.	Investments (mortgages and mezzanine loans) (Section 8.8(o)(iv))

1.	Investments in mortgages and mezzanine loans	$_____________

2.	Total Asset Value as calculated on Exhibit A hereto	______________

3.	Line H1 divided by Line H2	______________

4.	Line H3 shall not exceed 10%

5.	The Borrower is in compliance (circle yes or no)	yes/no

I.	Other Investments (Section 8.8(o)(v))

1.	Other investments not otherwise permitted under the Credit Agreement	$_____________

2.	Total Asset Value as calculated on Exhibit A hereto	______________

3.	Line I1 divided by Line I2	______________

4.	Line I3 shall not exceed 5%

5.	The Borrower is in compliance (circle yes or no)	yes/no

J.	Aggregate Investment Limitation to Total Asset Value (Section 8.8)

1.	Sum of Lines E1, F1, G1, H1 and II	$_____________

2.	Total Asset Value as calculated on Exhibit A hereto	______________

3.	Line J1 divided by Line J2	______________

4.	Line J3 shall not exceed 20%

5.	The Borrower is in compliance (circle yes or no)	yes/no

K.	Distributions to Adjusted FFO (Section 8.24(a))[3]

1.	Aggregate amount of cash distributions made by the Global Medical REIT to its equity holders	$______________

2.	Global Medical REIT’s Adjusted FFO	______________

3.	95% of Line K2	______________

4.	Amount necessary for Global Medical REIT to be able to make distributions required to maintain its status as a REIT and avoid the imposition of any federal or state income tax, and avoid the imposition of the tax described by Section 4981 of the Code	______________

5.	Greater Line K3 and Line K4	______________

6.	Line K1 shall not exceed Line K5

7.	The Borrower is in compliance (circle yes or no)	yes/no

3 Commencing with the fiscal quarter ending December 31, 2019.

Exhibit A to Schedule I

to Compliance Certificate

of Global Medical REIT L.P.

This Exhibit A is attached to Schedule I to the Compliance Certificate of Global Medical REIT L.P. dated [________], 201__ and delivered to BMO Harris Bank N.A., as Administrative Agent, and the Lenders party to the Credit Agreement referred to therein. The undersigned hereby certifies that the following is a true, correct and complete calculation of Total Asset Value as of the last day of the Fiscal Quarter most recently ended:

1. Real Properties (other than Assets Under Development and Land Assets):

Property	GAAP Book Value (plus
allowance for
accumulated
depreciation)

Total:	$_____________________

2. Assets under Development:

Property	GAAP Book Value of
actual funded portion
(plus allowance for
accumulated
depreciation)

Total:	$_____________________

3. Land Assets

Property	GAAP Book Value

Total:	$_____________________

54 Outstanding Principal Balance (or such lesser amount required by GAAP) of Investments in Mortgages and Outstanding Principal Balance of Mezzanine Loans

EQUALS: $_____________________________.

Total Asset Value (sum of 1, 2, 3 and 4) equals: $_________________________.

Global Medical REIT L.P.

By:	Global Medical REIT GP, LLC
Its:	General Partner

By:	Global Medical REIT Inc.
Its:	Sole Member

By
Name
Title

 Exhibit F

Assignment and Acceptance

Dated _____________, _______

Reference is made to the Amended and Restated Credit Agreement, dated as of August 7, 2018 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Global Medical REIT L.P., the Guarantors from time to time party thereto, the Lenders and L/C Issuer party thereto and BMO Harris Bank N.A., as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

_____________________________________________________ (the “Assignor”) and _________________________ (the “Assignee”) agree as follows:

1.       The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the amount and specified percentage interest shown on Annex I hereto of the Assignor’s rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, the Assignor’s Commitments as in effect on the Effective Date and the Loans, if any, owing to the Assignor on the Effective Date and the Assignor’s Revolver Percentage of any outstanding L/C Obligations.

2.       The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3.       The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to the Lenders pursuant to Section 8.5(a) and (c) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its lending office (and address for notices) the offices set forth on its Administrative Questionnaire.

4.       As consideration for the assignment and sale contemplated in Annex I hereof, the Assignee shall pay to the Assignor on the Effective Date in Federal funds the amount agreed upon between them. It is understood that commitment and/or letter of credit fees accrued to the Effective Date with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the Effective Date are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

5.       The effective date for this Assignment and Acceptance shall be ___________ (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent and, if required, the Borrower.

6.       Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7.       Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

8.       This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York).

[Assignor Lender]

By
Name
Title

[Assignee Lender]

By
Name
Title

[Accepted and consented this

____ day of _____________

Global Medical REIT L.P.

By:	Global Medical REIT GP, LLC
Its:	General Partner

By:	Global Medical REIT Inc.
Its:	Sole Member

By
Name
Title ]

Accepted and consented to by the Administrative

Agent, L/C Issuer, and Swing Line Lender this ___ day of ________

BMO Harris Bank N.A., as Administrative

Agent, L/C Issuer and Swing Line Lender

By
Name
Title

ANNEX I

TO ASSIGNMENT AND ACCEPTANCE

The Assignee hereby purchases and assumes from the Assignor the following interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the effective date.

	Aggregate	Amount of
	Commitment/Loans	Commitment/Loans	Percentage Assigned
Facility Assigned	for All Lenders	Assigned	of Commitment/Loans

Revolving Credit	$____________	$____________	_______%

Term Credit	$____________	$____________	_______%

Exhibit g

Additional Guarantor Supplement

______________, ___

BMO Harris Bank N.A., as Administrative Agent for the Lenders named in the Amended and Restated Credit Agreement, dated as of August 7, 2018, among Global Medical REIT L.P., as Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (the “Credit Agreement”)

Ladies and Gentlemen:

Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

The undersigned, [name of Subsidiary Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a “Guarantor” for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that each of the representations and warranties set forth in Section 6 of the Credit Agreement in respect of a Guarantor are true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as to the undersigned as of the date hereof and the undersigned shall comply with and perform each of the covenants and obligations set forth in, and to be bound in all respects by the terms of, the Credit Agreement that are applicable to a Guarantor, including, without limitation, the provisions of Sections 8 and 13 of the Credit Agreement that are applicable to a Guarantor, in each case, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.

The undersigned acknowledges that this Agreement shall be effective upon its execution and delivery by the undersigned to the Administrative Agent, and it shall not be necessary for the Administrative Agent or any Lender, or any of their Affiliates entitled to the benefits hereof, to execute this Agreement or any other acceptance hereof. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York).

Very truly yours,

[Name of Subsidiary Guarantor]

By
Name
Title

Exhibit H

Commitment Amount Increase Request

_______________, ____

To:	BMO Harris Bank N.A., as Administrative Agent for the Lenders party to the Amended and Restated Credit Agreement, dated as of August 7, 2018 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Global Medical REIT L.P., the Guarantors from time to time party thereto, certain Lenders party thereto and BMO Harris Bank N.A., as Administrative Agent

Ladies and Gentlemen:

The undersigned, Global Medical REIT L.P. (the “Borrower”) hereby refers to the Credit Agreement and requests that the Administrative Agent consent to an increase in the aggregate Commitments (the “Commitment Amount Increase”), in accordance with Section 1.15 of the Credit Agreement, to be effected by an increase in the [Revolving Credit][Term Loan] Commitment of [name of existing Lender] [the addition of [name of new Lender] (the “New Lender”) as a Lender under the terms of the Credit Agreement]. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

After giving effect to such Commitment Amount Increase, the Commitment of the [Lender] [New Lender] shall be $_____________.

[Include paragraphs 1-4 for a New Lender]

1.       The New Lender hereby confirms that it has received a copy of the Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. The New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Borrower or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security 1therefor.

2.       Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent, the New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a “Lender” under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto.

3.       The New Lender shall deliver to the Administrative Agent an Administrative Questionnaire.

[4.       The New Lender has delivered, if appropriate, to the Borrower and the Administrative Agent (or is delivering to the Borrower and the Administrative Agent concurrently herewith) the tax forms referred to in [Section 12.1] of the Credit Agreement.]*

This Agreement shall be deemed to be a contractual obligation under, and shall be governed by and construed in accordance with, the internal laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York).

The Commitment Amount Increase shall be effective when the executed consent of the Administrative Agent is received or otherwise in accordance with Section 1.15 of the Credit Agreement, but not in any case prior to ___________________, ____. It shall be a condition to the effectiveness of the Commitment Amount Increase that all expenses referred to in Section 1.15 of the Credit Agreement shall have been paid.

The Borrower hereby certifies that no Default or Event of Default has occurred and is continuing.

[Signature Page to Follow]

*	Insert bracketed paragraph if New Lender is organized under the law of a jurisdiction other than the United States of America or a state thereof.

Please indicate the Administrative Agent’s consent to such Commitment Amount Increase by signing the enclosed copy of this letter in the space provided below.

Very truly yours,

Global Medical Reit L.P.

By:	Global Medical REIT GP, LLC
Its:	General Partner

By:	Global Medical REIT Inc.
Its:	Sole Member

By
Name
Title

[NEw or Existing Lender Increasing Commitments]

By:
Name:
Title:

The undersigned hereby consents on

this __ day of _____________, _____

to the above-requested Commitment

Amount Increase.

BMO Harris Bank N.A.,

as Administrative Agent

By
Name
Title

Exhibit I

Borrowing Base Certificate

To:	BMO Harris Bank N.A., as Administrative Agent under, and the Lenders party to, the Credit Agreement described below.

Pursuant to the terms of the Amended and Restated Credit Agreement, dated as of August 7, 2018, among us (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), we submit this Borrowing Base Certificate to you and certify that the calculation of the Borrowing Base set forth below and on any Exhibits or attachments to this Certificate is true, correct and complete as of the Borrowing Base Determination Date.

[Signature Page Follows]

The foregoing certifications, together with the computations set forth in Schedule I hereto are made and delivered this ______ day of __________________ 20___.

Global Medical REIT L.P.

By:	Global Medical REIT GP, LLC
Its:	General Partner

By:	Global Medical REIT Inc.
Its:	Sole Member

By
Name
Title

Schedule I to Borrowing Base Certificate

_________________________________________________

Calculation of Borrowing Base and Revolving Credit Availability

[To Utilize Excel Spreadsheet in the Format Attached Hereto]

Exhibit A to Schedule I to Borrowing Base Certificate

of Global Medical REIT L.P.

This Exhibit A is attached to the Borrowing Base Certificate of Global Medical REIT L.P. for the Borrowing Base Determination Date of [________] ____, 201__ and delivered to BMO Harris Bank N.A., as Administrative Agent, and the Lenders party to the Credit Agreement referred to therein. The undersigned hereby certifies that the following is a true, correct and complete calculation of Borrowing Base Value as of the Borrowing Base Determination Date set forth above:

[To Utilize Excel Spreadsheet in the Format Attached Hereto]

Exhibit J-1

[Form of]

U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of August 7, 2018 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Global Medical REIT L.P., the Guarantors from time to time party thereto, the Lenders from time to time party thereto and BMO Harris Bank N.A., as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 12.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Revolving Loan(s) (as well as any Note(s) evidencing such Revolving Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Name of Lender]

By:
Name :
Title:

Date: ___________________________________, 20[_]

Exhibit J-2

[Form of]

U.S. Tax Compliance Certificate

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of August 7, 2018 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Global Medical REIT L.P., the Guarantors from time to time party thereto, the Lenders from time to time party thereto and BMO Harris Bank N.A., as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 12.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Name of Participant]

By :
Name :
Title:

Date: ___________________________________, 20[_]

Exhibit J-3

[Form of]

U.S. Tax Compliance Certificate

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of August 7, 2018 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Global Medical REIT L.P., the Guarantors from time to time party thereto, the Lenders from time to time party thereto and BMO Harris Bank N.A., as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 12.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Name of Participant]

By:
Name :
Title:

Date: ___________________________________, 20[_]

Exhibit J-4

[Form of]

U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of August 7, 2018 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Global Medical REIT L.P., the Guarantors from time to time party thereto, the Lenders from time to time party thereto and BMO Harris Bank N.A., as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 12.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Revolving Loan(s) (as well as any Note(s) evidencing such Revolving Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Revolving Loan(s) (as well as any Note(s) evidencing such Revolving Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[name of lender]

By:
Name :
Title:

Date: ___________________________________, 20[_]

Schedule ~~I~~1

Commitments

			Series A	Series B
		Original	Incremental	Incremental
	Revolving	Term loan	Term Loan	Term Loan
Lender	Commitment	Commitment	Commitment	Commitment
BMO Harris Bank N.A.	$44,200,000~~$57,500,000~~	$23,000,000	$17,500,000	$25,800,000

Citizens Bank, N.A.	$38,300,000~~$47,500,000~~	$19,000,000	$16,750,000	$21,700,000

SunTrust Bank	$38,300,000~~$47,500,000~~	$19,000,000	$16,750,000	$21,700,000

KeyBank National Association	$38,300,000~~$47,500,000~~	$19,000,000	$16,750,000	$21,700,000

The Huntington National Bank	$16,900,000~~$25,000,000~~	$10,000,000	$7,250,000	$8,100,000

Wells Fargo Bank, National Association	$10,000,000	$-	$-	$15,000,000

Comerica Bank	$8,000,000~~$14,285,714~~	$5,714,286	$-	$6,285,714

Franklin Synergy Bank	$6,000,000~~$10,714,286~~	$4,285,714	$-	$4,714,286

TOTAL:	$200,000,000~~$250,000,000~~	$100,000,000	$75,000,000	$125,000,000

Schedule 1.1

Initial Borrowing Base Properties

Name of loan party	Complete street and mailing address
GMR Sandusky, LLC	1326 E. Perkins Avenue, Sandusky, Ohio
2800 Hayes Avenue, Building B, Sandusky, Ohio
2800 Hayes Avenue, Building C, Sandusky, Ohio
2800 Hayes Avenue, Building F, Sandusky, Ohio
808 S. Main Street, Huron, Ohio
3004 Hayes Avenue, Sandusky, Ohio
2815 S. St. Route 100, Tiffin, Ohio
GMR Watertown, LLC	511 14th Avenue NE, Watertown, South Dakota
506 1st Avenue, Watertown, South Dakota
GMR Omaha, LLC	1870 S. 75th Street, Omaha, Nebraska
GMR Asheville, LLC	30-34 Granby Street, Asheville, North Carolina
GMR Reading, LLC	2220 Ridgeway Road, Wyomissing, Pennsylvania
1802 Papermill Road, Wyomissing, Pennsylvania
GMR East Orange, LLC	310 Central Avenue, East Orange, New Jersey
GMR Mechanicsburg, LLC	156, 175 & 179 Lancaster Boulevard, Mechanicsburg, Pennsylvania
GMR Cape Coral, LLC	632 Del Prado Boulevard, North Cape Coral, Florida
GMR Las Cruces, LLC	675 Avenida de Mesilla, Las Cruces, New Mexico
GMR Ellijay, LLC	822, 824 and 826 Industrial Boulevard, Ellijay, Georgia
GMR Carson City, LLC	1200 Mountain Street, Carson City, Nevada
GMR Lewisburg, LLC	120 Hamm Drive Lewisburg, Pennsylvania
GMR Prescott, LLC	3124 Willow Creek Road, Prescott, Arizona
GMR Clermont, LLC	2080 Oakley Seaver Drive, Clermont, Florida
GMR Great Bend, LLC	514 Cleveland Street, Great Bend, Kansas

GMR Altoona, LLC	2005 Valley View Boulevard, Altoona, Pennsylvania
GMR Mesa, LLC	5652 East Baseline Road, Mesa, Arizona
GMR Oklahoma City, LLC	8100 South Walker Avenue, Oklahoma City, Oklahoma
5925 NW 139th Street, Oklahoma City, Oklahoma
GMR Brockport, LLC	6668 4th Section Road, Brockport, New York
GMR Flower Mound, LLC	1001 Surrey Lane, Flower Mound, Texas
GMR Sherman, LLC	1810 U.S. Highway 82 West, Sherman, Texas
GMR Lubbock, LLC	4802 North Loop 289, Lubbock, Texas
GMR Germantown, LLC	1325 Wolf Park Drive, Germantown, Tennessee
GMR Austin, LLC	700 West 45th Street, Austin, Texas
GMR Albertville, LLC	11091 Jason Avenue Northeast, Albertville, Minnesota
GMR Fort Worth, LLC	9509 North Beach Street, Fort Worth, Texas
GMR Fremont, LLC	1479 River Road, Fremont, Ohio
GMR Moline, LLC	545 Valley View Drive, Moline, Illinois
GMR Amarillo, LLC	1100 S. Coulter Street, Amarillo, Texas
GMR Lee’s Summit, LLC	3200 NE Ralph Powell Road, Lee’s Summit, Missouri
GMR Saint George, LLC	1791 East 280 North, Saint George, Utah
GMR Wyomissing, LLC	2608 Keiser Boulevard, Wyomissing, Pennsylvania
GMR East Dallas Hospital, LLC	9440 Poppy Drive, Dallas, Texas
GMR East Dallas Land, LLC
GMR Gainesville, LLC	2061 and 2065 Beverly Road, Gainesville, Georgia
GMR Orlando, LLC	1134 Kelton Avenue, Ocoee, Florida
9964 University Boulevard, Orlando, Florida
4137 Hunters Park Lane, Orlando, Florida
550 East SR 434, Longwood, Florida
725 Rodel Cove, Lake Mary, FL 32746
GMR Belpre, LLC	Building I, 807 Farson Street, Belpre, Ohio
Building II, 805 Farson Street, Belpre, Ohio
Building III, 803 Farson Street, Belpre, Ohio
Building IV, 799 Farson Street, Belpre, Ohio

Schedule 1.2

Existing Liens

None.

Schedule 6.2

Subsidiaries

[See Attached]

Schedule 6.11

Litigation

None.

Schedule 7.3

Eligibility Conditions

Not less than ten (10) Business Days prior to the addition of any Eligible Property to the Borrowing Base:

(1)       the Administrative Agent shall have received a written request from Borrower to add such Eligible Property to the Borrowing Base

(2)       the Administrative Agent shall have received a certificate evidencing compliance with the Borrowing Base Requirements on a pro forma basis;

(3)       if the Subsidiary owning such Real Property is not a Guarantor (each, a “New Guarantor”) the Administrative Agent shall have received a duly executed Additional Guarantor Supplement from such New Guarantor, together with the following:

(A)       the Administrative Agent shall have received copies of such New Guarantor’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;

(B)       the Administrative Agent shall have received copies of resolutions of such New Guarantor’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby, together with specimen signatures of the persons authorized to execute such documents on such New Guarantor’s behalf, all certified in each instance by its Secretary or Assistant Secretary or other Authorized Representative;

(C)       the Administrative Agent shall have received copies of the certificates of good standing for such New Guarantor from the office of the secretary of the state (or similar office) of its incorporation or organization and of each state in which any such Real Property is located; and

(D)       the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 for such New Guarantor;

(4)       the Administrative Agent shall have received financing statement, tax, and judgment lien search results against any such New Guarantor and such Real Property evidencing the absence of Liens, except for Permitted Liens or as otherwise permitted by Section 8.7 hereof.

(5)       the Administrative Agent shall have received (and delivered to each Lender):

(A)       an Appraisal acceptable to the Administrative Agent with respect to such Real Property;

(B)       a report of an independent firm of environmental engineers acceptable to the Administrative Agent concerning the environmental conditions of such Real Property, together with a reliance letter thereon acceptable to the Administrative Agent;

(C)       a structural engineering and/or property condition report acceptable to the Administrative Agent with respect to such Real Property; and

(D)       to the extent necessary for the Administrative Agent or any Lender to comply with its internal policies generally applicable to loans of this nature or with applicable Legal Requirements, any other agreement, instrument, document, certificate or opinion requested by the Administrative Agent with respect to such Real Property.

Schedule 8.8

Investments

None.